This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, as amended, but the information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell and are not soliciting an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.

 Filed Pursuant to Rule 424(b)(2)
  Registration No. 333-265695

SUBJECT TO COMPLETION, DATED MARCH 25, 2025

PROSPECTUS SUPPLEMENT
(To Prospectus Dated August 22, 2022)

STELLUS CAPITAL INVESTMENT CORPORATION

$

% NOTES DUE 20

We are an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). Our investment objective is to maximize the total return to our stockholders in the form of current income and capital appreciation. The companies in which we invest are typically highly leveraged, and, in most cases, our investments in such companies will not be rated by national rating agencies. If such investments were rated, we believe that they would likely receive a rating below investment grade (i.e., below BBB or Baa), which are often referred to as “junk.”

Stellus Capital Management, LLC serves as our investment adviser and as our administrator.

We are offering $        million in aggregate principal amount of        % notes due 20        (the “Notes”). The Notes will mature on,     20. We will pay interest on the Notes on and       of each year, beginning, 2025. We may redeem the Notes in whole or in part at any time or from time to time, at the redemption price set forth under the section titled “Description of the Notes—Optional Redemption” in this prospectus supplement. In addition, holders of the Notes can require us to repurchase some or all of the Notes at a purchase price equal to 100% of their principal amount, plus accrued and unpaid interest to, but not including, the repurchase date, upon the occurrence of a Change of Control Repurchase Event (as defined herein). See “Description of the Notes—Offer to Repurchase upon a Change of Control Repurchase Event” in this prospectus supplement for more information. The Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The Notes will be our direct unsecured obligations and rank pari passu, which means equal in right of payment with all outstanding and future unsecured, unsubordinated indebtedness issued by us. Because the Notes will not be secured by any of our assets, they will be effectively subordinated to all of our existing and future secured indebtedness (or any indebtedness that is initially unsecured as to which we subsequently grant security) to the extent of the value of the assets securing such indebtedness. The Notes will be structurally subordinated to all existing and future indebtedness and other obligations of any of our subsidiaries because the Notes will be obligations exclusively of Stellus Capital Investment Corporation and not of any of our subsidiaries. The Notes will be senior in right of payment to any future outstanding series of our preferred stock. None of our subsidiaries is a guarantor of the Notes and the Notes will not be required to be guaranteed by any subsidiary we may acquire or create in the future. As of December 31, 2024, we had $600.4 million in principal amount of debt outstanding of which $100.0 million was unsecured and unsubordinated indebtedness and $500.4 million was secured indebtedness. None of our current indebtedness will be subordinated to the Notes. For further discussion, see the section titled “Description of the Notes” in this prospectus supplement.

We do not intend to list the Notes on any securities exchange or automated dealer quotation system.

This prospectus supplement, the accompanying prospectus, any free writing prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus contain important information you should know before investing in the Notes, including information about risks. Please read these documents before you invest and retain them for future reference. Additional information about us, including our annual, quarterly and current reports and proxy statements, has been filed with the Securities and Exchange Commission (the “SEC”), and can be accessed free of charge at its website at www.sec.gov. This information is also available free of charge by contacting us at 4400 Post Oak Parkway, Suite 2200, Houston, TX 77027, Attention: Investor Relations, by emailing us at info@stelluscapital.com, by calling us collect at (713) 292-5400 or on our website at www.stelluscapital.com (under the Public Investors section), which, except for the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, is not part of this prospectus supplement nor the accompanying prospectus. See “Available Information” on page S-37 of this prospectus supplement.

Investing in the Notes involves a high degree of risk, including the risk of leverage. Before buying any Notes, you should read the material risks described in the “Supplementary Risk Factors” section beginning on page S-7 of this prospectus supplement and “Risk Factors” beginning on page 12 of the accompanying prospectus and in our most recent Annual Report on Form 10-K, as well as any of our subsequent SEC filings.

THE NOTES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

Neither the SEC nor any state securities commission, nor any other regulatory body, has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Per Note	Total
Public offering price (1)%	$
Underwriting discount (sales load)%	$
Proceeds, before expenses, to us (2)%	$
(1)

The public offering price set forth above does not include accrued interest, if any. Interest on the Notes will accrue from , 2025 and must be paid by the purchaser if the Notes are delivered after , 2025.

(2)	Total expenses of the offering payable by us, excluding the underwriting discount, are estimated to be $ million. See “Underwriting” on page S-34 of this prospectus supplement.

Delivery of the Notes in book-entry form only through The Depository Trust Company (“DTC”) will be made on or about , 2025.

Raymond James
Goldman Sachs & Co. LLC	Keefe, Bruyette & Woods
A Stifel Company

The date of this prospectus supplement is March , 2025

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific details regarding this offering of Notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides general information about us and the securities we may offer from time to time, some of which may not apply to this offering. To the extent the information contained in this prospectus supplement differs from the information contained in the accompanying prospectus or the information included in any document filed prior to the date of this prospectus supplement and incorporated by reference in this prospectus supplement and the accompanying prospectus, the information in this prospectus supplement shall control. Generally, when we refer to this “prospectus”, we are referring to both this prospectus supplement and the accompanying prospectus combined, together with any free writing prospectus that we have authorized for use in connection with this offering.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, INCLUDING THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN AND THEREIN, AND ANY FREE WRITING PROSPECTUS PREPARED BY, OR ON BEHALF OF, US THAT RELATES TO THIS OFFERING OF THE NOTES. WE HAVE NOT, AND THE UNDERWRITERS HAVE NOT, AUTHORIZED ANY OTHER PERSON TO PROVIDE YOU WITH DIFFERENT OR ADDITIONAL INFORMATION. IF ANYONE PROVIDES YOU WITH DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT. WE ARE NOT, AND THE UNDERWRITERS ARE NOT, MAKING AN OFFER TO SELL THESE NOTES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD ASSUME THAT THE INFORMATION APPEARING IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, INCLUDING THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN AND THEREIN, AND ANY FREE WRITING PROSPECTUS PREPARED BY OR ON BEHALF OF US THAT RELATES TO THIS OFFERING OF NOTES IS ACCURATE ONLY AS OF ITS RESPECTIVE DATE, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS, ANY FREE WRITING PROSPECTUS OR ANY SALES OF THE NOTES. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THOSE DATES.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights some of the information included elsewhere, or incorporated by reference, in this prospectus supplement or the accompanying prospectus. It is not complete and may not contain all the information that you should consider before making your investment decision regarding the Notes offered hereby. To understand the terms of the Notes offered hereby before making your investment decision, you should carefully read this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein or therein, and any free writing prospectus related to the offering of Notes, including “Supplementary Risk Factors,” “Risk Factors,” “Available Information,” “Incorporation by Reference,” and “Use of Proceeds” and the financial statements contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. Together, these documents describe the specific terms of the Notes we are offering.

Except as otherwise indicated, the terms “we,” “us,” “our,” and the “Company” refer to Stellus Capital Investment Corporation and our consolidated subsidiaries; and “Stellus Capital Management” refers to our investment adviser and administrator, Stellus Capital Management, LLC.

Stellus Capital Investment Corporation

We are an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company (“BDC”), under the Investment Company Act of 1940, as amended (the “1940 Act”). We originate and invest primarily in private lower middle-market companies (typically those with $5.0 million to $50.0 million of EBITDA (earnings before interest, taxes, depreciation and amortization)) through first lien (including unitranche), second lien, and unsecured debt financing, often with corresponding equity co-investments. Unitranche structures may combine characteristics of first lien senior secured as well as second lien and/or subordinated loans and our unitranche loans will expose us to the risks associated with second lien and subordinated loans to the extent we invest in the “last-out” tranche. Unsecured debt includes senior unsecured and subordinated loans.

Our investment activities are managed by our investment adviser, Stellus Capital Management, an investment advisory firm led by Robert T. Ladd and its other senior investment professionals. We source investments primarily through the extensive network of relationships that the senior investment professionals of Stellus Capital Management have developed with financial sponsor firms, financial institutions, lower middle-market companies, management teams and other professional intermediaries. The companies in which we invest are typically highly leveraged, and, in most cases, our investments in such companies will not be rated by national rating agencies. If such investments were rated, we believe that they would likely receive a rating that is often referred to as “junk.”

Our investment objective is to maximize the total return to our stockholders in the form of current income and capital appreciation. We seek to achieve our investment objective by:

●	accessing the extensive origination channels that have been developed and established by the Stellus Capital Management investment professionals that include long-standing relationships with private equity firms, commercial banks, investment banks and other financial services firms;
●	investing in what we believe to be companies with strong business fundamentals, generally within our core lower middle-market company focus;
●	focusing on a variety of industry sectors, including business services, energy, general industrial, government services, healthcare, software and specialty finance;
●	focusing primarily on directly originated transactions;
●	applying the disciplined underwriting standards that the Stellus Capital Management senior investment professionals have developed over their extensive investing careers; and
●	capitalizing upon the experience and resources upon the experience and resources of the Stellus Capital Management investment team to monitor our investments.

For more information, see “Item 1. Business” of our most recent Annual Report on Form 10-K incorporated by reference in this prospectus supplement.

We have elected and intend to qualify annually to be treated as a regulated investment company (“RIC”) under subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). To maintain our qualification as a RIC, we must, among other things, meet certain distribution source-of-income and asset diversification requirements. As a RIC, we generally will not be subject to U.S. federal income tax on any income we timely distribute to our stockholders as dividends.

As of December 31, 2024, we had debt and equity investments in 105 active portfolio companies with a total fair value of approximately $953.5 million. The weighted average yield on our debt investments as of December 31, 2024 was 10.3%. The weighted average yield was computed using the effective interest rates for all of our debt investments, which represents the interest rate on our debt investments restated as an interest rate payable annually in arrears and is computed including cash and payment-in-kind (“PIK”) interest, as well as accretion of original issue discount (“OID”). There can be no assurance that the weighted average yield will remain at its current level. The weighted average yield of our debt investments is not the same as a return on investment for our stockholder, but, rather relates to a portion of our investment portfolio and is calculated before the payment of all of our and our subsidiaries’ fees and expenses.

See “Business” in Part I, Item 1 in our most recent Annual Report on Form 10-K for additional information about us and our Investment Adviser.

SBIC Licenses

Stellus Capital SBIC, LP (“SBIC subsidiary”) and Stellus Capital SBIC II, LP (“SBIC II subsidiary” and together with SBIC subsidiary, the “SBIC subsidiaries”) are our two wholly owned subsidiaries that each hold a license to operate as a small business investment company (“SBIC”). The SBIC licenses allow the SBIC subsidiaries to obtain leverage by issuing SBA-guaranteed debentures, subject to the issuance of a capital commitment by the Small Business Administration (the “SBA”) and other customary procedures. SBA-guaranteed debentures are non-recourse, interest only debentures with interest payable semi-annually and have a ten year maturity. The principal amount of SBA-guaranteed debentures is not required to be paid prior to maturity but may be prepaid at any time without penalty. The interest rate of SBA-guaranteed debentures is fixed on a semi-annual basis at a market-driven spread over U.S. Treasury Notes with 10-year maturities. The SBA, as a creditor, will have a superior claim to the SBIC subsidiaries’ assets over the Company’s stockholders in the event the Company liquidates one or both of the SBIC subsidiaries or the SBA exercises its remedies under the SBA-guaranteed debentures issued by the SBIC subsidiaries upon an event of default. For the SBIC subsidiary, SBA regulations limit the amount that a single licensee may borrow to a maximum of $150.0 million when it has at least $75.0 million in regulatory capital, as such term is defined by the SBA, receives a capital commitment from the SBA and has been through an examination by the SBA subsequent to licensing. For the SBIC II subsidiary, SBA regulations limit these amounts for two SBICs to an aggregate of $175.0 million of borrowings when it has an aggregate of at least $87.5 million of regulatory capital. As of December 31, 2024, the total consolidated balance of SBA-guaranteed debentures outstanding was $325.0 million.

Risks Associated with Our Business

Our business is subject to numerous risks, as described in the section titled “Supplementary Risk Factors” in this prospectus supplement, “Risk Factors” in the accompanying prospectus and in any free writing prospectuses we have authorized for use in connection with this offering, and under similar headings in the documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, including the section titled “Risk Factors” included in our most recent Annual Report on Form 10-K, as well as in any of our subsequent SEC filings.

THE OFFERING

This prospectus supplement sets forth certain terms of the Notes that we are offering pursuant to this prospectus supplement and supplements the accompanying prospectus that is attached to the back of this prospectus supplement. This section outlines the specific legal and financial terms of the Notes. You should read this section together with the section titled “Description of the Notes” and the more general description of our debt securities in the accompanying prospectus under the heading “Description of Our Debt Securities” before investing in the Notes.

Issuer	Stellus Capital Investment Corporation
Title of the securities	% Notes due 20
Initial aggregate principal amount being offered	$
Initial public offering price	100% of the aggregate principal amount
Principal payable at maturity

100% of the aggregate principal amount. The outstanding principal amount of the Notes will be payable on the stated maturity date at the corporate trust office of the trustee, paying agent, and security registrar for the Notes or at such other office as we may designate.

No established trading market

We do not intend to list the Notes on any securities exchange or automated dealer quotation system. Although certain of the underwriters have informed us that they intend to make a market in the Notes, they are not obligated to do so, and may discontinue any such market at any time without notice. Accordingly, we cannot assure you that a liquid market for the Notes will develop or be maintained.

Interest rate	% per year
Yield to maturity	%
Day count basis	360-day year of twelve 30-day months
Trade date	, 2025
Maturity date	, 20
Date interest starts accruing	, 2025
Interest payment dates

Each and, beginning, 2025. If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment.

Specified currency	U.S. Dollars

Ranking of the notes

The Notes will be our direct unsecured obligations and will rank:

●
pari passu, or equal, with our existing and future unsecured, unsubordinated indebtedness, including our 4.875% Notes due 2026 (the “Notes Payable”) $100.0 million in aggregate principal amount outstanding of;
●
senior to any series of preferred stock that we may issue in the future;
●
senior to any of our future indebtedness that expressly provides it is subordinated to the Notes;
●
effectively subordinated to all our existing and future secured indebtedness (including indebtedness that is initially unsecured to which we subsequently grant security), to the extent of the value of the assets securing such indebtedness, including, without limitation, borrowings under the Credit Facility, of which $175.4 million in principal amount was outstanding as of December 31, 2024; and
●
structurally subordinated to all existing and future indebtedness and other obligations of any of our subsidiaries, including the SBIC subsidiaries, which subsidiaries, as of December 31, 2024, had total indebtedness outstanding of $325.0 million.

As of December 31, 2024, our total outstanding indebtedness was approximately $600.4 million.

Denominations	We will issue the Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Business day

Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City or the place of payment are authorized or required by law or executive order to close.

Optional redemption

Prior to               , 20     (six months prior to the maturity date of the Notes), or the Par Call Date, we may redeem the Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of the principal amount and rounded to three decimal places) equal to the greater of: (1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus basis points less (b) interest accrued to the date of redemption, and (2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, we may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

Sinking fund	The Notes will not be subject to any sinking fund.
Offer to repurchase upon a Change of Control Repurchase Event

If a Change of Control Repurchase Event (as defined in the section titled “Description of the Notes” in this prospectus supplement) occurs prior to maturity, holders will have the right, at their option, to require us to repurchase for cash some or all of the Notes at a repurchase price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.

Defeasance	The Notes are subject to legal and covenant defeasance by us. See “Description of the Notes—Defeasance” in this prospectus supplement.

Form of Notes

The Notes will be represented by global securities that will be deposited and registered in the name of DTC or its nominee. Except in limited circumstances, you will not receive certificates for the Notes. Beneficial interests in the Notes will be represented through book- entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Notes through either DTC, if they are a participant, or indirectly through organizations which are participants in DTC.

Trustee, paying agent and security registrar	U.S. Bank Trust Company, National Association
Other covenants

In addition to standard covenants relating to payment of principal and interest, maintaining an office where payments may be made or the Notes may be surrendered for payment and related matters, the following covenants shall apply to the Notes:

●
We agree that for the period of time during which the Notes are outstanding, we will not violate Section 18(a)(1)(A) as modified by Section 61(a)(2) of the 1940 Act or any successor provisions, whether or not we continue to be subject to such provisions of the 1940 Act, but giving effect, in either case, to any exemptive relief granted to us by the SEC. Currently, these provisions generally prohibit us from incurring additional indebtedness, including through the issuance of additional debt securities, unless our asset coverage, as defined in the 1940 Act, equals at least 150% after such incurrence or issuance.
●
We agree that, for the period of time during which the Notes are outstanding, we will not violate Section 18(a)(1)(B) as modified by (i) Section 61(a)(2) of the 1940 Act or any successor provisions and after giving effect to any exemptive relief granted to us by the SEC and (ii) the two other exceptions set forth below. These statutory provisions of the 1940 Act are not currently applicable to us and will not be applicable to us as a result of this offering. However, if Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act were currently applicable to us in connection with this offering, these provisions would generally prohibit us from declaring any cash dividend or distribution upon any class of our capital stock, or purchasing any such capital stock if our asset coverage, as defined in the 1940 Act, were below 150% at the time of the declaration of the dividend or distribution or the purchase and after deducting the amount of such dividend, distribution, or purchase. Under the covenant, we will be permitted to declare a cash dividend or distribution notwithstanding the prohibition contained in Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act or any successor provisions, but only up to such amount as is necessary for us to maintain our status as a RIC under subchapter M of the Code. Furthermore, the covenant will not be triggered unless and until such time as our asset coverage has not been in compliance with the minimum asset coverage required by Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act or any successor provisions (after giving effect to any exemptive relief granted to us by the SEC) for more than six consecutive months.
●
If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with applicable Generally Accepted Accounting Principles in the United States of America (“GAAP”).

Events of default

If an Event of Default on the Notes occurs, the principal amount of the Notes, plus accrued and unpaid interest, may be declared immediately due and payable, subject to the conditions set forth in the indenture governing the Notes. The term “Event of Default” in respect of the Notes means any of the following:

●
We do not pay the principal of (or premium on, if any) any Note when due and payable at maturity;
●
We do not pay interest on any Note when due and payable, and such default is not cured within 30 days of its due date;
●
We remain in breach of any other covenant in respect of the Notes for 60 days after we receive a written notice of default stating we are in breach (the notice must be sent by either the trustee or holders of at least 25% of the principal amount of the outstanding Notes);
●
We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur and remain undischarged or unstayed for a period of 60 days; or
●
On the last business day of each of twenty-four consecutive calendar months, the Notes have an asset coverage (as such term is defined in the 1940 Act) of less than 100%.

Use of proceeds

We estimate that the net proceeds we receive from the sale of the $million aggregate principal amount of Notes in this offering will be approximately $million after deducting the underwriting discount of approximately $million payable by us and estimated offering expenses of approximately $million payable by us.

We intend to use the net proceeds from this offering to repay a portion of the amount outstanding under the Credit Facility; however, we may re-borrow under our Credit Facility and use such borrowings to invest in lower middle-market companies in accordance with our investment objective and strategies and for working capital and general corporate purposes. See “Use of Proceeds” on page S-13 of this prospectus supplement.

Further issuances

We have the ability to issue additional debt securities under the indenture with terms different from the Notes and, without the consent of the holders of the Notes, to reopen the Notes and issue additional Notes. If we issue additional debt securities, these additional debt securities could have a lien or other security interest greater than that accorded to the holders of the Notes, which are unsecured.

Global clearance and settlement procedures

Interests in the Notes will trade in DTC’s Same Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. None of the Company, the trustee or the paying agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Governing law	The Notes and the indenture will be governed by and construed in accordance with the laws of the State of New York.
Risk factors

See “Supplementary Risk Factors” on page S-7 of this prospectus supplement, “Risk Factors” beginning on page 12 of the accompanying prospectus and “Risk Factors” in our most recent Annual Report on Form 10-K, as well as in any subsequent SEC filings.

SUPPLEMENTARY RISK FACTORS

Investing in the Notes involves a number of significant risks. You should carefully consider the risks described below, together with all of the risks and uncertainties described in the section titled “Risk Factors” in the accompanying prospectus, our most recent Annual Report on Form 10-K, as well as in subsequent filings with the SEC, which are or will be incorporated by reference into this prospectus supplement and the accompanying prospectus in their entirety, and other information in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we may authorize for use in connection with this offering. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties not presently known to us, or not presently deemed material by us, may also impair our operations and performance. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. If that happens, our net asset value and the trading price of our securities could decline and you may lose all or part of your investment. Please also read carefully the section titled “Special Note Regarding Forward-Looking Statements” in this prospectus supplement.

Risks Related to the Offering

The Notes will be unsecured and therefore will be effectively subordinated to any secured indebtedness we have currently incurred or may incur in the future and will rank pari passu with, or equal to, all outstanding and future unsecured indebtedness issued by and us and our general liabilities (total liabilities, less debt).

The Notes will not be secured by any of our assets or any of the assets of any of our subsidiaries.

As a result, the Notes will be effectively subordinated to any secured indebtedness we or our subsidiaries have outstanding as of the date of this prospectus supplement (including under our Credit Facility) or that we or our subsidiaries may incur in the future (or any indebtedness that is initially unsecured as to which we subsequently grant security) to the extent of the value of the assets securing such indebtedness. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our existing or future secured indebtedness and the secured indebtedness of our subsidiaries may assert rights against the assets pledged to secure that indebtedness in order to receive full payment of their indebtedness before the assets may be used to pay other creditors, including the holders of the Notes. In addition, the Notes will rank pari passu with, or equal to, all outstanding and future unsecured, unsubordinated indebtedness issued by us and our general liabilities (total liabilities, less debt). As of March 24, 2025, we had $236.4 million in outstanding indebtedness under our Credit Facility. The indebtedness under the Credit Facility is effectively senior to the Notes to the extent of the value of the assets securing such indebtedness.

The Notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries.

The Notes will be obligations exclusively of Stellus Capital Investment Corporation, and not of any of our subsidiaries. None of our subsidiaries will be a guarantor of the Notes, and the Notes will not be required to be guaranteed by any subsidiary we may acquire or create in the future. Any assets of our subsidiaries will not be directly available to satisfy the claims of our creditors, including holders of the Notes. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors of our subsidiaries will have priority over our equity interests in such entities (and therefore the claims of our creditors, including holders of the Notes) with respect to the assets of such entities. Even if we are recognized as a creditor of one or more of these entities, our claims would still be effectively subordinated to any security interests in the assets of any such entity and to any indebtedness or other liabilities of any such entity senior to our claims. Consequently, the Notes will be structurally subordinated to all indebtedness and other liabilities, including trade payables, of any of our existing or future subsidiaries, including the SBIC subsidiaries. As of March 24, 2025, our subsidiaries had total indebtedness outstanding of $308.8 million.

Certain of these entities (excluding our SBIC subsidiaries) currently serve as guarantors under our Credit Facility, and in the future our subsidiaries may incur substantial additional indebtedness, all of which is and would be structurally senior to the Notes.

The indenture under which the Notes will be issued contains limited protection for holders of the Notes.

The indenture under which the Notes will be issued offers limited protection to holders of the Notes. The terms of the indenture and the Notes do not restrict our or any of our subsidiaries’ ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances or events that could have a material adverse impact on your investment in the Notes. In particular, the terms of the indenture and the Notes will not place any restrictions on our or our subsidiaries’ ability to:

●	issue securities or otherwise incur additional indebtedness or other obligations, including (1) any indebtedness or other obligations that would be equal in right of payment to the Notes, (2) any indebtedness or other obligations that would be secured and therefore rank effectively senior in right of payment to the Notes to the extent of the values of the assets securing such debt, (3) indebtedness of ours that is guaranteed by one or more of our subsidiaries and which therefore is structurally senior to the Notes and (4) securities, indebtedness or obligations issued or incurred by our subsidiaries that would be senior to our equity interests in our subsidiaries and therefore rank structurally senior to the Notes with respect to the assets of our subsidiaries, in each case other than an incurrence of indebtedness or other obligation that would cause a violation of Section 18(a)(1)(A) as modified by Section 61(a)(2) of the 1940 Act or any successor provisions, whether or not we continue to be subject to such provisions of the 1940 Act, but giving effect, in either case, to any exemptive relief granted to us by the SEC, which generally prohibit us from incurring additional indebtedness, including through the issuance of additional debt securities, unless our asset coverage, as defined in the 1940 Act, equals at least 150% after such incurrence or issuance;
●	pay dividends on, or purchase or redeem or make any payments in respect of, capital stock or other securities ranking junior in right of payment to the Notes, including subordinated indebtedness, except that we have agreed that, for the period of time during which the Notes are outstanding, we will not violate Section 18(a)(1)(B) as modified by (i) Section 61(a)(2) of the 1940 Act or any successor provisions and after giving effect to any exemptive relief granted to us by the SEC and (ii) the following two exceptions: (A) we will be permitted to declare a cash dividend or distribution notwithstanding the prohibition contained in Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act or any successor provisions, but only up to such amount as is necessary for us to maintain our status as a RIC under subchapter M of the Code; and (B) this restriction will not be triggered unless and until such time as our asset coverage has not been in compliance with the minimum asset coverage required by Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act or any successor provisions (after giving effect to any exemptive relief granted to us by the SEC) for more than six consecutive months. If Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act were currently applicable to us in connection with this offering, these provisions would generally prohibit us from declaring any cash dividend or distribution upon any class of our capital stock, or purchasing any such capital stock if our asset coverage, as defined in the 1940 Act, were below 150% at the time of the declaration of the dividend or distribution or the purchase and after deducting the amount of such dividend, distribution or purchase;
●	sell assets (other than certain limited restrictions on our ability to consolidate, merge or sell all or substantially all of our assets);
●	enter into transactions with affiliates;
●	create liens (including liens on the shares of our subsidiaries) or enter into sale and leaseback transactions;
●	make investments; or
●	create restrictions on the payment of dividends or other amounts to us from our subsidiaries.

Furthermore, the terms of the indenture and the Notes do not protect holders of the Notes in the event that we experience changes (including significant adverse changes) in our financial condition, results of operations or credit ratings, if any, as they do not require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth, revenues, income, cash flow, or liquidity.

Our ability to recapitalize, incur additional debt (including additional debt that matures prior to the maturity of the Notes) and take a number of other actions that are not limited by the terms of the Notes may have important consequences for you as a holder of the Notes, including making it more difficult for us to satisfy our obligations with respect to the Notes or negatively affecting the market value of the Notes.

Other debt we issue or incur in the future could contain more protections for its holders than the indenture and the Notes, including additional covenants and events of default. The issuance or incurrence of any such debt with incremental protections could affect the market for, trading levels, and prices of the Notes.

There is no active trading market for the Notes. If an active trading market does not develop for the Notes, you may not be able to sell them.

The Notes are a new issue of debt securities for which there currently is no trading market. We do not intend to list the Notes on any securities exchange or for quotation of the Notes on any automated dealer quotation system. If the Notes are traded after their initial issuance, they may trade at a discount to their initial offering price depending on prevailing interest rates, the market for similar securities, our credit ratings, our financial condition, performance and prospects, general economic conditions. Although certain of the underwriters have informed us that they intend to make a market in the Notes, they are not obligated to do so, and may discontinue any market-making in the Notes at any time at its sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop or be maintained for the Notes, that you will be able to sell your Notes at a particular time or that the price you receive when you sell will be favorable. To the extent an active trading market does not develop, the liquidity and trading price for the Notes may be harmed. Accordingly, you may be required to bear the financial risk of an investment in the Notes for an indefinite period of time.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the Notes.

Any default under the agreements governing our indebtedness, including a default under the Credit Facility or other indebtedness to which we may be a party, that is not waived by the required lenders or holders, and the remedies sought by the lenders or holders of such indebtedness could make us unable to pay principal, premium, if any, and interest on the Notes and substantially decrease the market value of the Notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, as applicable, in the instruments governing our indebtedness (including the Credit Facility), we could be in default under the terms of the agreements governing such indebtedness, including the Notes. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under the Credit Facility or other debt we may incur in the future could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to refinance or restructure our debt, including the Notes, sell assets, reduce or delay capital investments, seek to raise additional capital or seek to obtain waivers from the required lenders under the Credit Facility or other debt that we may incur in the future to avoid being in default. If we are unable to implement one or more of these alternatives, we may not be able to meet our payment obligations under the Notes or our other debt. If we breach our covenants under the Credit Facility or our other debt and seek a waiver, we may not be able to obtain a waiver from the required lenders or holders thereof. If this occurs, we would be in default under the Credit Facility or other debt, the lenders or holders could exercise their rights as described above, and we could be forced into bankruptcy or liquidation. If we are unable to repay debt, lenders having secured obligations, including the lenders under the Credit Facility, could proceed against the collateral securing the debt. Because the Credit Facility has, and any future credit facilities will likely have, customary cross-default provisions, if the indebtedness under the Notes, the Credit Facility or under any future credit facility is accelerated, we may be unable to repay or finance the amounts due.

We may choose to redeem the Notes when prevailing interest rates are relatively low.

The Notes are redeemable in whole or in part upon certain conditions at any time or from time to time at our option. We may choose to redeem the Notes from time to time, especially if prevailing interest rates are lower than the rate borne by the Notes. If prevailing rates are lower at the time of redemption, and we redeem the Notes, you likely would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the Notes being redeemed.

We may not be able to repurchase the Notes upon a Change of Control Repurchase Event.

We may not be able to repurchase the Notes upon a Change of Control Repurchase Event because we may not have sufficient funds. We would not be able to borrow under our Credit Facility to finance such a repurchase of the Notes, and we expect that any future credit facility would have similar limitations. Upon a Change of Control Repurchase Event, holders of the Notes may require us to repurchase for cash some or all of the Notes at a repurchase price equal to 100% of the aggregate principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date. The terms of our Credit Facility also provide that certain change of control events will constitute an event of default thereunder entitling the lenders to accelerate any indebtedness outstanding under our Credit Facility at that time and to terminate our Credit Facility. Our and our subsidiaries’ future financing facilities may contain similar restrictions and provisions. Our failure to purchase such tendered Notes upon the occurrence of such Change of Control Repurchase Event would cause an event of default under the indenture governing the Notes and a cross default under the agreements governing the Credit Facility, which may result in the acceleration of such indebtedness requiring us to repay that indebtedness immediately. If the holders of the Notes exercise their right to require us to repurchase Notes upon a Change of Control Repurchase Event, the financial effect of this repurchase could cause a default under our current and future debt instruments, and we may not have sufficient funds to repay any such accelerated indebtedness. See “Description of the Notes—Offer to Repurchase upon a Change of Control Repurchase Event” in this prospectus supplement for more information.

A downgrade, suspension or withdrawal of the credit rating assigned by a rating agency to us or the Notes or change in the debt markets could cause the liquidity or market value of the Notes to decline significantly.

Our credit ratings are an assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the Notes. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. Neither we nor the underwriters undertake any obligation to maintain our credit ratings or to advise holders of Notes of any changes in our credit ratings. There can be no assurance that our credit ratings will remain for any given period of time or that such credit ratings will not be lowered or withdrawn entirely by the rating agencies if in their judgment future circumstances relating to the basis of the credit ratings, such as adverse changes in our Company, so warrant. The conditions of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the Notes.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus relating to this offering of the Notes may contain “forward-looking statements.” These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our current and prospective portfolio investments, our industry, our beliefs, and our assumptions. Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. Important assumptions include our ability to originate new loans and investments, certain margins and levels of profitability and the availability of additional capital. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this prospectus should not be regarded as a representation by us that our plans and objectives will be achieved. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “should,” “targets,” “projects” and variations of these words and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained in this prospectus supplement, the accompanying prospectus, and in any free writing prospectus relating to this offering of Notes involve risks and uncertainties, including statements as to:

●	our future operating results;
●	our business prospects and the prospects of our portfolio companies;
●	the effect of investments that we expect to make;
●	our contractual arrangements and relationships with third parties;
●	actual and potential conflicts of interest with Stellus Capital Management;
●	the dependence of our future success on the general economy and its impact on the industries in which we invest;
●	the impact of interest rate volatility on our business and our portfolio companies;
●	the ability of our portfolio companies to achieve their objectives;
●	the use of borrowed money to finance a portion of our investments;
●	the adequacy of our financing sources and working capital;
●	the timing of cash flows, if any, from the operations of our portfolio companies;
●	the ability of Stellus Capital Management to locate suitable investments for us and to monitor and administer our investments;
●	the ability of Stellus Capital Management to attract and retain highly talented professionals;
●	our ability to maintain our qualification as a RIC and as a BDC; and
●	the effect of future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities) and conditions in our operating areas, particularly with respect to BDCs or RICs.

These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including, without limitation, those risks, uncertainties and other factors we identify under “Supplementary Risk Factors” in this prospectus supplement and under “Risk Factors” in the accompanying prospectus and in our Annual Report on Form 10-K and in our other filings with the SEC.

We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Actual results could differ materially from those anticipated in our forward-looking statements and future results could differ materially from our historical performance. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus supplement. Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events, or otherwise, you are advised to consult any additional disclosures that we may make directly to you or through reports or other documents we have filed, or in the future may file, with the SEC, including subsequent annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

USE OF PROCEEDS

We estimate that the net proceeds we will receive from the sale of $    aggregate principal amount of the Notes in this offering will be approximately $    after deducting the underwriting discount of approximately $    payable by us and estimated offering expenses of approximately $    payable by us.

We intend to use the net proceeds from this offering to repay a portion of the amount outstanding under the Credit Facility; however, we may re-borrow under our Credit Facility and use such borrowings to invest in lower middle-market companies in accordance with our investment objective and strategies and for working capital and general corporate purposes. As of March 24, 2025 we had $236.4 million in principal amount of indebtedness outstanding under our Credit Facility. Our Credit Facility matures on November 21, 2028, and borrowings under the Credit Facility currently bear interest, at our election, on a per annum basis equal to (i) term SOFR plus 2.50% (or 2.75% during certain periods in which our asset coverage ratio is equal to or below 1.90 to 1.00) plus a SOFR credit spread adjustment (0.10% for one-month term SOFR and 0.15% for three-month term SOFR), with a 0.25% SOFR floor, or (ii) 1.50% (or 1.75% during certain periods in which our asset coverage ratio is equal to or below 1.90 to 1.00) plus an alternate base rate based on the highest of the prime rate (subject to a 3% floor), Federal Funds Rate plus 0.50% and one-month term SOFR plus 1.00% We pay unused commitment fees of 0.50% per annum on the unused lender commitments under the Credit Facility. Interest is payable monthly or quarterly in arrears.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2024:

●	on an actual basis; and
●	on an as-adjusted basis to give effect to the sale of $ million aggregate principal amount of the Notes and the application of the estimated net proceeds thereof, after deducting the underwriting discount and estimated offering expenses of approximately $ million and $ million, respectively, payable by us. See “Use of Proceeds” in this prospectus supplement.

	December 31,	As Adjusted
	2024	(Unaudited)
Assets
Cash and cash equivalents	$20,058,594	$
Controlled investments at fair value	7,652,436
Non-controlled, non-affiliated investments, at fair value	945,845,252
Other assets	7,343,967
Total assets	$980,900,249	$
Liabilities
SBA debentures	$321,251,939	$
Notes offered hereby	—
Notes Payable	99,444,355
Credit Facility payable	172,314,315
Other liabilities	17,967,700
Total liabilities	$610,978,309	$
Net Assets
Common stock, par value $0.001 per share (100,000,000 shares authorized, 27,481,118 shares issued and outstanding as of December 31, 2024 and as adjusted for this offering)	27,481
Paid-in capital	379,549,272
Total distributable loss	(9,654,813)
Total Net Assets	369,921,940
Total Liabilities and Net Assets	$980,900,249	$
Net Asset Value Per Common Share	$13.46	$

DESCRIPTION OF THE NOTES

The Notes will be issued under a base indenture, dated as of May 5, 2014, and a fourth supplemental indenture thereto, to be entered into between us and U.S. Bank Trust Company, National Association, as trustee. We refer to the indenture and the fourth supplemental indenture collectively as the “indenture” and to U.S. Bank Trust Company, National Association as the “trustee.” The Notes are governed by the indenture, as required by federal law for all bonds and notes of companies that are publicly offered. An indenture is a contract between us and the financial institution acting as trustee on your behalf, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described under “—Events of Default—Remedies if an Event of Default Occurs” below. Second, the trustee performs certain administrative duties for us with respect to the Notes.

This section includes a summary description of the material terms of the Notes and the indenture. Because this section is a summary, however, it does not describe every aspect of the Notes and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the Notes. The base indenture has been attached as an exhibit to the registration statement of which this prospectus supplement is a part and the third supplemental indenture will be attached as an exhibit to a Current Report on Form 8-K, which will be incorporated by reference into this prospectus supplement, in each case, as filed or as will be filed with the SEC. See “Available Information” in this prospectus supplement for information on how to obtain a copy of the indenture.

General

The Notes will mature on        , 20    . The principal payable at maturity will be 100% of the aggregate principal amount. The interest rate of the Notes is        % per year and will be paid semi-annually in arrears on         and         of each year, commencing        , 2025, and the regular record dates for interest payments will be every         and        , commencing        , 2025. If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment. The initial interest period will be the period from and including        , 2025, to, but excluding, the initial interest payment date, and the subsequent interest periods will be the periods from and including an interest payment date to, but excluding, the next interest payment date or the stated maturity date, as the case may be.

The term “business day” means, with respect to any Note, each Monday, Tuesday, Wednesday, Thursday, and Friday that is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

We will issue the Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes will not be subject to any sinking fund.

The indenture does not limit the amount of debt (including secured debt) that may be issued by us or our subsidiaries under the indenture or otherwise, but does contain a covenant regarding our asset coverage that would have to be satisfied at the time of our incurrence of additional indebtedness. See “—Other Covenants” and “—Events of Default” below. Other than the foregoing and as described under “—Other Covenants” and “—Events of Default” below, the indenture does not contain any financial covenants and does not restrict us from paying dividends or issuing or repurchasing our other securities. Other than restrictions described under “—Offer to Repurchase upon a Change of Control Repurchase Event” and “—Merger, Consolidation or Asset Sale” below, the indenture does not contain any covenants or other provisions designed to afford holders of the Notes protection in the event of a highly leveraged transaction involving us or if our credit rating declines as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect your investment in the Notes.

We may, without the consent of the holders of the Notes, issue additional notes under the indenture with the same terms (except for the issue date, public offering price, and if applicable, the initial interest payment date) and with the same CUSIP numbers as the Notes offered hereby in an unlimited aggregate principal amount; provided that such additional notes must be treated as part of the same issue as the Notes offered hereby for U.S. federal income tax purposes. In addition, we have the ability to issue indenture securities with terms different from the Notes.

We do not intend to list the Notes on any securities exchange or automated dealer quotation system.

Optional Redemption

Prior to the Par Call Date, we may redeem the Notes at our option, in whole or in part, at any time and from time to time, at our option, upon not less than 30 days nor more than 60 days written notice by mail prior to the date fixed for redemption thereof, at a redemption price (expressed as a percentage of the principal amount and rounded to three decimal places) equal to the greater of:

●	(1)(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 35 basis points less (b) interest accrued to the date of redemption, or
●	(2) 100% of the principal amount of the Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, we may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

You may be prevented from exchanging or transferring the Notes when they are subject to redemption. In case any Notes are held in certificate form and are to be redeemed in part only, the redemption notice will provide that, upon surrender of such Note, you will receive, without a charge, a new Note or Notes of authorized denominations representing the principal amount of your remaining unredeemed Notes. Any exercise of our option to redeem the Notes will be done in compliance with the indenture, the terms of our Credit Facility and, to the extent applicable, the 1940 Act.

If we redeem only some of the Notes, the trustee or, with respect to global securities, DTC will determine the method for selection of the particular Notes to be redeemed, in accordance with the indenture and the 1940 Act, to the extent applicable. Unless we default in payment of the redemption price, on or after the date of redemption, interest will cease to accrue on the Notes called for redemption.

For purposes of calculating the redemption price in connection with the redemption of the Notes, on any redemption date, the following terms have the meanings set forth below:

“Par Call Date” means        , 20         (six months prior to the maturity date of the Notes).

“Comparable Treasury Issue” means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financing practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes being redeemed.

“Comparable Treasury Price” means (1) the average of the Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Quotation Agent” means a Reference Treasury Dealer selected by us.

“Reference Treasury Dealer” means each of any four primary U.S. government securities dealers selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day preceding such redemption date. All determinations made by any Reference Treasury Dealer, including the Quotation Agent, with respect to determining the redemption price will be final and binding absent manifest error.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue (computed as of the third business day immediately preceding the redemption), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The redemption price and the Treasury Rate will be determined by us.

Offer to Repurchase upon a Change of Control Repurchase Event

If a Change of Control Repurchase Event occurs, unless we have exercised our right to redeem the Notes in full, we will make an offer to each holder of Notes to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 principal amount) of that holder’s Notes at a repurchase price in cash equal to 100% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to the date of purchase. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control, but after the public announcement of the Change of Control, we will mail a notice to each holder describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.

On the Change of Control Repurchase Event payment date, subject to extension if necessary to comply with the provisions of the 1940 Act, we will, to the extent lawful:

(1)	accept for payment all Notes or portions of Notes properly tendered pursuant to our offer;
(2)	deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and
(3)	deliver or cause to be delivered to the trustee the Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of Notes being purchased by us.

The paying agent will promptly remit to each holder of Notes properly tendered the purchase price for the Notes, and the trustee will promptly authenticate upon receipt of a company order and mail (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

We will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Notes properly tendered and not withdrawn under its offer.

The source of funds that will be required to repurchase Notes in the event of a Change of Control Repurchase Event will be our available cash or cash generated from our operations or other potential sources, including funds provided by a purchaser in the Change of Control transaction, borrowings, sales of assets or sales of equity. We cannot assure you that sufficient funds from such sources will be available at the time of any Change of Control Repurchase Event to make required repurchases of Notes tendered. Before making any such repurchase of Notes, we would also have to comply with certain requirements under our Credit Facility, to the extent such requirements remain in effect at such time, or otherwise obtain consent from the lenders under the Credit Facility. The terms of our Credit Facility provide that certain change of control events will constitute an event of default thereunder entitling the lenders to accelerate any indebtedness outstanding under our Credit Facility at that time and to terminate the Credit Facility. In addition, the occurrence of a Change of Control Repurchase Event enabling the holders of the Notes to require the mandatory purchase of the Notes would likely constitute an event of default under our Credit Facility, entitling the lenders to accelerate any indebtedness outstanding under our Credit Facility at that time and to terminate the Credit Facility. Our and our subsidiaries’ future financing facilities may contain similar provisions or other restrictions. Our failure to purchase such tendered Notes upon the occurrence of such Change of

Control Repurchase Event would cause an event of default under the indenture governing the Notes and a cross default under the Credit Facility and agreements governing other indebtedness, which may result in the acceleration of such indebtedness requiring us to repay that indebtedness immediately. If the holders of the Notes exercise their right to require us to repurchase Notes upon a Change of Control Repurchase Event, the financial effect of this repurchase could cause a default under our current and future debt instruments, even if the Change of Control Repurchase Event itself would not cause a default. It is possible that we will not have sufficient funds at the time of the Change of Control Repurchase Event to make the required repurchase of the Notes and/or our other debt.

The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase the Notes as a result of a sale, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another person or group may be uncertain.

For purposes of the Notes:

“Below Investment Grade Rating Event” means the Notes are downgraded below Investment Grade by the Rating Agency on any date from the date of the public notice of an arrangement that results in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by the Rating Agency);provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agency does not announce or publicly confirm or inform the trustee in writing at its request (acting at the direction of holders of a majority in Principal amount of the Notes) that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following:

(1)

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of Stellus Capital Investment Corporation and its Controlled Subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than to any Permitted Holders; provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of Stellus Capital Corporation or its Controlled Subsidiaries shall not be deemed to be any such sale, lease, transfer, conveyance or disposition;

(2)

the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) (other than any Permitted Holders) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of Stellus Capital Corporation, measured by voting power rather than number of shares; or

(3)	the approval by Stellus Capital Corporation’s stockholders of any plan or proposal relating to the liquidation or dissolution of Stellus Capital Corporation.

“Change of Control Repurchase Event” means the occurrence of a Change of Control and a Below Investment Grade Rating Event.

“Controlled Subsidiary” means any subsidiary of Stellus Capital Investment Corporation, 50% or more of the outstanding equity interests of which are owned by Stellus Capital Investment Corporation and its direct or indirect subsidiaries and of which Stellus Capital Investment Corporation possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, whether through the ownership of voting equity interests, by agreement or otherwise.

“DBRS” means DBRS, Inc. or any successor thereto.

“Investment Grade” means a rating of BBB or better by DBRS (or its equivalent under any successor rating categories of DBRS) (or, if such Rating Agency ceases to rate the Notes for reasons outside of our control, the equivalent investment grade credit rating from any Rating Agency selected by us as a replacement Rating Agency).

“Permitted Holders” means (i) us, (ii) one or more of our Controlled Subsidiaries or (iii) Stellus Capital Management, any affiliate of Stellus Capital Management or any entity that is managed or advised by Stellus Capital Management or any of their affiliates.

“Rating Agency” means:

(1)	DBRS; and
(2)	if DBRS ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” as defined in Section (3)(a)(62) of the Exchange Act selected by us as a replacement agency for DRBS.

“Voting Stock” as applied to stock of any person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

Global Securities

Each Note will be issued in book-entry form and represented by a global security that we deposit with and register in the name of DTC or its nominee. A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all the Notes represented by a global security, and investors will be permitted to own only beneficial interests in a global security. For more information about these arrangements, see “—Book- Entry Procedures” below.

Termination of a Global Security

If a global security is terminated for any reason, interests in it will be exchanged for certificates in non-book-entry form (certificated securities). After that exchange, the choice of whether to hold the certificated Notes directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders.

Conversion and Exchange

The Notes are not convertible into or exchangeable for other securities.

Payment and Paying Agents

We will pay interest to the person listed in the trustee’s records as the owner of the Notes at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the Note on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling the Notes must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the Notes to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

Payments on Global Securities

We will make payments on the Notes so long as they are represented by a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants, as described under “—Book-Entry Procedures” below.

Payments on Certificated Securities

In the event the Notes become represented by certificated securities, we will make payments on the Notes as follows. We will pay interest that is due on an interest payment date to the holder of the Notes as shown on the trustee’s records as of the close of business on the regular record date. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee in New York, New York and/or at other offices that may be specified in the indenture or a notice to holders against surrender of the Note.

Alternatively, if the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York, New York, on the due date. To request payment by wire, the holder must give the applicable trustee or other paying agent appropriate written transfer instructions at least 15 business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Payment When Offices Are Closed

If any payment is due on the Notes on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date. Such payment will not result in a default under the Notes or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on the Notes.

Events of Default

You will have rights if an Event of Default occurs in respect of the Notes and the Event of Default is not cured, as described later in this subsection.

The term “Event of Default” in respect of the Notes means any of the following:

●	We do not pay the principal of (or premium on, if any) any Note when due and payable at maturity;
●	We do not pay interest on any Note when due and payable, and such default is not cured within 30 days of its due date;
●	We remain in breach of any other covenant in respect of the Notes for 60 days after we receive a written notice of default stating we are in breach (the notice must be sent by either the trustee or holders of at least 25% of the principal amount of the outstanding Notes);
●	We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur and remain undischarged or unstayed for a period of 60 days; or
●	On the last business day of each of twenty-four consecutive calendar months, the Notes have an asset coverage (as such term is defined in the 1940 Act) of less than 100%.

An Event of Default for the Notes may, but does not necessarily, constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. Within 90 days after the occurrence of any default under the indenture with respect to the Notes, the trustee shall transmit notice to the holders of such default known to the trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any, on) or interest, if any, on any Note, the trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors of the trustee in good faith determines that withholding of such notice is in the interest of the holders of the Notes; and provided further that in the case of any default or breach specified in the third bullet point above with respect to the Notes, no such notice shall be given until at least 60 days after the occurrence thereof.

Remedies if an Event of Default Occurs

If an Event of Default has occurred and is continuing, then and in every case (other than an Event of Default specified in the penultimate bullet point above), the trustee or the holders of not less than 25% in principal amount of the Notes may declare the entire principal amount of all the Notes to be due and immediately payable, but this does not entitle any holder of Notes to any redemption payout or redemption premium. Notwithstanding the foregoing, in the case of the events of bankruptcy, insolvency or reorganization described in the penultimate bullet point above, 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable. In certain circumstances, a declaration of acceleration of maturity pursuant to either of the prior two sentences may be canceled by the holders of a majority in principal amount of the Notes if (1) we have deposited with the trustee all amounts due and owing with respect to the Notes (other than principal or any payment that has become due solely by reason of such acceleration) and certain other amounts, and (2) any other Events of Default have been cured or waived.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee protection from expenses and liability satisfactory to it (called an “indemnity”). If indemnity satisfactory to the trustee is provided, the holders of a majority in principal amount of the Notes may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

Before you are allowed to bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the Notes, the following must occur:

●	You must give the trustee written notice that an Event of Default has occurred and remains uncured;
●	The holders of at least 25% in principal amount of all the Notes must make a written request that the trustee take action because of the default and must offer the trustee indemnity, security, or both satisfactory to it against the cost and other liabilities of taking that action;
●	The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity and/or security; and
●	The holders of a majority in principal amount of the Notes must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your Notes on or after the due date.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.

Each year, we will furnish to the trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the Notes, or else specifying any default.

Waiver of Default

The holders of a majority in principal amount of the Notes may waive any past defaults other than a default:

●	in the payment of principal (or premium, if any) or interest; or
●	in respect of a covenant that cannot be modified or amended without the consent of each holder of the Notes.

Merger, Consolidation or Asset Sale

Under the terms of the indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:

●	where we merge out of existence or convey or transfer all or substantially all of our assets, the resulting entity must agree to be legally responsible for our obligations under the Notes;
●	immediately after giving effect to the transaction, no default or Event of Default shall have occurred and be continuing; and
●	we must deliver certain certificates and documents to the trustee.

An assumption by any person of obligations under the Notes and the indenture might be deemed for U.S. federal income tax purposes to be an exchange of the Notes for new Notes by the holders thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the holders. Holders should consult their own tax advisors regarding the tax consequences of such an assumption.

Modification or Waiver

There are three types of changes we can make to the indenture and the Notes issued thereunder.

Changes Requiring Your Approval

First, there are changes that we cannot make to your Notes without your specific approval. The following is a list of those types of changes:

●	change the stated maturity of the principal of (or premium, if any, on) or any installment of principal of or interest on the Notes;
●	reduce any amounts due on the Notes or reduce the rate of interest on the Notes;
●	reduce the amount of principal payable upon acceleration of the maturity of a Note following a default;
●	change the place or currency of payment on a Note;
●	impair your right to sue for payment;
●	reduce the percentage of holders of Notes whose consent is needed to modify or amend the indenture; and
●	reduce the percentage of holders of Notes whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults or reduce the percentage of holders of Notes required to satisfy quorum or voting requirements at a meeting of holders of the Notes.

Changes Not Requiring Approval

The second type of change does not require any vote by the holders of the Notes. This type is limited to clarifications and certain other changes that would not adversely affect holders of the Notes in any material respect.

Changes Requiring Majority Approval

Any other change to the indenture and the Notes would require the following approval:

●	if the change affects only the Notes, it must be approved by the holders of a majority in principal amount of the Notes; and
●	if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

In each case, the required approval must be given by written consent. The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance with some of our covenants in that indenture.

However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “—Changes Requiring Your Approval.”

Further Details Concerning Voting

When taking a vote, we will use the following rules to decide how much principal to attribute to the Notes:

The Notes will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption or if we or any affiliate of ours own any Notes. The Notes will also not be eligible to vote if they have been fully defeased as described later under “—Defeasance—Full Defeasance” below.

We will generally be entitled to set any day as a record date for the purpose of determining the holders of the Notes that are entitled to vote or take other action under the indenture. However, the record date may not be earlier than 30 days before the date of the first solicitation of holders to vote on or take such action and not later than the date such solicitation is completed. If we set a record date for a vote or other action to be taken by holders of the Notes, that vote or action may be taken only by persons who are holders of the Notes on the record date and must be taken within eleven months following the record date.

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the Notes or request a waiver.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect with respect to the Notes when:

●	Either
●	all the Notes that have been authenticated have been delivered to the trustee for cancellation; or
●	all the Notes that have not been delivered to the trustee for cancellation:
●	have become due and payable, or
●	will become due and payable at their stated maturity within one year, or
●	are to be called for redemption within one year,

and we, in the case of the first, second and third sub-bullets above, have irrevocably deposited or caused to be deposited with the trustee, as trust, funds in trust solely for the benefit of the holders of the Notes, in amounts as will be sufficient, to pay and discharge the entire indebtedness (including all principal, premium, if any, and interest) on such Notes not previously delivered to the trustee for cancellation (in the case of Notes that have become due and payable on or prior to the date of such deposit) or to the stated maturity or redemption date, as the case may be;

●	we have paid or caused to be paid all other sums payable by us under the indenture with respect to the Notes; and
●	we have delivered to the trustee an officers’ certificate and legal opinion, each stating that all conditions precedent provided for in the indenture relating to the satisfaction and discharge of the indenture and the Notes have been complied with.

Defeasance

The following provisions will be applicable to the Notes. “Defeasance” means that, by depositing with a trustee an amount of cash and/or government securities sufficient to pay all principal and interest, if any, on the Notes when due and satisfying any additional conditions noted below, we will be deemed to have been discharged from our obligations under the Notes. In the event of a “covenant defeasance,” upon depositing such funds and satisfying similar conditions discussed below we would be released from certain covenants under the indenture relating to the Notes.

Covenant Defeasance

Under current U.S. federal income tax law and the indenture, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the Notes were issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your Notes. In order to achieve covenant defeasance, the following must occur:

●	Since the Notes are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of the Notes a combination of cash and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the Notes on their various due dates;
●	We must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to be taxed on the Notes any differently than if we did not make the deposit;
●	We must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act, and a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with;
●	Defeasance must not result in a breach or violation of, or result in a default under, the indenture or any of our other material agreements or instruments; and
●	No default or Event of Default with respect to the Notes shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days.

If we accomplish covenant defeasance, you can still look to us for repayment of the Notes if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the Notes became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Full Defeasance

The Notes are subject to full defeasance. Full defeasance means that we can legally release ourselves from all payment and other obligations on the Notes, subject to the satisfaction of certain conditions, including, but not limited to that (a) we have received from, or there has been published by, the Internal Revenue Service (the “IRS”) a ruling, or (b) there is a change in U.S. federal income tax law, in either case to the effect that the holders of the Notes and any coupons appertaining thereto will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred (called “full defeasance”), and that we put in place the following other arrangements for you to be repaid:

●	Since the Notes are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of the Notes a combination of cash and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the Notes on their various due dates;
●	We must deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or an IRS ruling that allows us to make the above deposit without causing you to be taxed on the Notes any differently than if we did not make the deposit;
●	We must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act, and a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with;
●	Defeasance must not result in a breach or violation of, or constitute a default under, the indenture or any of our other material agreements or instruments; and
●	No default or Event of Default with respect to the Notes shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days.

If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the Notes. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent.

Other Covenants

In addition to any other covenants described in this prospectus supplement and the accompanying prospectus, as well as standard covenants relating to payment of principal and interest, maintaining an office where payments may be made or securities can be surrendered for payment and related matters, the following covenants will apply to the Notes:

●	We agree that for the period of time during which the Notes are outstanding, we will not violate Section 18(a)(1)(A) as modified by Section 61(a)(2) of the 1940 Act or any successor provisions, whether or not we continue to be subject to such provisions of the 1940 Act, but giving effect, in either case, to any exemptive relief granted to us by the SEC. Currently, these provisions generally prohibit us from incurring additional indebtedness, including through the issuance of additional debt securities, unless our asset coverage, as defined in the 1940 Act, equals at least 150% after such incurrence or issuance.
●	We agree that, for the period of time during which the Notes are outstanding, we will not violate Section 18(a)(1)(B) as modified by (i) Section 61(a)(2) of the 1940 Act or any successor provisions and after giving effect to any exemptive relief granted to us by the SEC and (ii) the two other exceptions set forth below. These statutory provisions of the 1940 Act are not currently applicable to us and will not be applicable to us as a result of this offering. However, if Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act were currently applicable to us in connection with this offering, these provisions would generally prohibit us from declaring any cash dividend or distribution upon any class of our capital stock, or purchasing any such capital stock if our asset coverage, as defined in the 1940 Act, were below 150% at the time of the declaration of the dividend or distribution or the purchase and after deducting the amount of such dividend, distribution, or purchase. Under the covenant, we will be permitted to declare a cash dividend or distribution notwithstanding the prohibition contained in Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act or any successor provisions, but only up to such amount as is necessary for us to maintain our status as a RIC under subchapter M of the Code. Furthermore, the covenant will not be triggered unless and until such time as our asset coverage has not been in compliance with the minimum asset coverage required by Section 18(a)(1)(B) as modified by Section 61(a)(2) of the 1940 Act or any successor provisions (after giving effect to any exemptive relief granted to us by the SEC) for more than six consecutive months.

●	If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with applicable GAAP.

Form, Exchange and Transfer of Certificated Registered Securities

If registered Notes cease to be issued in book-entry form, they will be issued:

●	only in fully registered certificated form;
●	without interest coupons; and
●	unless we indicate otherwise, in denominations of $2,000 and amounts that are multiples of $1,000.

Holders may exchange their certificated securities for Notes of smaller denominations or combined into fewer Notes of larger denominations, as long as the total principal amount is not changed and as long as the denomination is equal to or greater than $2,000.

Holders may exchange or transfer their certificated securities at the corporate trust office of the trustee. We have appointed the trustee to act as our agent for registering Notes in the names of holders transferring Notes. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their certificated securities, but they may be required to pay any tax (including a withholding tax) or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If any certificated securities of a particular series are redeemable and we redeem less than all the Notes, we may block the transfer or exchange of those Notes selected for redemption during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated Notes selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any Note that will be partially redeemed.

If registered Notes are issued in book-entry form, only the depositary will be entitled to transfer and exchange the Notes as described in this subsection, since it will be the sole holder of the Notes.

Resignation of Trustee

The trustee may resign or be removed with respect to the Notes provided that a successor trustee is appointed to act with respect to the Notes. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Governing Law

The indenture and the Notes will be governed by and construed in accordance with the laws of the State of New York.

Indenture Provisions—Ranking

The Notes will be our direct unsecured obligations and will rank:

●	pari passu with our existing and future unsecured, unsubordinated indebtedness, including the Notes Payable;

●	senior to any series of preferred stock that we may issue in the future;
●	senior to any of our future indebtedness that expressly provides it is subordinated to the Notes;
●	effectively subordinated to all of our existing and future secured indebtedness (including indebtedness that is initially unsecured to which we subsequently grant security), to the extent of the value of the assets securing such indebtedness, including, without limitation, borrowings under the Credit Facility; and
●	structurally subordinated to all existing and future indebtedness and other obligations of any of our subsidiaries and any other future subsidiaries of the Company, including, without limitation, the SBIC subsidiaries.

The Trustee under the Indenture

U.S. Bank Trust Company, National Association serves as the trustee, paying agent, and security registrar under the indenture.

Book-Entry Procedures

The Notes will be represented by global securities that will be deposited and registered in the name of DTC or its nominee. This means that, except in limited circumstances, you will not receive certificates for the Notes. Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Notes through either DTC, if they are a participant, or indirectly through organizations that are participants in DTC.

The Notes will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered certificate will be issued for each issuance of the Notes, in the aggregate principal amount thereof, and will be deposited with DTC. Interests in the Notes will trade in DTC’s Same Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. None of the Company, the trustee or the paying agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC’s participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”).

DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”). DTC has a Standard & Poor’s Ratings Services’ rating of AA+. The DTC Rules applicable to its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

Purchases of the Notes under the DTC system must be made by or through Direct Participants, which will receive a credit for the Notes on DTC’s records. The ownership interest of each actual purchaser of each security, or the “Beneficial Owner,” is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Notes are to be accomplished by entries made on the books of Direct and Indirect

Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Notes, except in the event that use of the book-entry system for the Notes is discontinued.

To facilitate subsequent transfers, all Notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of the Notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Notes; DTC’s records reflect only the identity of the Direct Participants to whose accounts the Notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC. If less than all of the Notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Redemption proceeds, distributions, and interest payments on the Notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC nor its nominee, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the trustee, but disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as securities depository with respect to the Notes at any time by giving reasonable notice to us or to the trustee. Under such circumstances, in the event that a successor securities depository is not obtained, certificates are required to be printed and delivered. We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but neither we nor the underwriters take any responsibility for its accuracy.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes certain material U.S. federal income tax consequences of acquiring, owning and disposing of the Notes. The discussion is based upon the Code; current, temporary and proposed U.S. Treasury Regulations issued thereunder (the “Treasury Regulations”); the legislative history of the Code; IRS rulings, pronouncements, interpretations and practices; and judicial decisions now in effect, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the Notes. This discussion is limited to persons purchasing the Notes for cash at original issue and at the offering price on the cover page of this prospectus supplement. Furthermore, this discussion assumes that each holder holds the Notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). It does not reflect every possible tax outcome or consequence that could result from acquiring, owning or disposing of the Notes. For example, special rules not discussed here may apply to you if you are:

●	a broker-dealer, dealer or trader in securities or currencies;
●	a controlled foreign corporation;
●	a passive foreign investment company;
●	an S corporation;
●	a bank, thrift or other financial institution;
●	a RIC, a real estate investment trust or other financial conduit entity (or shareholder of such entity);
●	an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;
●	an insurance company;
●	a tax-exempt organization, retirement plan, individual retirement account or tax deferred account;
●	subject to the alternative minimum tax provisions of the Code;
●	holding the Notes as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;
●	holding the Notes through a partnership or other pass-through entity;
●	a “United States person” (within the meaning of the Code) whose “functional currency” is not the U.S. dollar; or
●	a former citizen or long-term resident of the United States.

This discussion also does not address the U.S. federal income tax consequences to beneficial owners of the Notes subject to the special tax accounting rules under Section 451(b) of the Code. In addition, this discussion does not reflect state, local or non-U.S. tax consequences that may apply to you based on your particular circumstances and residence. This discussion also does not address any U.S. federal tax consequences, such as the estate tax or gift tax, other than U.S. federal income tax consequences. You should consult your own tax advisors to determine the tax consequences particular to your situation, including any applicable state, local or foreign income and other tax consequences, which may result from your acquisition, ownership or disposition of the Notes.

As used herein, “U.S. holder” means a beneficial owner of the Notes that is, for U.S. federal income tax purposes:

●	a citizen or individual resident of the United States;
●	a corporation (or other entity treated as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
●	a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust, or (2) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

For purposes of this discussion, “non-U.S. holder” means a beneficial owner of the Notes that is neither a U.S. holder nor a partnership for U.S. federal income tax purposes.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the Notes, the U.S. federal income tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership and certain determinations made at the partner level. Partnerships holding Notes, and persons holding interest in such partnerships should consult their tax advisor regarding the tax consequences of the partnership’s purchase, ownership and disposition of the Notes. This discussion does not address the special treatment under U.S. federal income tax law that could result if we invested in tax-exempt securities or certain other investment assets.

Prospective holders considering purchasing the Notes should consult their own tax advisors concerning the application of the U.S. federal tax laws to their individual circumstances, as well as any consequences to such holders relating to purchasing, owning and disposing of the Notes under the laws of any other taxing jurisdiction.

U.S. Holders

If you are not a U.S. holder, this section does not apply to you.

Interest. The following discussion assumes that the Notes will be issued with no original issue discount or no more than a de minimis amount of original issue discount for U.S. federal income tax purposes. A U.S. holder generally will be required to recognize and include in gross income any stated interest as ordinary income at the time it is paid or accrued on the Notes in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes.

Sale or other taxable disposition of the Notes.   A U.S. holder will recognize gain or loss on the sale, exchange, redemption, retirement or other taxable disposition of a Note equal to the difference between the sum of the cash and the fair market value of any property received in exchange therefor (less a portion allocable to any accrued and unpaid stated interest, which generally will be taxable as ordinary income if not previously included in such U.S. holder’s income) and the U.S. holder’s adjusted tax basis in the Note. A U.S. holder’s adjusted tax basis in a Note generally will be equal to the amount that the U.S. holder paid for the Notes less any principal payments received by the U.S. holder. Any gain or loss will be a capital gain or loss and will be long-term capital gain or loss if the U.S. holder has held the Notes for more than one year at the time of such disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gains recognized by non-corporate U.S. holders, including individuals, generally are eligible for reduced tax rates. The deductibility of capital losses may be subject to limitations under the Code.

Additional tax on net investment income.   An additional surtax at a rate of 3.8% is imposed on the amount of “net investment income,” in the case of an individual, or undistributed “net investment income,” in the case of an estate or trust (other than a charitable trust), which exceeds certain threshold amounts. “Net investment income” as defined for U.S. Medicare contribution purposes generally includes interest payments and gain recognized from the sale or other taxable disposition of the Notes. U.S. holders should consult their own tax advisors regarding the effect, if any, of this surtax on their ownership and disposition of the Notes.

Information reporting and backup withholding.   A U.S. holder may be subject to information reporting and backup withholding when such U.S. holder receives interest payments on the Notes held or the proceeds received upon the sale or other disposition of such Notes (including a redemption or retirement of the Notes). Certain U.S. holders (such as corporations and certain tax-exempt organizations) are exempt from information reporting or backup withholding. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and:

●	such U.S. holder fails to furnish its taxpayer identification number, or “TIN,” which, for an individual is ordinarily his or her social security number;

●	the IRS notifies the payor that such U.S. holder furnished an incorrect TIN;
●	we are notified by the IRS that the U.S. holder has failed to properly report payments of interest or dividends; or
●	such U.S. holder fails to certify, under penalties of perjury, on an IRS Form W-9 (Request for Taxpayer Identification Number and Certification) or a suitable substitute form (or other applicable certificate) the U.S. holder has furnished a correct TIN and that the IRS has not notified such U.S. holder that the U.S. holder is subject to backup withholding.

A U.S. holder should consult its tax advisor regarding its qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. holder generally will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability or may be refunded, provided the required information is furnished in a timely manner to the IRS.

Non-U.S. Holders

If you are not a non-U.S. holder, this section does not apply to you.

Interest.   Subject to the discussion below concerning backup withholding and FATCA (as defined below), generally interest paid to a non-U.S. holder that is not effectively connected with such non-U.S. holder’s conduct of trade or business in the United States (a “U.S. trade or business”) is subject to U.S. withholding tax at a rate of 30% (or a reduced rate pursuant to an applicable income tax treaty). Nevertheless, interest paid on a Note to a non-U.S. holder that is not effectively connected with the non-U.S. holder’s conduct of a U.S. trade or (and if required by an applicable income tax treaty, is not attributable to a permanent establishment maintained by the non-U.S. holder in the United States) generally will not be subject to U.S. federal withholding tax, provided that:

●	such non-U.S. holder does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our voting stock;
●	such non-U.S. holder is not a controlled foreign corporation that is related to us through actual or constructive stock ownership (as determined under the Code);
●	such non-U.S. holder is not a bank that received such Note on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and
●	either (1) the non-U.S. holder certifies, prior to the payment of interest, in a statement (generally, a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or a suitable substitute) provided to us or the paying agent, under penalties of perjury, that it is the beneficial owner of the Note and is not a “United States person” (within the meaning of the Code) and provides its name and address, (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the Note on behalf of the non-U.S. holder certifies to us or the paying agent, prior to the payment of interest, under penalties of perjury that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. holder a statement generally on IRS Form W-8BEN, or IRS Form W-8BEN-E, under penalties of perjury, that such holder is not a United States person and provides us or the paying agent with a copy of such statement or (3) the non-U.S. holder holds its Note directly through a “qualified intermediary” and certain conditions are satisfied.

Even if the above conditions are not met, a non-U.S. holder generally will be entitled to a reduction in or an exemption from withholding tax on interest if the non-U.S. holder provides us or the paying agent with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or a suitable substitute form (or other applicable certificate) claiming an exemption from or reduction of the withholding tax under the benefit of an income tax treaty between the United States and the non-U.S. holder’s country of residence. A non-U.S. holder is required to inform the recipient of any change in the information on such statement within 30 days of such change. Special certification rules apply to non-U.S. holders that are pass-through entities rather than corporations or individuals.

If interest paid to a non-U.S. holder is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if an applicable treaty so provides, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States), then the non-U.S. holder will be exempt from U.S. withholding tax on such interest holder so long as the non-U.S. holder has provided us or the paying agent with a properly executed IRS Form W-8ECI or substantially similar substitute form stating that the interest that the non-U.S. holder receives on the Notes is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business. In such a case, a non-U.S. holder will be subject to tax on the interest it receives on a net income basis in the same manner as if such non-U.S. holder were a U.S. holder. In addition, if the non-U.S. holder is a foreign corporation, such interest may be subject to a branch profits tax at a rate of 30% (or a reduced rate pursuant to an applicable income tax treaty).

Sale or other taxable disposition of the Notes.   Subject to the discussion below concerning backup withholding and FATCA, any gain realized by a non-U.S. holder on the sale, exchange, retirement, redemption or other taxable disposition of the Note generally will not be subject to U.S. federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement or other taxable disposition of a Note unless:

(i)	the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and if required by an applicable tax treaty, the gain is attributable to a permanent establishment maintained by such non-U.S. holder in the United States);
(ii)	in the case of a non-U.S. holder who is an individual, such non-U.S. holder is present in the United States for 183 days or more in the taxable year of disposition and the non-U.S. holder is not eligible for relief under an applicable income tax treaty; or
(iii)	a portion of the gain is attributable to accrued but unpaid interest, in which case such amounts be subject to tax as described above in “—Interest.”

A non-U.S. holder described in the first bullet point above will be required to pay U.S. federal income tax on the net gain derived from the sale or other taxable disposition generally in the same manner as if such non-U.S. holder were a U.S. holder, and if such non-U.S. holder is a foreign corporation, it may also be required to pay an additional branch profits tax at a 30% rate (or a reduced rate pursuant to an applicable income tax treaty). A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or a reduced rate pursuant to an applicable income tax treaty) on the gain derived from the sale or other taxable disposition, which may be offset by certain U.S. source capital losses.

Certain other exceptions may be applicable, and non-U.S. holders should consult their own tax advisors with regard to whether taxes will be imposed on capital gain in their individual circumstances.

Backup withholding and information reporting.   The amount of interest that we pay to any documented non-U.S. holder on the Notes will be reported to the non-U.S. holder and to the IRS annually on an IRS Form 1042-S, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific income tax treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides. However, a non-U.S. holder generally will not be subject to backup withholding and certain other information reporting with respect to payments that we make to the non-U.S. holder, provided that we do not have actual knowledge or reason to know that such holder is a “United States person,” within the meaning of the Code, and the non-U.S. holder has given us the statement described above under “Non-U.S. Holders—Interest.”

If a non-U.S. holder sells or exchanges a Note through a United States broker or the United States office of a foreign broker, or such sale is deemed to occur through a United States office of a foreign broker, the proceeds from such sale or exchange will be subject to information reporting and backup withholding unless the non-U.S. holder provides a withholding certificate or other appropriate documentary evidence establishing that such holder is not a U.S. holder to the broker and such broker does not have actual knowledge or reason to know that such holder is a U.S. holder, or the non-U.S. holder is eligible for an exemption from information reporting and backup withholding. If a non-U.S. holder sells or exchanges a Note through the foreign office of a broker who is a “United States person” (within the meaning of the Code) or has certain enumerated connections with the United States, the proceeds from such sale or exchange will be subject to information reporting unless the non-U.S. holder provides to such broker a withholding certificate or other documentary evidence establishing that such holder is not a U.S. holder and such broker does not have actual knowledge or reason to know that such documentation is incorrect or invalid, or the non-U.S. holder is eligible for an exemption from information reporting. In circumstances where information reporting by the foreign office of such a broker is required, backup withholding will be required only if the broker has actual knowledge that the holder is a U.S. holder.

A non-U.S. holder generally will be entitled to credit any amounts withheld under the backup withholding rules against the non-U.S. holder’s U.S. federal income tax liability or may claim a refund provided that the required information is furnished to the IRS in a timely manner.

Non-U.S. holders are urged to consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedures for obtaining such an exemption, if available.

Foreign Account Tax Compliance Act.   Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”) unless such FFIs either (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by certain specified U.S. persons (or held by foreign entities that have certain specified U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement (“IGA”) with the United States to collect and share such information and are in compliance with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S. source interest and dividends. While the Code would also require withholding on payments of the gross proceeds from the sale of any property that could produce U.S. source interest or dividends, the U.S. Treasury Department has indicated its intent to eliminate this requirement in subsequent proposed regulations, which state that taxpayers may rely on the proposed regulations until final regulations are issued. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a specified U.S. person and certain financial information associated with the holder’s account. In addition, subject to certain exceptions, FATCA also imposes a 30% withholding on certain payments to certain foreign entities that are not FFIs unless the foreign entity certifies that it does not have a greater than 10% owner that is a specified U.S. person or provides the withholding agent with identifying information on each greater than 10% owner that is a specified U.S. person. Depending on the status of a beneficial owner and the status of the intermediaries through which they hold their Notes, beneficial owners could be subject to this 30% withholding tax with respect to interest paid on the Notes. Under certain circumstances, a beneficial owner might be eligible for refunds or credits of such taxes.

UNDERWRITING (CONFLICTS OF INTEREST)

Raymond James & Associates, Inc. is acting as the representative of the underwriters for this offering. Subject to the terms and conditions set forth in an underwriting agreement dated March   , 2025 between us and the underwriters, we have agreed to sell to the underwriter, and each underwriter has severally agreed to purchase from us, the aggregate principal amount of Notes listed next to its name in the following table:

Principal Amount
Underwriters	of Notes
Raymond James & Associates, Inc.	$
Goldman Sachs & Co. LLC
Keefe, Bruyette & Woods, Inc.
Total	$

The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Notes are subject to certain conditions precedent such as the receipt by the underwriter of officers’ certificates and legal opinions. The underwriting agreement provides that the underwriters will purchase all of the Notes if any of the Notes are purchased. If an underwriter defaults, the underwriting agreement provides that, under the circumstances, the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated. We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the Notes, subject to their acceptance of the Notes from us and subject to prior sale. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The underwriters have agreed to purchase the Notes from us at    % of the aggregate principal amount of the Notes, which will result in aggregate proceeds to us of approximately $    million, after deducting the underwriting discount and the estimated offering expenses payable by us.

Commissions and Discounts

An underwriting discount of % per Note will be paid by us. The underwriters have advised us that it proposes initially to offer some of the Notes to the public at the public offering price on the cover of this prospectus supplement and may offer some of the Notes to certain other Financial Institution Regulatory Authority, Inc. (FINRA) members at that price less a concession not in excess of % of the aggregate principal amount of the Notes. After the initial offering of the Notes to the public, the public offering price and such concessions may be changed. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the total underwriting discount that we are to pay to the underwriters in connection with this offering.

	Per Note		Total
Public offering price		%	$
Underwriting discount		%	$
Proceeds, before expenses, to us		%	$

The expenses of the offering, not including the underwriting discount, are estimated at $         and are payable by us.

The expenses of the offering, not including the underwriting discount, are estimated at approximately $          and are payable by us. We will pay the fees and expenses (including the reasonable fees and disbursements of underwriters’ counsel in an amount not to exceed $        ) incident to securing any required review by FINRA of the terms of the sale of the Notes in this offering.

No Sales of Similar Securities

Subject to certain exceptions, we have agreed for a period of 90 days after the date of this prospectus supplement to not sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, any debt securities issued or guaranteed by us that are substantially similar to the Notes or any securities convertible into or exchangeable or exercisable for debt securities issued or guaranteed by us that are substantially similar to the Notes, or file any registration statement under the Securities Act with respect to any of the foregoing without first obtaining the written consent of Raymond James & Associates, Inc. This consent may be given at any time without public notice.

Listing

We do not intend to list the Notes on any securities exchange or automated dealer quotation system.

We have been advised by the underwriters that they presently intend to make a market in the Notes after completion of the offering as permitted by applicable laws and regulations. The underwriters are not obligated, however, to make a market in the Notes and any such market-making may be discontinued at any time in the sole discretion of the underwriters without any notice. Accordingly, no assurance can be given as to the liquidity of, or development of a public trading market for, the Notes. If an active public trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected.

Stabilization

In connection with the offering, the underwriters may purchase and sell Notes in the open market and may impose a penalty bid. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by an underwriter of a greater number of Notes than required to be purchased in this offering. Covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of Notes made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress.

Any of these activities may cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of such transactions. These transactions may be affected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time without any notice relating thereto.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor the underwriters make any representation that any underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by one or more of the underwriters participating in this offering, or by their respective affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a limited principal amount of the Notes for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus in electronic format, information on the underwriters’ web sites and any information contained in any other web site maintained by any of underwriters or their respective affiliates is not part of this prospectus supplement or the registration statement of which this prospectus supplement is a part, has not been approved and/or endorsed by us or the underwriters and should not be relied on by investors.

Other Relationships

The underwriters and their respective affiliates have provided in the past and may provide from time to time in the future in the ordinary course of their business certain commercial banking, financial advisory, investment banking and other services to us, our portfolio companies or our affiliates for which they have received or will be entitled to receive separate fees. In particular, the underwriters or their respective affiliates may execute transactions with us, on behalf of us, any of our portfolio companies or our affiliates. In addition, the underwriters or their respective affiliates may act as arrangers, underwriters or placement agents for companies whose securities are sold to or whose loans are syndicated to us, our portfolio companies or our affiliates.

The underwriters or their respective affiliates may also trade in our securities, securities of our portfolio companies or other financial instruments related thereto for their own accounts or for the account of others and may extend loans or financing directly or through derivative transactions to us, any of our portfolio companies or our affiliates.

After the date of this prospectus supplement, the underwriters and their respective affiliates may from time to time obtain information regarding specific portfolio companies or us that may not be available to the general public. Any such information is obtained by the underwriters and their respective affiliates in the ordinary course of their respective business and not in connection with the offering of the Notes.

In addition, after the offering period for the sale of the Notes, the underwriters or their respective affiliates may develop analyses or opinions related to us or our portfolio companies and buy or sell interests in one or more of our portfolio companies on behalf of their proprietary or client accounts and may engage in competitive activities. There is no obligation on behalf of these parties to disclose their respective analyses, opinions or purchase and sale activities regarding any portfolio company or regarding us to our noteholders or any other persons.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

The principal business address of Raymond James & Associates, Inc. is 880 Carillon Parkway, St. Petersburg, Florida 33716.

Alternative Settlement Cycle

We expect that delivery of the Notes will be made against payment therefor on or about March , 2025, which will be the fifth business day following the date of pricing of the Notes (such settlement cycle being herein referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on any date prior to the second business day before delivery thereof will be required, by virtue of the fact that the Notes initially will settle T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their own advisors.

Other Jurisdictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the Notes offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The Notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such Notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restriction relating to the offering and the distribution of this prospectus supplement. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy the Notes offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

LEGAL MATTERS

Certain legal matters regarding the Notes offered hereby will be passed upon for us by Eversheds Sutherland (US) LLP, Washington, D.C. Certain legal matters regarding the Notes offered hereby will be passed upon for Raymond James by Dechert LLP, Washington, D.C.

AVAILABLE INFORMATION

This prospectus supplement and the accompanying prospectus constitute part of a registration statement on Form N-2 that we have filed with the SEC, together with any and all amendments and related exhibits under the Securities Act. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and the Notes we are offering under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement, including the exhibits filed as a part of, or incorporated by reference into, the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or other document has been filed as an exhibit to the registration statement or otherwise incorporated by reference as an exhibit thereto, please see the copy of the contract or document that has been filed or incorporated by reference. Each statement in this prospectus supplement and the accompanying prospectus relating to a contract or document filed or incorporated by reference as an exhibit is qualified in all respects by such exhibit.

We file with or submit to the SEC annual, quarterly and current reports, proxy statements and other information meeting the informational requirements of the Exchange Act. We maintain a website at http://www.stelluscapital.com and intend to make all of our annual, quarterly and current reports, proxy statements and other publicly filed information available, free of charge, on or through our website. You may also obtain such information, free of charge, by contacting us in writing at 4400 Post Oak Parkway, Suite 2200, Houston, TX 77027, Attention: Investor Relations or by email at info@stelluscapital.com. The SEC maintains a website that contains reports, proxy and information statements and other information we file with the SEC at http://www.sec.gov. Information contained on our website is not incorporated into this prospectus supplement or the accompanying prospectus and you should not consider such information to be part of this prospectus supplement or the accompanying prospectus.

INCORPORATION BY REFERENCE

This prospectus supplement is part of a registration statement that we have filed with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement. Any reports filed by us with the SEC subsequent to the date of this prospectus supplement will automatically update and, where applicable, supersede any information contained in this prospectus supplement and any document incorporated by reference herein.

We incorporate by reference in this prospectus supplement the filings listed below and any future filings and other documents we may file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus supplement, until all of the securities offered by this prospectus supplement have been sold or we otherwise terminate the offering of these securities (such reports and other documents deemed to be incorporated by reference into this prospectus supplement and to be part hereof from the date of filing of such reports and other documents); provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K, or other information “furnished” to the SEC pursuant to the Exchange Act will not be incorporated by reference into this prospectus supplement:

●	our Annual Report on Form 10-K for fiscal year ended December 31, 2024, filed with the SEC on March 4, 2025; and
●	our Preliminary Proxy Statement on Schedule 14A, filed with the SEC on March 24, 2025.

Any reports filed by us with the SEC before the date that any offering of any securities by means of this prospectus supplement and the accompanying prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference into this prospectus supplement and the accompanying prospectus.

To obtain copies of these filings, see “Available Information” in this prospectus supplement.

PROSPECTUS

$300,000,000

STELLUS CAPITAL INVESTMENT CORPORATION

Common Stock
Preferred Stock
Warrants
Subscription Rights
Debt Securities

Our investment objective is to maximize the total return to our stockholders in the form of current income and capital appreciation. The companies in which we invest are typically highly leveraged, and in most cases, our investments in such companies will not be rated by national rating agencies. If such investments were rated, we believe that they would likely receive a rating below investment grade (i.e., below BBB or Baa), which are often referred to as “junk”.

We are an externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended. We have elected to be treated, qualify and intend to qualify annually, as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”) for U.S. federal income tax purposes. As a BDC and a RIC, we are required to comply with certain regulatory requirements.

We may offer, from time to time, in one or more offerings or series, up to $300,000,000 of our common stock, preferred stock, debt securities, subscription rights to purchase shares of our common stock, and/or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities (collectively, the “securities”). The securities may be offered at prices and on terms to be described in one or more supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

In the event we offer common stock, the offering price per share of our common stock less any underwriting discounts or commissions will generally not be less than the net asset value per share of our common stock at the time we make the offering. However, we may issue shares of our common stock pursuant to this prospectus at a price per share that is less than our net asset value per share if our board of directors determines that such sale is in our best interests, and if our stockholders approve such sale. At our 2022 annual meeting of stockholders, our stockholders voted to allow to issue common stock at a price below net asset value per share for the period ending on the earlier of one-year anniversary of the date of the 2022 annual meeting of stockholders which was held on June 23, 2022 or our 2023 annual meeting of shareholders. The proposal approved by our stockholders did not specify a maximum discount below net asset value at which we are able to issue our common stock immediately prior to such sale. We expect to seek similar approval at our 2023 annual meeting of stockholders which we expect to be held in June 2023. We cannot issue shares of our common stock below net asset value unless our board of directors determines that it would be in our and our stockholders’ best interests to do so. Sales of common stock at prices below net asset value per share dilute the interests of existing stockholders, have the effect of reducing our net asset value per share and may reduce our market price per share. In addition continuous sales of common stock below net asset value may have a negative impact on total returns and could have a negative impact on the market price of our shares of common stock. See “Sales of Common Stock Below Net Asset Value.”

The securities may be offered directly to one or more purchasers, through agents designated from time to time by us, or to or through underwriters or dealers. Each prospectus supplement relating to an offering will identify any agents or underwriters involved in the sale of the securities, and will disclose any applicable purchase price, fee, discount or commissions arrangement between us and our agents or underwriters or among our underwriters or the basis upon which such amount may be calculated. See “Plan of Distribution.” We may not sell any of the securities pursuant to this registration statement through agents, underwriters or dealers without delivery of this prospectus and a prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “SCM.” On August 18, 2022, the last reported sales price of our common stock on NYSE was $13.83 per share. The net asset value per share of our common stock at June 30, 2022 (the last date prior to the date of this prospectus for which we reported net asset value) was $14.32.

Investing in our securities involves a high degree of risk, including credit risk, the risk of the use of leverage and the risk of dilution, and is highly speculative. In addition, shares of closed-end investment companies, including BDCs, frequently trade at a discount to their net asset values. If our shares of our common stock trade at a discount to our net asset value, it will likely increase the risk of loss for purchasers in an offering made pursuant to this prospectus or any related prospectus supplement. Before investing in our securities, you should read the discussion of the material risks of investing in our securities, including the risk of leverage and dilution, in “Risk Factors” beginning on page 12 of this prospectus or otherwise incorporated by reference herein and included in, or incorporated by reference into, the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus.

This prospectus describes some of the general terms that may apply to an offering of our securities. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The accompanying prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus, the accompanying prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein, before investing in our securities and keep them for future reference. We also file periodic and current reports, proxy statements and other information about us with the SEC. This information is available free of charge by contacting us at 4400 Post Oak Parkway, Suite 2200, Houston, TX 77027, Attention: Investor Relations, or by calling us at (713) 292-5400 or visiting our corporate website located at www.stelluscapital.com (under the Public (SCIC) section). The SEC also maintains a website at http://www.sec.gov that contains this information. Information on our website or the SEC’s website is not incorporated into or a part of this prospectus, and you should not consider that information to be part of this prospectus or the accompanying prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

The date of this prospectus is August 22, 2022.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the SEC, using the “shelf” registration process. Under this shelf registration statement, we may offer, from time to time, in one or more offerings, up to $300,000,000 of our common stock, preferred stock, debt securities, subscription rights to purchase shares of our common stock, and/or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, on terms to be determined at the time of the offering. See “Plan of Distribution” for more information.

This prospectus provides you with a general description of the securities that we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. In a prospectus supplement or free writing prospectus, we may also add, update, or change any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus, and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. Before buying any of the securities being offered, please carefully read this prospectus, any accompanying prospectus supplement, any free writing prospectus and the documents incorporated by reference in this prospectus and any accompanying prospectus supplement.

This prospectus may contain estimates and information concerning our industry, including market size and growth rates of the markets in which we participate, that are based on industry publications and other third-party reports. This information involves many assumptions and limitations, and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data contained in these industry publications and reports. However, we acknowledge our responsibility for all disclosures in this prospectus. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described or referenced in the section titled “Risk Factors,” that could cause results to differ materially from those expressed in these publications and reports.

This prospectus includes summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or incorporated by reference, or will be filed or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in the section titled “Available Information.”

You should rely only on the information included or incorporated by reference in this prospectus, any prospectus supplement or in any free writing prospectus prepared by us or on our behalf or to which we have referred you. We have not authorized any dealer, salesperson or other person to provide you with different information or to make representations as to matters not stated in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by us or on our behalf or to which we have referred you do not constitute an offer to sell, or a solicitation of an offer to buy, any securities by any person in any jurisdiction where it is unlawful for that person to make such an offer or solicitation or to any person in any jurisdiction to whom it is unlawful to make such an offer or solicitation. You should not assume that the information included or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any such free writing prospectus is accurate as of any date other than their respective dates. Our financial condition, results of operations and prospects may have changed since any such date. To the extent required by law, we will amend or supplement the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement to reflect any material changes to such information subsequent to the date of the prospectus and any accompanying prospectus supplement and prior to the completion of any offering pursuant to the prospectus and any accompanying prospectus supplement.

PROSPECTUS SUMMARY

This summary highlights some of the information included elsewhere in this prospectus or incorporated by reference. It is not complete and may not contain all of the information that you may want to consider before investing in our securities. You should carefully read the entire prospectus, the applicable prospectus supplement, and any related free writing prospectus, including the risks of investing in our securities discussed in the section titled “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus and the applicable prospectus supplement. Before making your investment decision, you should also carefully read the information incorporated by reference into this prospectus, including our financial statements and related notes, and the exhibits to the registration statement of which this prospectus is a part. Throughout this prospectus we refer to Stellus Capital Investment Corporation as “we,” “us,” “our” or the “Company,” and to Stellus Capital Management, our investment adviser, as “Stellus Capital Management” or “Adviser.”

Stellus Capital Investment Corporation

We are externally managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company, or “BDC”, under the Investment Company Act of 1940, or the “1940 Act.” We originate and invest primarily in private middle-market companies (typically those with $5.0 million to $50.0 million of EBITDA (earnings before interest, taxes, depreciation and amortization)) through first lien, second lien, unitranche and mezzanine debt financing, with corresponding equity co-investments. Unitranche debt is typically structured as first lien loans with certain risk characteristics of mezzanine debt. Mezzanine debt includes senior unsecured and subordinated loans.

Our investment activities are managed by our investment adviser, Stellus Capital Management, an investment advisory firm led by Robert T. Ladd and its other senior investment professionals. We source investments primarily through the extensive network of relationships that the senior investment professionals of Stellus Capital Management have developed with financial sponsor firms, financial institutions, middle- market companies, management teams and other professional intermediaries. The companies in which we invest are typically highly leveraged, and, in most cases, our investments in such companies will not be rated by national rating agencies. If such investments were rated, we believe that they would likely receive a rating that is below investment grade (i.e., Baa or BBB), which is often referred to as “junk.”

Our investment objective is to maximize the total return to our stockholders in the form of current income and capital appreciation. We seek to achieve our investment objective by:

●	accessing the extensive origination channels that have been developed and established by the Stellus Capital Management investment professionals that include long-standing relationships with private equity firms, commercial banks, investment banks and other financial services firms;
●	investing in what we believe to be companies with strong business fundamentals, generally within our core middle-market company focus;
●	focusing on a variety of industry sectors, including business services, energy, general industrial, government services, healthcare, software and specialty finance;
●	focusing primarily on directly originated transactions;
●	applying the disciplined underwriting standards that the Stellus Capital Management investment professionals have developed over their extensive investing careers; and
●	capitalizing upon the experience and resources of the Stellus Capital Management investment team to monitor our investments.

We previously received exemptive orders (the “Prior Orders”) from the Securities and Exchange Commission (the “SEC”) to co-invest with private funds managed by Stellus Capital Management where doing so is consistent with our investment strategy as well as applicable law (including the terms and conditions of the exemptive order issued by the SEC). On May 9, 2022, we received a new exemptive order (the “Order”) that supersedes the Prior Orders and permits us greater flexibility to enter into co-investment transactions. Pursuant to the Order, a “required majority” (as defined in Section 57(o) of the 1940 Act) of our directors who are not “interested persons,” as such term is defined in Section 2(a)(19) of the 1940 Act (the “independent directors”) must make certain conclusions in connection with a co-investment transaction, including (1) the terms of the proposed transaction, including the consideration to be paid, are reasonable and fair to us and our stockholders and do not involve overreaching of us or our or its stockholders on the part of any person concerned and (2) the transaction is consistent with the interests of our stockholders and is consistent with our investment objectives and strategies. We co-invest, subject to the conditions in the Order, with private credit funds managed by Stellus Capital Management that have an investment strategy that is similar or identical to our investment strategy, and the we may co-invest with other BDCs and registered investment companies managed by Stellus Capital Management or an adviser that is controlled, controlling, or under common control with Stellus Capital Management in the future. We believe that such co-investments may afford us additional investment opportunities and an ability to achieve greater diversification.

As a BDC, we are required to comply with regulatory requirements, including limitations on our use of debt. Prior to June 28, 2018, we were only allowed to employ leverage to the extent that our asset coverage, as defined in the 1940 Act, was equal to at least 200% after giving effect to such leverage. On March 23, 2018, the Small Business Credit Availability Act (the “SBCAA”) was signed into law, which included various changes to regulations under the federal securities laws that impact BDCs. The SBCAA included changes to the 1940 Act to allow BDCs to decrease their asset coverage requirement to 150% from 200% under certain circumstances. On April 4, 2018, our board of directors, or “the Board”, including a “required majority” (as such term is defined in Section 57(o) of the 1940 Act’) of the Board, approved the application of the modified asset coverage requirements set forth in Section 61(a)(2) of the 1940 Act. The Board also approved the submission of a proposal to approve the application of the modified asset coverage requirements set forth in Section 61(a)(2) of the 1940 Act, which was approved by shareholders at the Company’s 2018 annual meeting of stockholders. As a result, the asset coverage ratio test applicable to the Company was decreased from 200% to 150%, effective June 28, 2018. In other words, prior to the enactment of the SBCAA, a BDC could borrow $1.00 for investment purposes for every $1.00 of investor equity. Now, for those BDCs, like the Company, that satisfy the Act’s approval and disclosure requirements, the BDC can borrow $2.00 for investment purposes for every $1.00 of investor equity.

The SBCA provides that in order for a BDC whose common stock is traded on a national securities exchange to be subject to 150% Asset Coverage, the BDC must either obtain: (i) approval of the required majority of its non-interested directors who have no financial interest in the proposal, which would become effective one year after the date of such approval (the “Board Effective Date”), or (ii) obtain stockholder approval (of more than 50% of the votes cast for the proposal at a meeting in which quorum is present), which would become effective on the first day after the date of such stockholder approval.

The amount of leverage that we employ will depend on our assessment of market conditions and other factors at the time of any proposed borrowing, such as the maturity, covenant package and rate structure of the proposed borrowings, our ability to raise funds through the issuance of our securities and the risks of such borrowings within the context of our investment outlook. Ultimately, we only intend to use leverage if the expected returns from borrowing to make investments will exceed the cost of such borrowings. For more information about the expected amount of and costs associated with our borrowings, see “Fees and Expenses” in this prospectus.

We have elected and qualified to be treated for federal income tax purposes as a regulated investment company, or “RIC,” under Subchapter M of the Internal Revenue Code, or the Code. As a RIC, we generally will not have to pay corporate-level federal income taxes on any net ordinary income or capital gains that we distribute to our stockholders as dividends if we meet certain source-of-income, distribution and asset diversification requirements.

Our Adviser

Stellus Capital Management manages our investment activities and is responsible for analyzing investment opportunities, conducting research and performing due diligence on potential investments, negotiating and structuring our investments, originating prospective investments and monitoring our investments and portfolio companies on an ongoing basis.

The senior investment professionals of Stellus Capital Management have an average of over 31 years of investing, corporate finance, restructuring, consulting and accounting experience and have worked together at several companies. The Stellus Capital Management investment professionals have a wide range of experience in middle-market investing, including originating, structuring and managing loans and debt securities through market cycles. The Stellus Capital Management investment professionals continue to provide investment sub-advisory services to D. E. Shaw & Co., L.P. and its associated investment funds (the “D. E. Shaw group”) with respect to an approximately $17.6 million investment portfolio (as of June 30, 2022) in middle-market companies pursuant to sub-advisory arrangements.

In addition to serving as our investment adviser and the sub-advisor to the D. E. Shaw group as noted above, Stellus Capital Management currently manages several private credit funds which have an investment strategy that is similar or identical to our investment strategy. We received exemptive relief from the SEC to co-invest with investment funds managed by Stellus Capital Management or an adviser that is controlled, controlling, or under common control with Stellus Capital Management, where doing so is consistent with our investment strategy as well as applicable law (including the terms and conditions of the exemptive order issued by the SEC). We believe that such co-investments may afford us additional investment opportunities and an ability to achieve greater diversification. In addition, we will not co-invest with D.E. Shaw group funds.

Stellus Capital Management is registered as an investment adviser with the U.S. Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended (together with the rules and regulations promulgated thereunder, the “Advisers Act”). Subject to the overall supervision of our board of directors (the “Board”), our Adviser manages our day-to-day operations and provides us with investment advisory services pursuant to the investment advisory agreement, dated September 24, 2012 (the “Advisory Agreement”). Pursuant to the Advisory Agreement, we pay Stellus Capital Management a fee for its investment advisory and management services consisting of two components: a base management fee and an incentive fee. The cost of the base management fee and incentive fee are each borne by our stockholders. See “Management and Other Agreements.”

Stellus Capital Management is headquartered in Houston, Texas, and also maintains offices in the Washington, D.C. area and Charlotte, North Carolina.

Our Administrator

We have entered into an administration agreement, dated October 26, 2012 (the “Administration Agreement”) with Stellus Capital Management (the “Administrator”), pursuant to which our Administrator is responsible for furnishing us with office facilities and equipment and provides us with clerical, bookkeeping, recordkeeping and other administrative services at such facilities. For more information, see “Management and Other Agreements.”

Market Opportunity

We originate and invest primarily in private middle-market companies through first lien (including unitranche), second lien and unsecured debt financing, often with corresponding equity co-investments. We believe the environment for investing in middle-market companies is attractive for several reasons, including:

Robust Demand for Debt Capital. We believe that private equity firms have significant committed but uncalled capital, a large portion of which is still available for investment in the United States. We expect the large amount of uninvested capital commitments will drive buyout activity over the next several years, which should, in turn, create lending opportunities for us.

Attractive Environment to Lend To Middle-Market Companies. The current strength of the U.S. economy provides an attractive environment to lend to middle-market companies. The U.S. services and manufacturing sector continues to show strong growth and profitability, allowing middle market companies to continue to service their debt and prudently borrow to support growth initiatives and mergers and acquisitions activity. This dynamism, coupled with ample capital from private equity firms to support middle market companies, is creating a large population of credit worthy companies looking for debt capital.

Attractive Deal Pricing and Structures. We believe that the pricing of middle-market debt investments is higher, and the terms of such investments are more conservative, compared to larger liquid, public debt financings, due to the more limited universe of lenders as well as the highly negotiated nature of these financings. These transactions tend to offer stronger covenant packages, higher interest rates, lower leverage levels and better call protection compared to larger financings. In addition, middle-market loans typically offer other investor protections such as default penalties, lien protection, change of control provisions and information rights for lenders.

Specialized Lending Requirements. Lending to middle-market companies requires in-depth diligence, credit expertise, restructuring experience and active portfolio management. We believe that several factors render many U.S. financial institutions ill-suited to lend to middle-market companies. For example, based on the experience of Stellus Capital Management’s investment professionals, lending to middle-market companies in the United States (a) is generally more labor intensive than lending to larger companies due to the smaller size of each investment and the fragmented nature of the information available with respect to such companies, (b) requires specialized due diligence and underwriting capabilities, and (c) may also require more extensive ongoing monitoring by the lender. We believe that, through Stellus Capital Management, we have the experience and expertise to meet these specialized lending requirements.

Competitive Advantages

We believe that the following competitive strengths will allow us to achieve positive returns for our investors:

Experienced Investment Team. Through our investment adviser, Stellus Capital Management, we have access to the experience and expertise of the Stellus Capital Management investment professionals, including its senior investment professionals who have an average of over 32 years of investing, corporate finance, restructuring, consulting and accounting experience and have worked together at several companies. The Stellus Capital Management investment professionals have a wide range of experience in middle-market investing, including originating, structuring and managing loans and debt securities through market cycles. We believe the members of Stellus Capital Management’s investment professionals are proven and experienced, with extensive capabilities in leveraged credit investing, having participated in these markets for the predominant portion of their careers. We believe that the experience and demonstrated ability of the Stellus Capital Management investment team to complete transactions enhances the quantity and quality of investment opportunities available to us.

Established, Rigorous Investment and Monitoring Process. The Stellus Capital Management investment professionals have developed an extensive review and credit analysis process. Each investment that is reviewed by Stellus Capital Management is brought through a structured, multi-stage approval process. In addition, Stellus Capital Management takes an active approach in monitoring all investments, including reviews of financial performance on at least a quarterly basis and regular discussions with management. Stellus Capital Management’s investment and monitoring process and the depth and experience of its investment professionals should allow it to conduct the type of due diligence and monitoring that enables it to identify and evaluate risks and opportunities.

Demonstrated Ability to Structure Investments Creatively. Stellus Capital Management has the expertise and ability to structure investments across all levels of a company’s capital structure. Furthermore, we believe that current market conditions will allow us to structure attractively priced debt investments and may allow us to incorporate other return-enhancing mechanisms such as commitment fees, original issue discounts, early redemption premiums, payment-in-kind, or “PIK,” interest or some form of equity securities.

Resources of Stellus Capital Management Platform. We have access to the resources and capabilities of Stellus Capital Management, which has 17 investment professionals, including Robert T. Ladd, Dean D’Angelo, Joshua T. Davis and Todd A. Overbergen, who are supported by eight managing directors, two vice presidents and three analysts. These individuals have developed long-term relationships with middle- market companies, management teams, financial sponsors, lending institutions and deal intermediaries by providing flexible financing throughout the capital structure. We believe that these relationships provide us with a competitive advantage in identifying investment opportunities in our target market. We also expect to benefit from Stellus Capital Management’s due diligence, credit analysis, origination and transaction execution experience and capabilities, including the support provided with respect to those functions by Mr. Huskinson, who serves as our chief financial officer and chief compliance officer, and his staff of ten finance and operations professionals.

Use of Leverage

Credit Facility. We have entered into an Amended and Restated Senior Secured Revolving Credit Agreement, dated September 18, 2020, and amended December 22, 2021, February 28, 2022, and May 13, 2022 with Zions Bancorporation, N.A., dba Amegy Bank, as administrative agent and lender, and various other lenders (the “Credit Facility”). The Credit Facility, as amended, provides for borrowings up to a maximum of $265 million on a committed basis. Borrowings under the Credit Facility bear interest, subject to our election, on a per annum basis equal to (i) term SOFR plus 2.50% (or 2.75% during certain periods in which the Company’s asset coverage ratio is equal to or below 1.90 to 1.00) plus a SOFR credit spread adjustment (0.10% for one-month term SOFR and 0.15% for three-month term SOFR), with a 0.25% SOFR floor, or (ii) 1.50% (or 1.75% during certain periods in which the Company’s asset coverage ratio is equal to or below 1.90 to 1.00) plus an alternate base rate based on the highest of the prime rate (subject to a 3% floor), Federal Funds Rate plus 0.50% and one month term SOFR plus 1.00%. We pay unused commitment fees of 0.50% per annum on the unused lender commitments under the Credit Facility. Interest is payable monthly or quarterly in arrears. The commitment to fund the revolver expires on September 18, 2024, after which we may no longer borrow under the Credit Facility and must begin repaying principal equal to 1/12 of the aggregate amount outstanding under the Credit Facility each month. Any amounts borrowed under the Credit Facility will mature, and all accrued and unpaid interest thereunder will be due and payable, on September 18, 2025. Our obligations to the lenders are secured by a first priority security interest in our portfolio of securities and cash not held at the SBIC subsidiaries. As of June 30, 2022, we had approximately $203.5 million outstanding under the Credit Facility.

4.875% Notes. On January 14, 2021, we issued $100 million in aggregate principal amount of 4.875% fixed-rate notes due 2026 (the “2026 Notes”). The 2026 Notes will mature on March 30, 2026, and may be redeemed in whole or in part at any time on or after December 31, 2025 or from time to time at the Company’s option at a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest to, but excluding, the redemption date: (1) 100% of the principal amount of the 2026 Notes to be redeemed; or (2) the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of accrued and unpaid interest to the date of redemption) of the 2026 Notes to be redeemed, discounted to the redemption date on a semi-annual basis plus 50 basis points; provided, however that if we redeem any 2026 Notes on or after December 31, 2025, the redemption price of the 2026 Notes will be 100% of the principal amount of the 2026 Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. As of June 30, 2022, we had $100 million of 2026 Notes outstanding.

SBA-guaranteed Debentures. Due to the SBIC subsidiary’s status as a licensed SBIC, we have the ability to issue debentures guaranteed by the SBA at favorable interest rates. As of June 30, 2022, the SBIC I subsidiary had $150.0 million of SBA-guaranteed debentures outstanding and the SBIC II subsidiary had $143.6 million of SBA-guaranteed debentures outstanding.

FEES AND EXPENSES

Information regarding our fees and expenses is incorporated by reference herein from our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q.

FINANCIAL HIGHLIGHTS

Information regarding the following financial highlights for the years ended December 31, 2021, 2020, 2019, 2018, 2017, 2016, 2015, 2014, 2013 and 2012 are derived from our consolidated financial statements, which have been audited by Grant Thornton, LLP an independent registered public accounting firm whose reports thereon are incorporated by reference in this prospectus.

	For the year	For the year	For the year	For the year	For the year
	ended	ended	ended	ended	ended
	December 31,	December 31,	December 31,	December 31,	December 31,
	2021	2020	2019	2018	2017
Per Share Data:(1)
Net asset value at beginning of period	$14.03	$14.14	$14.09	$13.81	$13.69
Net investment income	1.01	1.13	1.23	1.42	1.21
Change in unrealized (depreciation) appreciation	(0.36)	0.44	(0.85)	(0.11)	—
Net realized gain (loss)	1.22	(0.52)	1.07	0.35	0.31
Loss on debt extinguishment	(0.03)	—	—	—	—
Provision for taxes on realized gains	(0.15)	—	—	(0.02)	—
Benefit (provision) for taxes on unrealized depreciation (appreciation)	0.03	(0.01)	—	—	—
Total from investment operations	1.72	1.04	1.45	1.64	1.52
Sales Load	—	—	(0.06)	—	(0.09)
Offering Costs	—	—	(0.03)	—	(0.02)
Stockholder distributions from:
Net investment income	(1.09)	(1.15)	(0.54)	(1.03)	(1.20)
Net realized capital gains	(0.05)	—	(0.82)	(0.33)	(0.16)
Other(3)	—	—	0.05	—	0.07
Net asset value at the end of period	$14.61	$14.03	$14.14	$14.09	$13.81
Per share market value at end of period	$13.02	$10.88	$14.23	$12.95	$13.14
Total return based on market value(4)	30.78%	(13.73)%	21.97%	8.68%	20.29%
Weighted average shares outstanding at the end of period	19,489,750	19,471,500	18,275,696	15,953,571	14,870,981
Ratio/Supplemental Data:
Net assets at the end of period	$285,111,233	$273,360,649	$270,571,173	$224,845,007	$220,247,242
Weighted average net assets	$274,188,692	$253,034,571	$259,020,507	$223,750,302	$195,211,550
Annualized ratio of operating expenses to net assets(7)	16.90%	13.75%	14.11%	13.72%	11.10%
Annualized ratio of interest expense and other fees to net assets(2)	6.83%	6.29%	5.78%	5.51%	4.02%
Annualized ratio of net investment income to net assets	7.21%	8.58%	8.64%	10.09%	9.21%
Portfolio turnover(5)	39%	21%	23%	32%	48%
Notes payable	$100,000,000	$48,875,000	$48,875,000	$48,875,000	$48,875,000
Credit Facility payable	$177,340,000	$174,000,000	$161,550,000	$99,550,000	$40,750,000
SBA-guaranteed debentures	$250,000,000	$176,500,000	$161,000,000	$150,000,000	$90,000,000
Asset coverage ratio(6)	2.03x	2.23x	2.29x	2.51x	3.46x
(1)	Based on weighted-average number of common shares outstanding for the period.
(2)	Excludes debt extinguishment costs of $539,250 and $416,725 for the years ended December 31, 2021 and 2017, respectively. Including these costs, this ratio would be 7.02% and 4.24% for the years ended December 31, 2021 and 2017, respectively.
(3)	Includes the impact of different share amounts as a result of calculating certain per share data based on weighted average shares outstanding during the period and certain per share data based on shares outstanding as of the period end.
(4)	Total return on market value is based on the change in market price per share since the end of the prior quarter and includes dividends paid, which are assumed to be reinvested. The total returns are not annualized.
(5)	Calculated as the lesser of purchases or paydowns divided by average fair value of investments for the period and is not annualized.
(6)	Asset coverage ratio is equal to total assets less all liabilities and indebtedness not represented by senior securities over the aggregate amount of the senior securities. SBA-guaranteed debentures are excluded from the numerator and denominator.
(7)	These ratios include the impact of the benefit (provision) for income taxes related to net unrealized depreciation (appreciation) on certain investments of $510,868, $(224,877), and $(66,760) for the years ended December 31, 2021, 2020 and 2019 respectively, as well as, $(2,957,220) of provision for taxes on realized gains on investments for the year ended December 31, 2021 which are not reflected in net investment income, gross operating expenses or net operating expenses. The provision for income taxes related to net realized gain (loss) or unrealized depreciation (appreciation) on investments at Taxable Subsidiaries to net assets for the years ended December 31, 2021, 2020 and 2019 is less than (0.89)%, (0.09)% and (0.03)%, respectively. These ratios excludes debt extinguishment costs of $(539,250) for the year ended December 31, 2021.

					For the period
					from Inception
	For the year	For the year	For the year	For the year	(May 18, 2012)
	ended	ended	ended	ended	through
	December 31,	December 31,	December 31,	December 31,	December 31,
	2016	2015	2014	2013	2012
Per Share Data:(1)
Net asset value at beginning of year/period	$13.19	$13.94	$14.54	$14.45	$15.00
Net investment income	1.39	1.33	1.34	1.33	0.11
Change in unrealized appreciation (depreciation)	1.49	(0.74)	(0.53)	0.03	(0.01)
Realized gain (loss)	(1.05)	0.03	0.04	0.09	—
Benefit (Provision) for taxes on unrealized appreciation	0.03	(0.01)	(0.02)	—	—
Total from investment operations	1.86	0.61	0.83	1.45	0.10
Issuance of common shares	—	—	—	—	0.01
Reinvestments of stockholder distributions(2)	—	—	—	—	(0.41)
Sales Load	—	—	(0.01)	—	(0.07)
Stockholder distributions from:
Net investment income	(1.36)	(1.33)	(1.31)	(1.36)	(0.18)
Net realized capital gains	—	(0.03)	(0.12)	—	—
Other(3)	—	—	0.01	—	—
Net asset value at the end of year/period	$13.69	$13.19	$13.94	$14.54	$14.45
Per share market value at end of year/period	$12.06	$9.64	$11.78	$14.95	$16.38
Total return based on market value(4)	42.83%	(7.76)%	(13.09)%	0.42%	10.48%
Weighted average shares outstanding at the end of period	12,479,959	12,479,961	12,281,178	12,059,293	12,035,023
Ratio/Supplemental Data:
Net assets at the end of year/period	$170,881,785	$164,651,104	$173,949,452	$175,891,514	$173,845,955
Weighted average net assets	$165,189,142	$173,453,813	$176,458,141	$175,398,660	$173,845,955
Annualized ratio of gross operating expenses to net assets(7)(8)	13.20%	11.16%	9.92%	8.65%	5.49%
Annualized ratio of net operating expenses to net assets(7)(8)	13.20%	10.78%	9.12%	7.63%	5.50%
Annualized ratio of interest expense and other fees to net assets	4.84%	3.56%	3.01%	1.78%	0.26%
Annualized ratio of net investment income before fee waiver to net assets(7)	10.71%	9.11%	8.40%	8.11%	4.99%
Annualized ratio of net investment income to net assets(7)	10.71%	9.49%	9.19%	9.13%	4.99%
Portfolio Turnover(5)	16%	29%	19%	41%	35%
Notes Payable	25,000,000	25,000,000	25,000,000	110,000,000	38,000,000
Credit Facility Payable	116,000,000	109,500,000	106,500,000	9,000,000	45,000,943
SBA Debentures	65,000,000	65,000,000	16,250,000	—	—
Asset Coverage Ratio(6)	2.21x	2.22x	2.32x	2.48x	4.57x
(1)	Financial highlights are based on weighted average shares outstanding as of year/period ended.
(2)	The per share impact of the Company’s reinvestment of stockholder distributions has an impact to net assets of less than $0.01 per share during the applicable period.
(3)	Includes the impact of different share amounts as a result of calculating certain per share data based on weighted average shares outstanding during the period and certain per share data based on shares outstanding as of the period end.
(4)	Total return on market value is based on the change in market price per share since the end of the prior quarter and includes dividends paid. The total returns are not annualized.
(5)	Calculated as the lesser of purchases or paydowns divided by average portfolio balance and is not annualized.
(6)	Asset coverage ratio is equal to (i) the sum of (a) net assets at the end of the period and (b) total debt outstanding at the end of the period, divided by (ii) total debt outstanding at the end of the period. SBA-guaranteed debentures are excluded from the numerator and denominator.
(7)	These ratios include the impact of the benefit (provision) for income taxes related to net unrealized loss (gain) on certain investments of $373,131, ($93,601) and ($288,122) for the years ended December 31, 2016, 2015 and 2014 respectively, which are not reflected in net investment income, gross operating expenses or net operating expenses. The benefit (provision) for income taxes related to net realized loss or unrealized loss (gain) on investments at taxable subsidiaries to net assets for the years ended December 31, 2016 and 2015 is (0.16)%, 0.05% and 0.17%, respectively.
(8)	Deferred offering costs of $261,761 for the year ended December 31, 2016 are not annualized.

SUPPLEMENTARY FINANCIAL DATA

The information in “Item 8. Audited Financial Statements and Supplementary Data,” including the financial notes related thereto, of our most recent Annual Report on Form 10-K, and in “Item 1. Statements of Assets and Liabilities” and “Item 1. Financial Statements,” including the financial notes related thereto, of our most recent Quarterly Report on Form 10-Q are incorporated by reference herein.

RISK FACTORS

Investing in our securities involves a number of significant risks. Before you invest in our securities, you should be aware of and carefully consider the various risks associated with the investment, including those described in this prospectus, any accompanying prospectus supplement, any related free writing prospectus we may authorize in connection with a specific offering, “Part I, Item IA. Risk Factors” in our most recent Annual Report on Form 10-K, which is incorporated by reference herein in their entirety, “Part II, Item 1A. Risk Factors” in our most recent Quarterly Report on Form 10-Q, which is incorporated by reference herein in their entirety, and any document incorporated by reference herein. You should carefully consider these risk factors, together with all of the other information included in this prospectus, any accompanying prospectus supplement and any related free writing prospectus we may authorize in connection with a specific offering, before you decide whether to make an investment in our securities. The risks set out and described in these documents are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us may also impair our business, operations and performance. If any of the following events occur, our business, financial condition and results of operations could be materially and adversely affected. In such case, you may lose all or part of your investment. Please also read carefully the section titled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement, any related free writing prospectus and any documents we may incorporate by reference herein contain forward-looking statements that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about the Company, our current and prospective portfolio investments, our industry, our beliefs and opinions, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including without limitation:

●	our future operating results;
●	our business prospects and the prospects of our portfolio companies;
●	the effect of investments that we expect to make;
●	our contractual arrangements and relationships with third parties;
●	actual or potential conflicts of interest with Stellus Capital Management
●	the dependence of our future success on the general economy and its effects on the industries in which we invest;
●	the impact of interest rate volatility, including the decommissioning of London Interbank Offered Rate (“LIBOR”) and rising interest rates, on our business and our portfolio companies;
●	the ability of our portfolio companies to achieve their objectives;
●	the use of borrowed money and enhanced leverage to finance a portion of our investments;
●	the adequacy of our financing sources and working capital;
●	the timing of cash flows, if any, from the operations of our portfolio companies;
●	the ability of our external investment adviser, Stellus Capital Management, to locate suitable investments for us and to monitor and administer our investments;
●	the ability of Stellus Capital Management to attract and retain highly talented professionals;
●	our ability to qualify and maintain our qualification as a RIC under Subchapter M of the Code, and as a BDC;
●	the effect of future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities) and conditions in our operating areas, particularly with respect to BDCs or RICs;
●	other risks, uncertainties and other factors previously identified elsewhere in this prospectus.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of those assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this prospectus, the prospectus supplement, any documents we may incorporate by reference herein, and any related free writing prospectus should not be regarded as a representation by us that our plans and objectives will be achieved. These forward-looking statements apply only as of the dates of this prospectus, the prospectus supplement, any documents we may incorporate by reference herein, and any related free writing prospectus. Moreover, we assume no duty and do not undertake to update the forward-looking statements. Because we are an investment company, the forward-looking statements and projections contained in this prospectus are excluded from the safe harbor protection provided by Section 21E of the Securities Act of 1934 Act, as amended (the “Exchange Act”).

USE OF PROCEEDS

Unless otherwise specified in any applicable prospectus supplement or in any free writing prospectus we have authorized for use in connection with a specific offering, we intend to use the net proceeds from the sale of our securities pursuant to this prospectus for general corporate purposes, which may include, among other things, investing in accordance with our investment objective and strategy, repayment of any outstanding indebtedness, paying operating expenses and other general corporate purposes.

We anticipate that substantially all of the net proceeds of an offering of securities pursuant to this prospectus and any applicable prospectus supplement or free writing prospectus will be used for the above purposes within three months of any such offering, depending on the availability of appropriate investment opportunities consistent with our investment objective, but no longer than within six months of any such offerings. However, we can offer no assurance that we will be able to achieve this goal.

Pending such uses and investments, we intend to invest the net proceeds primarily in high quality, short-term debt securities consistent with our BDC election and our election to be taxed as a RIC. We do not intend to use any portion of net proceeds of this offering to fund distribution to our stockholders. Proceeds not immediately used for new investments or the temporary repayment of debt will be invested primarily in cash, cash equivalents, U.S. government securities and other high-quality investments that mature in one year or less from the date of investment. These securities may have lower yields than the types of investments we would typically make in accordance with our investment objective and, accordingly, may result in lower distributions, if any, during such period. Our ability to achieve our investment objective may be limited to the extent that the net proceeds from an offering, pending full investment, are held in interest- bearing deposits or other short-term instruments. The prospectus supplement relating to an offering will more fully identify the use of proceeds from any offering.

PRICE RANGE OF COMMON STOCK AND DISTRIBUTIONS

The following information is qualified by reference to, and should be read in conjunction with, the information in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q regarding the price range of our common stock, distributions and stockholders of record, which is incorporated by reference herein, including, for example, the risk factors, the description of our dividend reinvestment plan and certain U.S. federal income tax considerations.

Market Information

Our common stock is traded on the New York Stock Exchange (“NYSE”) under the symbol “SCM”. Shares of BDCs may trade at a market price that is less than the value of the net assets attributable to those shares. The possibility that our shares of common stock will trade at a discount from net asset value (“NAV”) per share or at premiums that are unsustainable over the long term are separate and distinct from the risk that our NAV per share will decrease. It is not possible to predict whether our common stock will trade at, above, or below NAV per share. See “Item 1A. Risk Factors — Risks Relating to Our Common Stock” in our most recent annual report on Form 10-K. On August 18, 2022, the last reported closing sales price of our common stock on the NYSE was $13.83 per share, which represented a discount of approximately 96.6% to our NAV per share of $14.32 as of June 30, 2022.

The following table sets forth for the first quarter of the year ending December 31, 2022 and each fiscal quarter for the years ended December 31, 2019, 2020 and 2021, the NAV per share of our common stock, the high and low closing sales prices of our common stock and such sales prices as a percentage of NAV per share.

					High	Low
					Sales Price	Sales Price
					Premium	Premium
					(Discount)	(Discount)
	Net Asset		Price Range		to Net Asset	to Net Asset
Class and Period	Value(1)		High	Low	Value(2)	Value(2)
Year ending December 31, 2022
Third Quarter (through August 18, 2022)		*	$14.08	$11.44	*	*
Second Quarter	$14.32		$14.20	$11.25	-0.84%	-21.44%
First Quarter	$14.59		$14.15	$13.08	-3.02%	-10.35%
Year ending December 31, 2021
Fourth Quarter	$14.61		$14.65	$12.38	0.27%	-15.26%
Third Quarter	$14.15		$13.61	$12.45	-3.82%	-12.01%
Second Quarter	$14.07		$13.66	$12.40	-2.91%	-11.87%
First Quarter	$14.03		$12.70	$10.18	-9.48%	-27.44%
Year ending December 31, 2020
Fourth Quarter	$14.03		$12.07	$8.04	-13.97%	-42.69%
Third Quarter	$13.17		$8.94	$7.22	-32.12%	-45.18%
Second Quarter	$13.34		$8.75	$5.58	-34.41%	-58.17%
First Quarter	$11.55		$15.03	$5.06	30.13%	-56.19%
Year ending December 31, 2019
Fourth Quarter	$14.14		$14.46	$13.02	2.26%	-7.92%
Third Quarter	$14.40		$14.62	$12.80	1.53%	-11.11%
Second Quarter	$14.29		$14.58	$13.49	2.03%	-5.60%
First Quarter	$14.32		$15.20	$13.27	6.15%	-7.33%
*	Not determinable at the time of filing.
(1)	NAV per share is generally determined as of the last day in the relevant quarter and therefore may not reflect the NAV per share on the date of the high and low sales prices. The NAVs shown are based on outstanding shares at the end of each period.
(2)	Calculated as the respective high or low closing sales price less net asset value, divided by net asset value (in each case, as of the applicable quarter).

Distribution Policy

To the extent that we have income available, we intend to make quarterly distributions to our stockholders. Our quarterly stockholder distributions, if any, will be determined by our Board Any stockholder distribution to our stockholders will be declared out of assets legally available for distribution.

We have elected to be treated as a RIC under the Code. To maintain RIC tax treatment, we must distribute at least 90% of our net ordinary income and net short-term capital gains in excess of our net long-term capital losses, if any, to our stockholders. In order to avoid certain excise taxes imposed on RICs, we currently intend to distribute during each calendar year an amount at least equal to the sum of: (a) 98% of our net ordinary income for such calendar year; (b) 98.2% of our capital gain net income for the one- year period ending on October 31 of the calendar year; and (c) any net ordinary income and capital gain net income for preceding years that were not distributed during such years and on which we previously paid no U.S. federal income tax. See Item 1A. Risk Factors — Risks Relating to our Business and Structure — We will be subject to corporate-level income tax and may default under our revolving Credit Facility if we are unable to maintain our tax treatment as a RIC under Subchapter M of the Code in our most recent Annual Report on Form 10-K.

We currently intend to distribute net capital gains (i.e., net long-term capital gains in excess of net short-term capital losses), if any, at least annually out of the assets legally available for such distributions. However, we may decide in the future to retain such capital gains for investment and elect to treat such gains as deemed distributions to you. If this happens, you will be treated for U.S. federal income tax purposes as if you had received an actual distribution of the capital gains that we retain and reinvested the net after tax proceeds in us. In this situation, you would be eligible to claim a tax credit (or in certain circumstances a tax refund) equal to your allocable share of the tax we paid on the capital gains deemed distributed to you. See “Certain U.S. Federal Income Tax Considerations” We cannot assure you that we will achieve results that will permit us to pay any cash distributions, and if we issue senior securities, we may be prohibited from making distributions if doing so would cause us to fail to maintain the asset coverage ratios stipulated by the 1940 Act or if such distributions are limited by the terms of any of our borrowings.

We have adopted an “opt out” dividend reinvestment plan for our common stockholders. Unless you elect to receive your distributions in cash, we intend to make such distributions in additional shares of our common stock under our dividend reinvestment plan. Although distributions paid in the form of additional shares of our common stock will generally be subject to U.S. federal, state and local taxes in the same manner as cash distributions, investors participating in our dividend reinvestment plan will not receive any corresponding cash distributions with which to pay any such applicable taxes. If you hold shares of our common stock in the name of a broker or financial intermediary, you should contact such broker or financial intermediary regarding your election to receive distributions in cash in lieu of shares of our common stock. Any distributions reinvested through the issuance of shares through our dividend reinvestment plan will increase our gross assets on which the base management fee and the incentive fee are determined and paid to Stellus Capital Management. See “Dividend Reinvestment Plan.”

Dividends Declared

The following table reflects the distributions declared on shares of our common stock during the years ended December 31, 2019, 2020 and 2021 and the quarter ended June 30, 2022:

			Per
Date Declared	Record Date	Payment Date	Share
Fiscal 2019
January 11, 2019	January 31, 2019	February 15, 2019	$0.1133
January 11, 2019	February 28, 2019	March 15, 2019	$0.1133
January 11, 2019	March 29, 2019	April 15, 2019	$0.1133
April 11, 2019	April 30, 2019	May 15, 2019	$0.1133
April 11, 2019	May 31, 2019	June 14, 2019	$0.1133
April 11, 2019	June 28, 2019	July 15, 2019	$0.1133
July 3, 2019	July 31, 2019	August 15, 2019	$0.1133
July 3, 2019	August 30, 2019	September 13, 2019	$0.1133
July 3, 2019	September 30, 2019	October 15, 2019	$0.1133
October 15, 2019	October 31, 2019	November 15, 2019	$0.1133
October 15, 2019	November 29, 2019	December 13, 2019	$0.1133
October 15, 2019	December 31, 2019	January 15, 2020	$0.1133
Fiscal 2020
January 10, 2020	January 31, 2020	February 14, 2020	$0.11
January 10, 2020	February 28, 2020	March 13, 2020	$0.11
January 10, 2020	March 31, 2020	April 15, 2020	$0.11
June 30, 2020	July 15, 2020	July 31, 2020	$0.25
July 29, 2020	September 15, 2020	September 30, 2020	$0.25
September 13, 2020	December 15, 2020	December 29, 2020	$0.25
September 13, 2020	December 15, 2020	December 29, 2020	$0.06
Fiscal 2021
January 15, 2021	January 29, 2021	February 16, 2021	$0.08
January 15, 2021	February 26, 2021	March 15, 2021	$0.08
January 15, 2021	March 31, 2021	April 15, 2021	$0.08
April 19, 2021	April 30, 2021	May 14, 2021	$0.08
April 19, 2021	May 28, 2021	June 15, 2021	$0.08
April 19, 2021	June 30, 2021	July 15, 2021	$0.08
July 19, 2021	July 30, 2021	August 13, 2021	$0.10
July 19, 2021	August 31, 2021	September 15, 2021	$0.10
July 19, 2021	September 30, 2021	October 15, 2021	$0.10
September 14, 2021	October 29, 2021	November 15, 2021	$0.09
September 14, 2021	November 30, 2021	December 15, 2021	$0.09
September 14, 2021	December 16, 2021	December 31, 2021	$0.09
October 29, 2021	January 28, 2022	February 15, 2022	$0.02
October 29, 2021	February 25, 2022	March 15, 2022	$0.02
October 29, 2021	March 31, 2022	April 15, 2022	$0.02
Fiscal 2022
January 13, 2022	January 28, 2022	February 15, 2022	$0.0933
January 13, 2022	February 25, 2022	March 15, 2022	$0.0933
January 13, 2022	March 31, 2022	April 15, 2022	$0.0933
April 19, 2022	April 29, 2022	May 13, 2022	$0.0933
April 19, 2022	May 27, 2022	June 15, 2022	$0.0933
April 19, 2022	June 30, 2022	July 15, 2022	$0.0933
April 19, 2022	April 29, 2022	May 13, 2022	$0.02
April 19, 2022	May 27, 2022	June 15, 2022	$0.02
April 19, 2022	June 30, 2022	July 15, 2022	$0.02
July 13, 2022	July 29, 2022	August 15, 2022	$0.0933
July 13, 2022	August 31, 2022	September 15, 2022	$0.0933
July 13, 2022	September 30, 2022	October 14, 2022	$0.0933
Total			$7.2293

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

The information contained in “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our most recent Annual Report on Form 10-K and in “Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our most recent Quarterly Report on Form 10-Q are incorporated by reference herein and should be read in conjunction with, and are qualified by reference to, our financial statements and notes thereto included in such Annual Report on Form 10-K and such Quarterly Report on Form 10-Q, as applicable.

BUSINESS

The information contained in “Part I, Item 1. Business,” “Part I, Item 2. Properties” and “Part I, Item 3. Legal Proceedings” of our most recent Annual Report on Form 10-K, and in “Part II, Item 1. Legal Proceedings” of our most recent Quarterly Report on Form 10-Q are incorporated herein by reference.

SENIOR SECURITIES

Information regarding our senior securities is incorporated by reference herein from our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q.

PORTFOLIO COMPANIES

The following table sets forth certain information regarding each of the portfolio companies in which we had debt or equity investment as of June 30, 2022. We may receive rights to observe the meetings of our portfolio companies’ board of directors. Other than these investments, our only relationship with our portfolio companies are the managerial assistance we may separately provide to our portfolio companies, which services would be ancillary to our investments. As of June 30, 2022, we did not “control” and are not an “affiliate” of any of our portfolio companies, each as defined in the 1940 Act. In general, under the 1940 Act, we would “control” a portfolio company if we owned 25% or more of its voting securities and would be an “affiliate” of a portfolio company if we owned five percent or more of its voting securities.

										Principal			% of	% Fully
	Company	Headquarters/						Investment		Amount/	Amortized	Fair	Net	Diluted
Investments	Address	Industry	Security(2)	Coupon	Floor	Cash	PIK(8)	Date	Maturity	Shares(3)	Cost	Value(1)	Assets	Owenership
Non-controlled, non-affiliated investments
Ad.Net Acquisition, LLC	1100 Glendon Ave, Suite 1200 Los Angeles, CA 90024	Los Angeles, CA
Term Loan (SBIC II)		Services: Business	First Lien	3M LIBOR+6.00%	1.00%	8.25%		5/7/2021	5/7/2026	$15,432,353	15,246,637	15,123,706	5.39%
Ad.Net Holdings, Inc. Series A Common Stock (SBIC II)			Equity					5/7/2021		7,794	77,941	79,193	0.03%
Ad.Net Holdings, Inc. Series A Preferred Stock (SBIC II)			Equity					5/7/2021		7,015	701,471	712,736	0.25%
Total											$16,026,049	$15,915,635	5.67%	0.92%
ADS Group Opco, LLC	938 Quail Street Lakewood, CO, 80215	Lakewood, CO
Term Loan (SBIC II)		Aerospace & Defense	First Lien	3M LIBOR+6.75%	1.00%	9.00%		6/4/2021	6/4/2026	$14,700,000	14,458,807	14,259,000	5.08%
Revolver			First Lien	3M LIBOR+6.75%	1.00%	8.98%		6/4/2021	6/4/2026	$71,853	71,853	69,697	0.02%
ADS Group Topco, LLC Class A Units			Equity					6/4/2021		77,626	288,691	183,690	0.07%
ADS Group Topco, LLC Class B Units			Equity					6/4/2021		56,819	211,309	134,454	0.05%
ADS Group Topco, LLC Class Z Units			Equity					6/15/2022		72,043	267,929	269,882	0.10%
Total											$15,298,589	$14,916,723	5.32%	1.34%

										Principal			% of	% Fully
	Company	Headquarters/						Investment		Amount/	Amortized	Fair	Net	Diluted
Investments	Address	Industry	Security(2)	Coupon	Floor	Cash	PIK(8)	Date	Maturity	Shares(3)	Cost	Value(1)	Assets	Owenership
Advanced Barrier Extrusions, LLC	4390 Anderle Drive Rhinelander, WI, 54501	Rhinelander, WI
Term Loan B (SBIC)		Containers, Packaging, & Glass	First Lien	1M LIBOR+7.50%	1.00%	9.17%		11/30/2020	11/30/2026	$17,237,500	16,968,512	16,720,376	5.97%
GP ABX Holdings Partnership, L.P. Partner Interests			Equity					8/8/2018		644,737	528,395	193,862	0.07%
Total											$17,496,907	$16,914,238	6.04%	0.70%
AIP ATCO Buyer, LLC	7300 15 Mile Rd. Sterling Heights, MI 48312	Sterling Heights, MI
Term Loan		Services: Business	First Lien	6M SOFR+6.50%	1.00%	8.40%		5/17/2022	5/17/2028	$100,000	98,021	98,021	0.04%
Revolver			First Lien	1M SOFR+6.50%	1.00%	8.08%		5/17/2022	5/17/2028	$26,667	26,667	26,139	0.01%
Total											$124,688	$124,160	0.05%
Anne Lewis Strategies, LLC	1140 19th Street NW, Suite 300 Washington,DC 20036-6611	Washington, DC
Term Loan (SBIC II)		Services: Business	First Lien	3M LIBOR+6.50%	1.00%	8.75%		3/5/2021	3/5/2026	$10,781,250	10,613,792	10,781,250	3.85%
Term Loan (SBIC II)			First Lien	3M LIBOR+6.50%	1.00%	8.75%		4/15/2022	3/5/2026	$6,475,840	6,353,210	6,475,840	2.31%
SG AL Investment, LLC Common Units			Equity					3/5/2021		1,000	703,354	3,198,406	1.14%
Total											$17,670,356	$20,455,496	7.30%	2.65%
APE Holdings, LLC	302 Deerwood Glen Drive Deerpark, TX 77536	Deer Park, TX
Class A Units		Chemicals, Plastics, & Rubber	Equity					9/5/2014		375,000	375,000	44,159	0.02%
Total											$375,000	$44,159	0.02%	0.11%

										Principal			% of	% Fully
	Company	Headquarters/						Investment		Amount/	Amortized	Fair	Net	Diluted
Investments	Address	Industry	Security(2)	Coupon	Floor	Cash	PIK(8)	Date	Maturity	Shares(3)	Cost	Value(1)	Assets	Owenership
Atmosphere Aggregator Holdings II, L.P.	Two Concourse Parkway, Suite 300 Atlanta, GA 30328	Atlanta, GA
Common Units		Services: Business	Equity					1/26/2016		254,250	0	1,912,633	0.68%
Stratose Aggregator Holdings, L.P. Common Units			Equity					6/30/2015		750,000	0	5,641,984	2.02%
Total											$0	$7,554,617	2.70%	0.10%
ArborWorks Acquisition LLC	40094 Highway 49, Suite A Oakhurst, CA 93644-8826	Oakhurst, CA
Term Loan		Environmental Industries	First Lien	3M LIBOR+7.00%	1.00%	8.37%		11/23/2021	11/9/2026	$14,775,000	14,640,856	14,184,000	5.07%
Revolver			First Lien	3M LIBOR+7.00%	1.00%	8.00%		11/23/2021	11/9/2026	$1,384,615	1,384,615	1,329,230	0.47%
ArborWorks Holdings LLC Units			Equity					12/29/2021		115	115,385	0	0.00%
Total											$16,140,856	$15,513,230	5.54%	0.15%
ASC Communications, LLC	17 North State Street, Suite 1800 Chicago, IL 60602	Chicago, IL
Term Loan (SBIC)		Healthcare & Pharmaceuticals	First Lien	1M LIBOR+5.00%	1.00%	6.67%		6/29/2017	6/29/2023	$3,055,556	3,049,771	3,055,556	1.09%
Term Loan			First Lien	1M LIBOR+5.00%	1.00%	6.67%		2/4/2019	6/29/2023	$5,194,444	5,177,811	5,194,444	1.86%
ASC Communications Holdings, LLC Class A Units (SBIC)			Equity					6/29/2017		73,529	0	1,750,487	0.63%
Total											$8,227,582	$10,000,487	3.58%	0.60%
Axis Portable Air, LLC	4132 W Venus Way Chandler, AZ, 85226-3742	Phoenix, AZ
Term Loan (SBIC II)		Capital Equipment	First Lien	3M SOFR+5.75%	1.00%	7.95%		3/22/2022	3/22/2028	$12,000,000	11,768,082	11,820,000	4.22%
Axis Air Parent, LLC Preferred Units			Equity					3/22/2022		4,436	443,636	555,298	0.20%
Total											$12,211,718	$12,375,298	4.42%	0.60%

										Principal			% of	% Fully
	Company	Headquarters/						Investment		Amount/	Amortized	Fair	Net	Diluted
Investments	Address	Industry	Security(2)	Coupon	Floor	Cash	PIK(8)	Date	Maturity	Shares(3)	Cost	Value(1)	Assets	Owenership
BDS Solutions Intermediateco, LLC	4450 E Adamo Dr Suite 501, Tampa, FL 33605	Tampa Bay, FL
Term Loan (SBIC)		Services: Business	First Lien	3M SOFR+6.50%	1.00%	7.95%		2/24/2022	2/7/2027	$13,456,087	13,328,653	13,388,807	4.78%
Revolver			First Lien	3M SOFR+6.50%	1.00%	7.78%		2/24/2022	2/7/2027	$83,398	83,398	82,981	0.03%
Total											$13,412,051	$13,471,788	4.81%
BLP Buyer, Inc.	7208 Gessner Rd Houston, TX, 77040-3142	Houston, TX
Term Loan		Capital Equipment	First Lien	3M LIBOR+6.25%	1.00%	7.54%		2/1/2022	2/1/2027	$6,209,867	6,094,122	6,054,620	2.16%
Revolver			First Lien	1M LIBOR+6.25%	1.00%	7.37%		2/1/2022	2/1/2027	$36,566	36,566	35,652	0.01%
BL Products Parent, L.P. Class A Units			Equity					2/1/2022		754,598	754,598	679,082	0.24%
Total											$6,885,286	$6,769,354	2.41%	0.80%
Café Valley, Inc.	7000 W. Buckeye Road Phoenix, AZ 85043-4306	Phoenix, AZ
Term Loan		Beverage, Food, & Tobacco	First Lien	1M LIBOR+7.00%	1.25%	8.67%		8/28/2019	8/28/2024	$15,813,095	15,660,576	15,101,506	5.40%
CF Topco LLC Units			Equity					8/28/2019		9,160	916,015	376,152	0.13%
Total											$16,576,591	$15,477,658	5.53%	1.01%
Camp Profiles LLC	300 Massachusetts Avenue, 3rd Fl Boston, MA 02115	Boston, MA
Term Loan (SBIC)		Media: Advertising, Printing & Publishing	First Lien	3M LIBOR+6.00%	1.00%	8.25%		9/3/2021	9/3/2026	$10,173,125	9,997,968	10,173,125	3.64%
CIVC VI-A 829 Blocker, LLC Units			Equity					9/3/2021		250	250,000	356,776	0.13%
Total											$10,247,968	$10,529,901	3.77%	0.59%

										Principal			% of	% Fully
	Company	Headquarters/						Investment		Amount/	Amortized	Fair	Net	Diluted
Investments	Address	Industry	Security(2)	Coupon	Floor	Cash	PIK(8)	Date	Maturity	Shares(3)	Cost	Value(1)	Assets	Owenership
CEATI International Inc.	1010 rue Sherbrooke O bureau 2500 Montreal, QC, H3A 2R7 Canada	Montreal, Canada
Term Loan		Services: Business	First Lien	3M LIBOR+6.50%	1.00%	8.75%		2/19/2021	2/19/2026	$13,331,250	13,125,176	13,131,281	4.69%
CEATI Holdings, LP Class A Units			Equity					2/19/2021		250,000	250,000	304,114	0.11%
Total											$13,375,176	$13,435,395	4.80%	0.38%
CF512, Inc.	1209 Orange Street Wilmington, DE 19801	Blue Bell, PA
Term Loan (SBIC)		Media: Advertising, Printing & Publishing	First Lien	3M LIBOR+6.00%	1.00%	7.58%		9/1/2021	9/1/2026	$14,252,762	14,006,745	13,753,915	4.91%
Delayed Draw Term Loan			First Lien	3M LIBOR+6.00%	1.00%	8.25%		9/1/2021	9/1/2026	$3,077,558	3,049,880	2,969,843	1.06%
StellPen Holdings, LLC Membership Interests			Equity					9/1/2021		22.09%	220,930	238,441	0.09%
Total											$17,277,555	$16,962,199	6.06%	0.30%
Colford Capital Holdings, LLC	156 W. 56th Street New York, NY 10019	New York, NY
Class A Units		Finance	Equity					8/20/2015	38,893	195,036	22,408	0.01%
Total											$195,036	$22,408	0.01%	1.00%
CompleteCase, LLC	2317 3rd Ave. N, Suite 101 Birmingham, AL 35203	Seattle, WA
Term Loan (SBIC II)		Services: Consumer	First Lien	3M LIBOR+6.50%	1.00%	8.75%		12/21/2020	12/21/2025	$11,306,087	11,138,628	10,853,844	3.88%
Revolver A			First Lien	3M LIBOR+6.50%	1.00%	8.75%		12/21/2020	12/21/2025	$50,000	50,000	48,000	0.02%
CompleteCase Holdings, Inc. Class A Common Stock (SBIC II)			Equity					12/21/2020		417	5	3	0.00%
CompleteCase Holdings, Inc. Series A Preferred Stock (SBIC II)			Equity					12/21/2020		522	521,734	329,886	0.12%
Total											$11,710,367	$11,231,733	4.02%	1.01%

										Principal			% of	% Fully
	Company	Headquarters/						Investment		Amount/	Amortized	Fair	Net	Diluted
Investments	Address	Industry	Security(2)	Coupon	Floor	Cash	PIK(8)	Date	Maturity	Shares(3)	Cost	Value(1)	Assets	Owenership
Credit Connection, LLC	575 E. Locust Ave., Suite 103 Fresno, CA 93720	Fresno, CA
Term Loan (SBIC II)		Software	First Lien	3M LIBOR+5.75%	1.00%	8.00%		7/30/2021	7/30/2026	$9,925,000	9,757,921	9,825,750	3.51%
Term Loan (SBIC II)			First Lien	3M LIBOR+5.75%	1.00%	8.00%		3/31/2022	7/30/2026	$7,481,250	7,339,035	7,406,438	2.65%
Series A Units			Equity					7/30/2021		750,000	750,000	981,340	0.35%
Total											$17,846,956	$18,213,528	6.51%	0.92%
Data Centrum Communications, Inc.	11 Philips Pkwy. Montvale, NJ 07645-1810	Montvale, NJ
Term Loan B		Media: Advertising, Printing & Publishing	First Lien	3M LIBOR+8.00%	1.00%	8.75%	1.50%	5/15/2019	5/15/2024	$15,800,985	15,668,546	14,536,906	5.19%
Health Monitor Holdings, LLC Series A Preferred Units			Equity					5/15/2019		1,000,000	1,000,000	461,500	0.16%
Total											$16,668,546	$14,998,406	5.35%	0.61%
Douglas Products Group, LP	400 Hamilton Avenue, Suite 230 Palo Alto, CA 34301	Liberty, MO
Partnership Interests		Chemicals, Plastics, & Rubber	Equity					12/27/2018		322	139,656	793,673	0.28%
Total											$139,656	$793,673	0.28%	0.43%
Dresser Utility Solutions, LLC	41 Fisher Avenue Bradford, PA 16701	Bradford, PA
Term Loan (SBIC)		Utilities: Oil & Gas	Second Lien	1M LIBOR+8.50%	1.00%	10.17%		10/1/2018	4/1/2026	$10,000,000	9,911,447	9,750,000	3.48%
Total											$9,911,447	$9,750,000	3.48%
DRS Holdings III, Inc.	625 Maddox Simpson Parkway Lebanon, TX 37090-0916	St. Louis, MO
Term Loan		Consumer Goods: Durable	First Lien	1M LIBOR+5.75%	1.00%	7.42%		11/1/2019	11/1/2025	$9,537,699	9,479,241	9,394,634	3.36%
Total											$9,479,241	$9,394,634	3.36%

										Principal			% of	% Fully
	Company	Headquarters/						Investment		Amount/	Amortized	Fair	Net	Diluted
Investments	Address	Industry	Security(2)	Coupon	Floor	Cash	PIK(8)	Date	Maturity	Shares(3)	Cost	Value(1)	Assets	Owenership
DTE Enterprises, LLC	95 Chancellor Drive Roselle, IL 60172	Roselle, IL
Term Loan		Energy: Oil & Gas	First Lien	1M LIBOR+7.50%	1.50%	9.00%		4/13/2018	4/13/2023	$8,634,219	8,600,169	8,504,706	3.04%
DTE Holding Company, LLC Class A-2 Units			Equity					4/13/2018		776,316	466,204	0	0.00%
DTE Holding Company, LLC Class AA Units			Equity					4/13/2018		723,684	723,684	703,745	0.25%
Total											$9,790,057	$9,208,451	3.29%	1.23%
EC Defense Holdings, LLC	11180 Sunrise Valley Drive, Suite 220 Reston, VA 20191	Reston, VA
Class B Units (SBIC)		Services: Business	Equity					7/31/2020		20,054	500,000	990,723	0.35%
Total											$500,000	$990,723	0.35%	0.53%
EH Real Estate Services, LLC	5301 Dempster Street, Suite 300 Skokie, IL 60077	Skokie, IL
Term Loan (SBIC)		FIRE: Real Estate	First Lien	10.00%		10.00%		9/3/2021	9/3/2026	$7,914,229	7,776,483	7,320,662	2.62%
EH Holdco, LLC Series A Preferred Units			Equity					9/3/2021		7,892	7,891,642	7,345,667	2.62%
Total											$15,668,125	$14,666,329	5.24%	18.34%
Elliott Aviation, LLC	6601 74th Avenue Milan, IL 61264-3203	Moline, IL
Term Loan		Aerospace & Defense	First Lien	1M LIBOR+10.00%	1.75%	9.75%	2.00%	1/31/2020	1/31/2025	$17,589,171	17,392,173	16,621,767	5.93%
Revolver			First Lien	1M LIBOR+10.00%	1.75%	9.75%	2.00%	1/31/2020	1/31/2025	$1,368,178	1,368,178	1,292,928	0.46%
SP EA Holdings LLC Class A Units			Equity					1/31/2020		900,000	900,000	0	0.00%
Total											$19,660,351	$17,914,695	6.39%	1.73%
EOS Fitness Holdings, LLC	15445 Metcalf Overland Park. KS 66223	Phoenix, AZ
Class A Preferred Units		Hotel, Gaming, & Leisure	Equity					12/30/2014		118	0	225,103	0.08%
Class B Common Units			Equity					12/30/2014		3,017	0	488,012	0.17%
Total											$0	$713,115	0.25%	0.26%

										Principal			% of	% Fully
	Company	Headquarters/						Investment		Amount/	Amortized	Fair	Net	Diluted
Investments	Address	Industry	Security(2)	Coupon	Floor	Cash	PIK(8)	Date	Maturity	Shares(3)	Cost	Value(1)	Assets	Owenership
Exacta Land Surveyors, LLC	2132 East Ninth Street, Suite 310 Cleveland, OH 44115	Cleveland, OH
Term Loan (SBIC)		Services: Business	First Lien	3M LIBOR+5.75%	1.50%	8.00%		2/8/2019	2/8/2024	$16,459,375	16,335,465	16,047,891	5.73%
SP ELS Holdings LLC Class A Units			Equity					2/8/2019		1,069,143	1,069,143	688,978	0.25%
Total											$17,404,608	$16,736,869	5.98%	2.26%
Exigo, LLC	1600 Viceroy Drive, Suite 125 Dallas, Texas 75235	Dallas, TX
Term Loan		Services: Business	First Lien	1M LIBOR+5.75%	1.00%	7.42%		3/16/2022	3/16/2027	$9,038,189	8,908,315	8,902,616	3.18%
Revolver			First Lien	1M LIBOR+5.75%	1.00%	7.42%		3/16/2022	3/16/2027	$20,000	20,000	19,700	0.01%
Gauge Exigo Coinvest, LLC Common Units			Equity					3/16/2022		377,535	377,535	353,855	0.13%
Total											$9,305,850	$9,276,171	3.32%	0.31%
Florachem Corporation	2664 Port Industrial Drive Jacksonville, FL 32226	Jacksonville, FL
Term Loan (SBIC)		Chemicals, Plastics, & Rubber	First Lien	3M LIBOR+6.50%	1.00%	8.75%		4/29/2022	4/29/2028	$10,000,000	9,804,339	9,804,339	3.50%
SK FC Holdings, L.P. Class A Units			Equity					4/29/2022		362	362,434	362,434	0.13%
Total											$10,166,773	$10,166,773	3.63%	1.18%
General LED OPCO, LLC	1074 Arion Circle, Suite 116 San Antonio, TX 78216	San Antonio, TX
Term Loan		Services: Business	Second Lien	3M LIBOR+9.00%	1.50%	—%		5/1/2018	3/31/2026	$4,500,000	4,458,137	3,735,000	1.33%
Total											$4,458,137	$3,735,000	1.33%

										Principal			% of	% Fully
	Company	Headquarters/						Investment		Amount/	Amortized	Fair	Net	Diluted
Investments	Address	Industry	Security(2)	Coupon	Floor	Cash	PIK(8)	Date	Maturity	Shares(3)	Cost	Value(1)	Assets	Owenership
Grupo HIMA San Pablo, Inc., et al	Pablo, Inc. P.O. Box 4980 Caguas, PR 00726	San Juan, PR
Term Loan		Healthcare & Pharmaceuticals	Second Lien	13.75%		—%		2/1/2013		$4,109,524	4,109,524	0	0.00%
Total											$4,109,524	$0	0.00%
GS HVAM Intermediate, LLC	3115 Melrose Drive, Suite 160 Carlsbad, CA 92010	Carlsbad, CA
Term Loan		Beverage, Food, & Tobacco	First Lien	1M LIBOR+5.75%	1.00%	7.42%		10/18/2019	10/2/2024	$12,700,120	12,635,339	12,573,119	4.49%
Revolver			First Lien	3M LIBOR+5.75%	1.00%	7.42%		10/18/2019	10/2/2024	$2,651,515	2,651,515	2,625,000	0.94%
HV GS Acquisition, LP Class A Interests			Equity					10/2/2019		2,055	1,877,694	1,303,184	0.47%
Total											$17,164,548	$16,501,303	5.90%	1.14%
HV Watterson Holdings, LLC	1821 Waldren Office Square, Suite 111 Schaumburg, IL 60173	Schaumburg, IL
Term Loan		Services: Business	First Lien	3M LIBOR+6.00%	1.00%	8.25%		12/17/2021	12/17/2026	$13,369,420	13,124,511	13,035,185	4.66%
HV Acquisition VI, LLC Class A Units			Equity					12/17/2021		1,632	1,631,591	1,084,126	0.39%
Total											$14,756,102	$14,119,311	5.05%	1.41%
I2P Holdings, LLC	Price for Profit, LLC 6140 Parkland Blvd., Suite 200 Cleveland, OH 44124	Cleveland, OH
Series A Preferred Units		Services: Business	Equity					1/31/2018		750,000	0	3,315,872	1.18%
Total											$0	$3,315,872	1.18%	1.63%
ICD Holdings, LLC	580 California Street, Suite 1335 San Francisco, CA 94104	San Francisco, CA
Class A Units		Finance	Equity					1/1/2018		9,962	464,619	158,780	0.06%
Total											$464,619	$158,780	0.06%	0.36%
Infolinks Media Buyco, LLC	3 N. Maple Ave., Suite 1 Ridgewood, NJ 07450	Ridgewood, NJ

										Principal			% of	% Fully
	Company	Headquarters/						Investment		Amount/	Amortized	Fair	Net	Diluted
Investments	Address	Industry	Security(2)	Coupon	Floor	Cash	PIK(8)	Date	Maturity	Shares(3)	Cost	Value(1)	Assets	Owenership
Term Loan (SBIC II)		Media: Advertising, Printing & Publishing	First Lien	3M LIBOR+5.75%	1.00%	8.00%		11/1/2021	11/1/2026	$8,482,375	8,331,490	8,312,728	2.97%
Tower Arch Infolinks Media, LP LP Interests			Equity					10/28/2021		444,997	444,997	610,872	0.22%
Total											$8,776,487	$8,923,600	3.19%	0.30%
Inoapps Bidco, LLC	3200 Southwest Fwy Ste 3300 Houston, TX, 77027-7573	Houston, TX
Term Loan B		Services: Business	First Lien	3M SONIA+5.75%	1.00%	6.84%		2/15/2022	2/15/2027	GBP 10,000,000	$13,302,930	$11,953,665	4.27%
Inoapps Holdings, LLC Series A-1 Preferred Units			Equity					2/15/2022		739,800	739,800	793,133	0.28%
Total											$14,042,730	$12,746,798	4.55%	0.57%
Integrated Oncology Network, LLC	104 Woodmont Blvd., Suite 500 Nashville, TN 37205	Newport Beach, CA
Term Loan		Healthcare & Pharmaceuticals	First Lien	3M SOFR+6.00%	1.00%	7.00%		7/17/2019	6/24/2025	$15,912,038	15,770,365	15,667,258	5.60%
Term Loan			First Lien	3M SOFR+6.00%	1.00%	7.00%		11/1/2021	6/24/2025	$1,101,437	1,084,493	1,084,493	0.39%
Total											$16,854,858	$16,751,751	5.99%
International Designs Group LLC	22 W 21st Street New York, NY 10010	Farmingville, NY
Term Loan		Construction & Building	First Lien	3M LIBOR+6.00%	1.00%	7.47%		4/1/2022	4/1/2027	$99,750	97,835	99,750	0.04%
Revolver			First Lien	3M LIBOR+6.00%	1.00%	7.47%		4/1/2022	4/1/2027	$20,000	20,000	20,000	0.01%
International Designs Holdings LLC Common Units			Equity					4/1/2022		100,000	100,000	100,000	0.04%
Total											$217,835	$219,750	0.09%	0.50%

										Principal			% of	% Fully
	Company	Headquarters/						Investment		Amount/	Amortized	Fair	Net	Diluted
Investments	Address	Industry	Security(2)	Coupon	Floor	Cash	PIK(8)	Date	Maturity	Shares(3)	Cost	Value(1)	Assets	Owenership
Interstate Waste Services, Inc.	300 Frank W. Furr Blvd., Suite 39 Teaneck, NJ 07666	Amsterdam, OH
Common Stock		Environmental Industries	Equity					1/15/2020		21,925	946,125	639,398	0.23%
Total											$946,125	$639,398	0.23%	0.14%
Intuitive Health, LLC	5700 Granite Parkway, Suite 455 Plano, TX 75024	Plano, TX
Term Loan (SBIC II)		Healthcare & Pharmaceuticals	First Lien	3M LIBOR+5.50%	1.00%	7.75%		10/18/2019	10/18/2027	$5,865,000	5,794,068	5,865,000	2.10%
Term Loan			First Lien	3M LIBOR+5.50%	1.00%	7.75%		10/18/2019	10/18/2027	$8,248,903	8,149,542	8,248,903	2.94%
Term Loan (SBIC II)			First Lien	3M LIBOR+5.50%	1.00%	7.75%		8/31/2021	10/18/2027	$3,088,992	3,047,809	3,088,992	1.10%
Legacy Parent, Inc. Class A Common Stock			Equity					10/30/2020		58	0	218,650	0.08%
Total											$16,991,419	$17,421,545	6.22%	0.10%
Invincible Boat Company LLC	4700 NW 132nd Street Opa Locka, FL 33054	Opa Locka, FL
Term Loan		Consumer Goods: Durable	First Lien	3M LIBOR+6.50%	1.50%	8.75%		8/28/2019	8/28/2025	$5,381,042	5,280,617	5,300,326	1.89%
Term Loan (SBIC II)			First Lien	3M LIBOR+6.50%	1.50%	8.75%		8/28/2019	8/28/2025	$4,967,116	4,908,510	4,892,609	1.75%
Term Loan (SBIC II)			First Lien	3M LIBOR+6.50%	1.50%	8.75%		6/1/2021	8/28/2025	$1,104,255	1,087,063	1,087,691	0.39%
Revolver			First Lien	3M LIBOR+6.50%	1.50%	8.73%		8/28/2019	8/28/2025	$319,149	319,149	314,362	0.11%
Warbird Parent Holdco, LLC Class A Units			Equity					8/28/2019		1,362,575	1,299,691	1,313,771	0.47%
Total											$12,895,030	$12,908,759	4.61%	1.18%

										Principal			% of	% Fully
	Company	Headquarters/						Investment		Amount/	Amortized	Fair	Net	Diluted
Investments	Address	Industry	Security(2)	Coupon	Floor	Cash	PIK(8)	Date	Maturity	Shares(3)	Cost	Value(1)	Assets	Owenership
J.R. Watkins, LLC	101 Mission Streetm Suite 1900 s/o: Swander Pace Capital San Francisco, CA 94105	San Francisco
Term Loan (SBIC)		Consumer Goods: Non-Durable	First Lien	10.00%		7.00%	3.00%	12/22/2017	12/22/2022	$12,628,406	12,599,586	11,176,139	3.99%
J.R. Watkins Holdings, Inc. Class A Preferred Stock			Equity					12/22/2017		1,133	1,132,576	252,539	0.09%
Total											$13,732,162	$11,428,678	4.08%	1.38%
Jurassic Acquisition Corp.	34 Loveton Circle, Suite 100 Sparks, MD 21152	Sparks, MD
Term Loan		Metals & Mining	First Lien	3M LIBOR+5.50%	—	7.75%		12/28/2018	11/15/2024	$16,887,500	16,773,472	16,718,626	5.97%
Total											$16,773,472	$16,718,626	5.97%
Kelleyamerit Holdings, Inc.	1331 N. California Blvd., Suite 150 Walnut Creek, CA 94596	Walnut Creek, CA
Term Loan (SBIC)		Automotive	First Lien	1M BSBY+6.50%	1.00%	9.37%		12/24/2020	12/24/2025	$9,750,000	9,606,285	9,606,285	3.43%
Term Loan			First Lien	1M BSBY+6.50%	1.00%	9.37%		12/24/2020	12/24/2025	$1,500,000	1,477,890	1,477,890	0.53%
Total											$11,084,175	$11,084,175	3.96%
KidKraft, Inc.	4360 Olin Road Dallas, TX 75244	Dallas, TX
Term Loan		Consumer Goods: Durable	First Lien	3M LIBOR+5.00%	1.00%	6.00%		4/3/2020	8/15/2022	$1,580,768	1,580,768	1,580,768	0.56%
KidKraft Group Holdings, LLC Preferred B Units			Equity					4/3/2020		4,000,000	4,000,000	4,000,000	1.43%
Total											$5,580,768	$5,580,768	1.99%	1.34%

										Principal			% of	% Fully
	Company	Headquarters/						Investment		Amount/	Amortized	Fair	Net	Diluted
Investments	Address	Industry	Security(2)	Coupon	Floor	Cash	PIK(8)	Date	Maturity	Shares(3)	Cost	Value(1)	Assets	Owenership
Ledge Lounger, Inc.	616 Cane Island Parkway Katy, TX 77494	Katy, TX
Term Loan A (SBIC)		Consumer Goods: Durable	First Lien	3M LIBOR+6.25%	1.00%	8.50%		11/9/2021	11/9/2026	$7,606,513	7,471,109	7,378,318	2.64%
SP L2 Holdings LLC Class A Units (SBIC)			Equity					11/9/2021		375,000	375,000	270,776	0.10%
Total											$7,846,109	$7,649,094	2.74%	0.49%
Lightning Intermediate II, LLC	10950 San Jose Blvd. Suite 288 Jacksonville, FL, 32223	Jacksonville, FL
Term Loan (SBIC)		Consumer Goods: Non-Durable	First Lien	6M SOFR+6.50%	1.00%	8.60%		6/6/2022	6/6/2027	$13,759,056	13,487,488	13,487,488	4.82%
Revolver			First Lien	6M SOFR+6.50%	1.00%	8.60%		6/6/2022	6/6/2027	$17,500	17,500	17,155	0.01%
Gauge Vimergy Coinvest, LLC Units			Equity					6/6/2022		399	398,677	398,677	0.14%
Total											$13,903,665	$13,903,320	4.97%	0.36%
Madison Logic, Inc.	257 Park Avenue South, 5th Floor New York, NY 10016	New York, NY
Term Loan (SBIC)		Media: Broadcasting & Subscription	First Lien	1M LIBOR+5.50%	1.00%	7.17%		2/4/2021	11/22/2026	$3,772,291	3,761,030	3,772,291	1.35%
Term Loan			First Lien	1M LIBOR+5.50%	1.00%	7.17%		11/22/2021	11/22/2026	$6,840,960	6,779,359	6,840,960	2.44%
Madison Logic Holdings, Inc. Common Stock (SBIC)			Equity					11/30/2016		5,000	0	2,510,152	0.90%
Total											$10,540,389	$13,123,403	4.69%	0.78%
Microbe Formulas LLC	3750 E. Pewter Falls Street, Suite 100 Meridian, ID 83642	Meridian, ID
Term Loan (SBIC II)		Consumer Goods: Non-Durable	First Lien	1M SOFR+6.25%	1.00%	7.48%		4/4/2022	4/3/2028	$11,309,345	11,199,962	11,199,962	4.00%
Revolver			First Lien	1M SOFR+6.25%	1.00%	7.48%		4/4/2022	4/3/2028	$20,000	20,000	19,807	0.01%
Total											$11,219,962	$11,219,769	4.01%

										Principal			% of	% Fully
	Company	Headquarters/						Investment		Amount/	Amortized	Fair	Net	Diluted
Investments	Address	Industry	Security(2)	Coupon	Floor	Cash	PIK(8)	Date	Maturity	Shares(3)	Cost	Value(1)	Assets	Owenership
MOM Enterprises, LLC	1003 West Cutting Blvd., Suite 110 Richmond, CA 94804	Richmond, CA
Term Loan (SBIC II)		Consumer Goods: Non-Durable	First Lien	3M LIBOR+6.25%	1.00%	8.50%		5/19/2021	5/19/2026	$16,302,000	16,035,676	15,731,430	5.62%
MBliss SPC Holdings, LLC Units			Equity					5/19/2021		933,333	933,333	828,624	0.30%
Total											$16,969,009	$16,560,054	5.92%	1.47%
Monitorus Holding, LLC	222 Gray’s Inn Road London WC1X 8HB United Kingdom	London, UK
Term Loan		Media: Diversified & Production	First Lien	3M LIBOR+7.00%	1.00%	8.51%		5/24/2022	5/24/2027	$100,000	99,013	99,013	0.04%
Total											$99,013	$99,013	0.04%
Naumann/Hobbs Material Handling Corporation II, Inc.	4335 E. Wood Phoenix, AZ 85040-2045	Phoenix, AZ
Term Loan		Services: Business	First Lien	3M LIBOR+6.25%	1.50%	8.50%		8/30/2019	8/30/2024	$8,648,371	8,564,651	8,518,645	3.04%
Term Loan (SBIC II)			First Lien	3M LIBOR+6.25%	1.50%	8.50%		8/30/2019	8/30/2024	$5,453,695	5,400,901	5,371,890	1.92%
CGC NH, Inc. Common Stock			Equity					8/30/2019		123	440,758	621,619	0.22%
Total											$14,406,310	$14,512,154	5.18%	2.21%
NS412, LLC	12790 Merit Drive, Suite 700 Dallas, TX 75251-1243	Dallas, TX
Term Loan		Services: Consumer	Second Lien	3M LIBOR+8.50%	1.00%	10.75%		5/6/2019	11/6/2025	$7,615,000	7,524,819	7,348,475	2.63%
NS Group Holding Company, LLC Class A Units			Equity					5/6/2019		782	795,002	531,811	0.19%
Total											$8,319,821	$7,880,286	2.82%	0.47%

										Principal			% of	% Fully
	Company	Headquarters/						Investment		Amount/	Amortized	Fair	Net	Diluted
Investments	Address	Industry	Security(2)	Coupon	Floor	Cash	PIK(8)	Date	Maturity	Shares(3)	Cost	Value(1)	Assets	Owenership
NuMet Machining Techniques, LLC	235 Edison Road Orange, CT 06477-3603	Birmingham, United Kingdom
Term Loan		Aerospace & Defense	Second Lien	1M LIBOR+9.00%	2.00%	—%		11/5/2019	5/5/2026	$12,675,000	12,507,508	10,773,750	3.85%
Bromford Industries Limited Term Loan			Second Lien	1M LIBOR+9.00%	2.00%	—%		11/5/2019	5/5/2026	$7,800,000	7,693,592	6,630,000	2.37%
Bromford Holdings, L.P. Class A Membership Interests			Equity					11/5/2019		0.83%	866,629	0	0.00%
Bromford Holdings, L.P. Class D Membership Interests			Equity					3/18/2021		0.82%	280,078	0	0.00%
Total											$21,347,807	$17,403,750	6.22%	0.74%
NuSource Financial, LLC	9749 Hamilton Road Edan Prairie, MN 55344-3424	Eden Prairie, MN
Term Loan (SBIC II)		Services: Business	First Lien	1M LIBOR+9.00%	1.00%	10.06%		1/29/2021	1/29/2026	$11,912,500	11,726,687	11,436,000	4.09%
NuSource Financial Acquisition, Inc. (SBIC II)			Unsecured	13.75%		4.00%	9.75%	1/29/2021	7/29/2026	$5,367,746	5,290,633	4,723,616	1.69%
NuSource Holdings, Inc. Warrants (SBIC II)			Equity					1/29/2021		54,966	0	0	0.00%
Total											$17,017,320	$16,159,616	5.78%	N/A
Nutritional Medicinals, LLC	806 East Franklin Street Centerville, OH 45459	Centerville, OH
Term Loan		Healthcare & Pharmaceuticals	First Lien	3M LIBOR+6.00%	1.00%	8.25%		11/15/2018	11/15/2025	$10,549,458	10,467,074	10,285,722	3.68%
Term Loan			First Lien	3M LIBOR+6.00%	1.00%	8.25%		10/28/2021	11/15/2025	$4,502,171	4,444,318	4,389,617	1.57%
Functional Aggregator, LLC Units			Equity					11/15/2018		12,500	972,803	1,398,065	0.50%
Total											$15,884,195	$16,073,404	5.75%	2.63%

										Principal			% of	% Fully
	Company	Headquarters/						Investment		Amount/	Amortized	Fair	Net	Diluted
Investments	Address	Industry	Security(2)	Coupon	Floor	Cash	PIK(8)	Date	Maturity	Shares(3)	Cost	Value(1)	Assets	Owenership
Onpoint Industrial Services, LLC	906 W. 13th Street Deer Park, TX 77536	Deer Park, TX
Term Loan (SBIC)		Services: Business	First Lien	3M LIBOR+7.25%	1.00%	9.50%		3/15/2021	3/15/2026	$10,368,750	10,207,226	10,057,688	3.59%
Onpoint Parent Holdings, LLC Class A Units			Equity					3/15/2021		500,000	499,036	504,005	0.18%
Total											$10,706,262	$10,561,693	3.77%	0.71%
PCP MT Aggregator Holdings, L.P.	2001 Spring Road, Suite 700 Oak Brook, IL 60523	Oak Brook, IL
Common Units		Finance	Equity					3/29/2019		825,020	119,281	1,311,781	0.47%
Total											$119,281	$1,311,781	0.47%	0.71%
PCS Software, Inc.	2103 CityWest Blvd., Bldg. 4, Ste. 700 Houston, TX 77042	Shenandoah, TX
Term Loan		Transportation & Logistics	First Lien	3M LIBOR+5.75%	1.50%	8.00%		7/1/2019	7/1/2024	$14,137,367	14,007,984	14,066,680	5.03%
Term Loan (SBIC)			First Lien	3M LIBOR+5.75%	1.50%	8.00%		7/1/2019	7/1/2024	$1,854,081	1,837,113	1,844,811	0.66%
Delayed Draw Term Loan			First Lien	3M LIBOR+5.75%	1.50%	8.00%		7/1/2019	7/1/2024	$977,500	977,500	972,613	0.35%
PCS Software Holdings, LLC Series A Preferred Units			Equity					7/1/2019		325,000	325,000	726,813	0.26%
PCS Software Holdings, LLC Series A-2 Preferred Units			Equity					11/12/2020		63,312	63,312	141,587	0.05%
Total											$17,210,909	$17,752,504	6.35%	0.60%
Peltram Plumbing Holdings, LLC	1929 W. Valley Hwy. S., Suite 101 Auburn, WA 98001-6575	Auburn, WA
Term Loan		Construction & Building	First Lien	3M LIBOR+6.00%	1.00%	8.25%		12/30/2021	12/30/2026	$16,663,494	16,358,242	15,996,954	5.72%
Peltram Group Holdings LLC Class A Units			Equity					12/30/2021		508,516	508,516	402,819	0.14%
Total											$16,866,758	$16,399,773	5.86%	0.51%

										Principal			% of	% Fully
	Company	Headquarters/						Investment		Amount/	Amortized	Fair	Net	Diluted
Investments	Address	Industry	Security(2)	Coupon	Floor	Cash	PIK(8)	Date	Maturity	Shares(3)	Cost	Value(1)	Assets	Owenership
Premiere Digital Services, Inc.	5900 Wilshire Blvd., Floor 17 Los Angeles, CA 90036	Los Angeles, CA
Term Loan		Media: Broadcasting & Subscription	First Lien	1M LIBOR+5.25%	1.00%	6.92%		11/3/2021	11/3/2026	$14,350,962	14,287,257	14,207,452	5.08%
Premiere Digital Holdings, Inc. Common Stock			Equity					10/18/2018		5,000	0	2,051,500	0.73%
Total											$14,287,257	$16,258,952	5.81%	1.11%
Protect America, Inc.	3800 Quick Hill Road, Bldg. 1-100 Austin, TX 78728	Austin, TX
Term Loan		Services: Consumer	Second Lien	3M LIBOR+7.75%	1.00%	—%		8/30/2017	9/1/2024	$17,979,749	17,979,749	719,190	0.26%
Total											$17,979,749	$719,190	0.26%
Rogers Mechanical Contractors, LLC	167 Liberty Road Villa Rica, GA 30180-2993	Atlanta, GA
Term Loan		Construction & Building	First Lien	3M LIBOR+6.50%	1.00%	7.56%		4/28/2021	9/9/2025	$10,271,368	10,133,150	9,911,870	3.54%
Total											$10,133,150	$9,911,870	3.54%
Sales Benchmark Index, LLC	2021 McKinney Avenue, Suite 550 Dallas, TX 75201-7629	Dallas, TX
Term Loan		Services: Business	First Lien	3M LIBOR+6.00%	1.00%	8.25%		1/7/2020	1/7/2025	$13,147,553	13,000,282	12,753,126	4.56%
SBI Holdings Investments LLC Class A Units			Equity					1/7/2020		66,573	665,730	580,386	0.21%
Total											$13,666,012	$13,333,512	4.77%	0.55%
Service Minds Company, LLC	624 67th St Cir E Bradenton, FL 34208	Bradenton, FL
Term Loan		Services: Consumer	First Lien	3M LIBOR+5.50%	1.00%	6.87%		2/7/2022	2/7/2028	$5,384,947	5,283,274	5,250,323	1.88%
Delayed Draw Term Loan			First Lien	3M LIBOR+5.50%	1.00%	6.87%		2/7/2022	2/7/2028	$32,242	31,927	31,436	0.01%
Total											$5,315,201	$5,281,759	1.89%

										Principal			% of	% Fully
	Company	Headquarters/						Investment		Amount/	Amortized	Fair	Net	Diluted
Investments	Address	Industry	Security(2)	Coupon	Floor	Cash	PIK(8)	Date	Maturity	Shares(3)	Cost	Value(1)	Assets	Owenership
SIB Holdings, LLC	40900 Woodward Ave., Suite 200 Bloomfield Hills, MI 48304	Charleston, SC
Term Loan (SBIC)		Services: Business	First Lien	1M LIBOR+6.00%	1.00%	7.58%		10/29/2021	10/29/2026	$12,984,588	12,754,189	12,854,742	4.59%
Term Loan (SBIC)			First Lien	1M LIBOR+6.00%	1.00%	7.58%		6/15/2022	10/29/2026	$870,629	853,216	861,923	0.31%
Delayed Draw Term Loan			First Lien	3M LIBOR+6.00%	1.00%	7.58%		10/29/2021	10/29/2026	$2,902,098	2,873,537	2,873,077	1.03%
Revolver			First Lien	1M LIBOR+6.00%	1.00%	7.58%		10/29/2021	10/29/2026	$40,000	40,000	39,600	0.01%
SIB Holdings, LLC Units			Equity					10/29/2021		238,095	500,000	551,623	0.20%
Total											$17,020,942	$17,180,965	6.14%	0.44%
Skopos Financial Group, LLC	P. O. Box 143454 Irving, TX 75014-1867	Irving, TX
Series A Preferred Units		Finance	Equity					6/29/2018		1,120,684	1,162,544	315,186	0.11%
Total											$1,162,544	$315,186	0.11%	2.26%
Spire Power Solutions, L.P.	9650 S. Franklin Drive Franklin, WI 53132-8847	Franklin, WI
Term Loan (SBIC II)		Capital Equipment	First Lien	3M SOFR+6.25%	1.50%	8.56%		11/22/2019	8/12/2026	$4,862,500	4,812,610	4,777,406	1.71%
Term Loan (SBIC II)			First Lien	3M SOFR+6.25%	1.50%	8.56%		8/12/2021	8/12/2026	$3,530,480	3,478,087	3,468,697	1.24%
Total											$8,290,697	$8,246,103	2.95%
TAC LifePort Purchaser, LLC	1610 Heritage Street Woodland, WA 98674	Woodland, WA
Term Loan (SBIC II)		Aerospace & Defense	First Lien	3M LIBOR+6.00%	1.00%	8.25%		3/1/2021	3/2/2026	$9,543,742	9,396,163	9,496,023	3.39%
TAC LifePort Holdings, LLC Common Units			Equity					3/1/2021		500,000	500,000	696,413	0.25%
Total											$9,896,163	$10,192,436	3.64%	0.87%

										Principal			% of	% Fully
	Company	Headquarters/						Investment		Amount/	Amortized	Fair	Net	Diluted
Investments	Address	Industry	Security(2)	Coupon	Floor	Cash	PIK(8)	Date	Maturity	Shares(3)	Cost	Value(1)	Assets	Owenership
TFH Reliability, LLC	4405 Directors Row Houston, TX 77092	Houston, TX
Term Loan (SBIC)		Chemicals, Plastics, & Rubber	Second Lien	3M LIBOR+10.75%	0.80%	13.00%		10/21/2016	9/30/2023	$5,875,000	5,853,566	5,757,500	2.06%
Term Loan (SBIC)			Second Lien	3M LIBOR+10.75%	0.80%	13.00%		3/22/2022	9/30/2023	$5,000,000	4,915,326	4,900,000	1.75%
TFH Reliability Group, LLC Class A-1 Units			Equity					6/29/2020		27,129	21,511	26,104	0.01%
TFH Reliability Group, LLC Class A Units			Equity					10/21/2016		250,000	231,521	127,537	0.05%
Total											$11,021,924	$10,811,141	3.87%	0.39%
Tilley Distribution, Inc.	501 Chesapeake Park Plaza Baltimore, MD 21220	Baltimore, MD
Term Loan		Chemicals, Plastics, & Rubber	First Lien	3M SOFR+6.00%	1.00%	7.67%		4/1/2022	12/31/2026	$99,748	98,296	98,296	0.04%
Revolver			First Lien	PRIME+5.00%	2.00%	9.00%		4/1/2022	12/31/2026	$53,878	53,878	53,094	0.02%
Total											$152,174	$151,390	0.06%
Trade Education Acquisition, L.L.C.	4300 N. Quinlan Park Road, Suite 120 Austin, TX 78732	Austin, TX
Term Loan (SBIC)		Education	First Lien	1M LIBOR+6.25%	1.00%	7.92%		12/28/2021	12/28/2027	$10,549,545	10,352,681	10,180,311	3.64%
Trade Education Holdings, L.L.C. Class A Units			Equity					12/28/2021		662,660	662,660	592,965	0.21%
Total											$11,015,341	$10,773,276	3.85%	0.65%
TradePending, LLC	1209 N. Orange Street, Corporation Trust Center Wilmington, DE 19801	Carrboro, NC
Term Loan (SBIC II)		Software	First Lien	3M LIBOR+6.25%	1.00%	8.50%		3/2/2021	3/2/2026	$9,775,253	9,623,870	9,530,872	3.41%
TradePending Holdings, LLC Series A Units			Equity					3/2/2021		829,167	868,750	1,062,482	0.38%
Total											$10,492,620	$10,593,354	3.79%	1.17%

										Principal			% of	% Fully
	Company	Headquarters/						Investment		Amount/	Amortized	Fair	Net	Diluted
Investments	Address	Industry	Security(2)	Coupon	Floor	Cash	PIK(8)	Date	Maturity	Shares(3)	Cost	Value(1)	Assets	Owenership
Unicat Catalyst Holdings, LLC	5918 S. Highway 35 Alvin, TX 77511-8208	Alvin, TX
Term Loan		Chemicals, Plastics, & Rubber	First Lien	3M LIBOR+6.50%	1.00%	8.75%		4/27/2021	4/27/2026	$7,312,500	7,195,365	6,946,875	2.48%
Unicat Catalyst, LLC Class A Units			Equity					4/27/2021		7,500	750,000	228,334	0.08%
Total											$7,945,365	$7,175,209	2.56%
U.S. Auto Sales, Inc. et al	2875 University Parkway Lawrenceville, GA 30043	Lawrenceville, GA
USASF Blocker II LLC Units		Finance	Equity					6/8/2015		441	441,000	560,325	0.20%
USASF Blocker III LLC 2018 Series Units			Equity					2/13/2018		50	50,000	100,000	0.04%
USASF Blocker III LLC 2019 Series Units			Equity					12/27/2019		75	75,000	150,000	0.05%
USASF Blocker IV LLC Units			Equity					5/27/2020		110	110,000	330,000	0.12%
USASF Blocker LLC Units			Equity					6/8/2015		9,000	9,000	0	0.00%
Total											$685,000	$1,140,325	0.41%	0.55%
U.S. Expediters, LLC	13235 N. Promenade Blvd. Stafford, TX 77477-3957	Stafford, TX
Term Loan		Healthcare & Pharmaceuticals	First Lien	3M LIBOR+6.00%	1.00%	8.25%		12/22/2021	12/22/2026	$15,946,933	15,654,807	15,946,933	5.70%
Cathay Hypnos LLC Units			Equity					12/22/2021		1,372,932	1,345,574	1,734,186	0.62%
Total											$17,000,381	$17,681,119	6.32%	1.31%

										Principal			% of	% Fully
	Company	Headquarters/						Investment		Amount/	Amortized	Fair	Net	Diluted
Investments	Address	Industry	Security(2)	Coupon	Floor	Cash	PIK(8)	Date	Maturity	Shares(3)	Cost	Value(1)	Assets	Owenership
Venbrook Buyer, LLC	6320 Canoga Avenue, Fl 12 Woodland Hills, CA 91367	Los Angeles, CA
Term Loan B (SBIC)		Services: Business	First Lien	3M LIBOR+6.50%	1.50%	8.75%		3/13/2020	3/13/2026	$12,887,001	12,712,951	12,629,261	4.51%
Term Loan B			First Lien	3M LIBOR+6.50%	1.50%	8.75%		3/13/2020	3/13/2026	$146,628	144,648	143,695	0.05%
Revolver			First Lien	3M LIBOR+6.50%	1.50%	8.75%		3/13/2020	3/13/2026	$2,222,222	2,222,222	2,177,778	0.78%
Delayed Draw Term Loan			First Lien	3M LIBOR+6.50%	1.50%	8.75%		3/13/2020	3/13/2026	$4,393,333	4,358,806	4,305,466	1.54%
Venbrook Holdings, LLC Term Loan			Unsecured	10.00%		—%	10.00%	3/31/2022	12/20/2028	$84,936	84,936	83,237	0.03%
Venbrook Holdings, LLC Common Units			Equity					3/13/2020		822,758	819,262	319,468	0.11%
Total											$20,342,825	$19,658,905	7.02%	0.71%
Vortex Companies, LLC	18150 Imperial Valley Drive Houston, TX 77060-6246	Houston, TX
Term Loan (SBIC II)		Environmental Industries	Second Lien	3M LIBOR+9.50%	1.00%	11.75%		12/21/2020	6/21/2026	$10,000,000	9,843,225	9,550,000	3.41%
Total											$9,843,225	$9,550,000	3.41%
Whisps Holdings LP	199 Water Street New York, NY 10038	Elgin, IL
Class A Units		Beverage, Food, & Tobacco	Equity					4/18/2019		500,000	500,000	338,472	0.12%
Total											$500,000	$338,472	0.12%	0.33%

										Principal			% of	% Fully
	Company	Headquarters/						Investment		Amount/	Amortized	Fair	Net	Diluted
Investments	Address	Industry	Security(2)	Coupon	Floor	Cash	PIK(8)	Date	Maturity	Shares(3)	Cost	Value(1)	Assets	Owenership
Xanitos, Inc.	17 Campus Blvd., Suite 150 Newtown Square, PA 19073-3257	Newtown Square, PA
Term Loan (SBIC)		Healthcare & Pharmaceuticals	First Lien	3M LIBOR+6.50%	1.00%	8.75%		6/25/2021	6/25/2026	$12,672,000	12,461,516	12,228,480	4.37%
Delayed Draw Term Loan			First Lien	3M LIBOR+6.50%	1.00%	8.75%		6/25/2021	6/25/2026	$2,232,399	2,212,192	2,154,265	0.77%
Pure TopCo, LLC Class A Units			Equity					6/25/2021		442,133	1,053,478	902,835	0.32%
Total											$15,727,186	$15,285,580	5.46%	2.92%
Total Non-controlled, non-affiliated investments											$873,575,942	$852,000,318	304.43%
Net Investments											$873,575,942	$852,000,318	304.43%
LIABILITIES IN EXCESS OF OTHER ASSETS												$(572,135,652)	(204.43)%
NET ASSETS												$279,864,666	100.00%

MANAGEMENT

The information in the sections entitled “Election of Directors”, “Corporate Governance” and “Certain Relationships and Related Party Transactions” in our most recent definitive proxy statement on Schedule 14A for our annual meeting of stockholders (the “Annual Proxy Statement”) is incorporated herein by reference.

MANAGEMENT AND OTHER AGREEMENTS

The information in the sections entitled “Stellus Capital Management” and “Management Agreements,” in Part I, Item 1 “Business” of our most recent Annual Report on Form 10-K, and in “Note 2 — Related Party Arrangements” in to our financial statements in our most recent Quarterly Report on Form 10-Q is incorporated herein by reference.

RELATED-PARTY TRANSACTIONS AND CERTAIN RELATIONSHIPS

The information in the section entitled “Certain Relationships and Related Transactions” in our most recent Annual Proxy Statement is incorporated herein by reference.

CONTROL PERSONS AND PRINCIPAL SHAREHOLDERS

The information in the sections entitled “Election of Directors” and “Security Ownership of Certain Beneficial Owners and Management” in our most recent Annual Proxy Statement is incorporated herein by reference.

DETERMINATION OF NET ASSET VALUE

The net asset value per share of our outstanding shares of common stock is determined quarterly by dividing the value of total assets minus liabilities by the total number of shares outstanding. More detailed information regarding our determination of the net asset value is incorporated by reference herein from our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q.

SALES OF COMMON STOCK BELOW NET ASSET VALUE

Our stockholders may from time to time vote to allow us to issue common stock at a price below the net asset value, or NAV, per share of our common stock. In such an approval, our stockholders may not specify a maximum discount below net asset value at which we are able to issue our common stock. In order to sell shares pursuant to this authorization:

●	a majority of the Company’s independent directors who have no financial interest (other than ownership of shares of the Company’s common stock) in the sale have determined that such sale would be in the best interests of the Company and its stockholders;
●	majority of the Company’s independent directors, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of the Company of firm commitments to purchase such securities or immediately prior to the issuance of such securities, that the price at which such securities are to be sold is not less than a price which closely approximates the market value of those securities, less any underwriting commission or discount; and
●	following such issuance, not more than 25% of the Company’s then outstanding shares as of the date of stockholder approval will have been issued at a price less than the Company’s then current NAV per share.

We are also permitted to sell shares of common stock below net asset value per share in rights offerings. Any offering of common stock below net asset value per share will be designed to raise capital for investment in accordance with our investment objectives and business strategies.

In making a determination that an offering below net asset value per share is in our and our stockholders’ best interests, our board of directors would consider a variety of factors including:

●	the effect that an offering below net asset value per share would have on our stockholders, including the potential dilution they would experience as a result of the offering;
●	the amount per share by which the offering price per share and the net proceeds per share are less than the most recently determined net asset value per share;
●	the relationship of recent market prices of our common stock to net asset value per share and the potential impact of the offering on the market price per share of our common stock;
●	whether the proposed offering price would closely approximate the market value of our shares;
●	the potential market impact of being able to raise capital during the current financial market difficulties;
●	the nature of any new investors anticipated to acquire shares in the offering;
●	the anticipated rate of return on and quality, type and availability of investments to be funded with the proceeds from the offering, if any; and
●	the leverage available to us, both before and after any offering, and the terms thereof.

At our 2022 annual meeting of stockholders, our stockholders voted to allow us to issue common stock at a price below net asset value per share for the period ending on the earlier of the one-year anniversary of the date of the Company’s 2022 Annual Meeting of Stockholders and the date of the Company’s 2023 Annual Meeting of Stockholders. Our stockholders did not specify a maximum discount below net asset value at which we are able to issue our common stock, although the number of shares sold in each offering may not exceed 25% of our outstanding common stock immediately prior to such sale.

Sales by us of our common stock at a discount from net asset value pose potential risks for our existing stockholders whether or not they participate in the offering, as well as for new investors who participate in the offering.

The following three headings and accompanying tables will explain and provide hypothetical examples on the impact of an offering at a price less than net asset value per share on three different sets of investors:

●	existing stockholders who do not purchase any shares in the offering;
●	existing stockholders who purchase a relatively small amount of shares in the offering or a relatively large amount of shares in the offering; and
●	new investors who become stockholders by purchasing shares in the offering.

Impact on Existing Stockholders who do not Participate in the Offering

Our existing stockholders who do not participate in an offering below net asset value per share or who do not buy additional shares in the secondary market at the same or lower price we obtain in the offering (after expenses and commissions) face the greatest potential risks. These stockholders will experience an immediate decrease (often called dilution) in the net asset value of the shares they hold and their net asset value per share. These stockholders will also experience a disproportionately greater decrease in their participation in our earnings and assets and their voting power than the increase we will experience in our assets, potential earning power and voting interests due to the offering. These stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential decreases in net asset value per share. This decrease could be more pronounced as the size of the offering and level of discount to net asset value increases.

The following table illustrates the level of net asset value dilution that would be experienced by a nonparticipating stockholder in four different hypothetical offerings of different sizes and levels of discount from net asset value per share. Actual sales prices and discounts may differ from the presentation below.

The examples assume that Company XYZ has 19,500,000 common shares outstanding, $800,000,000 in total assets and $550,000,000 in total liabilities. The current net asset value and net asset value per share are thus $250,000,000 and $12.82. The table illustrates the dilutive effect on nonparticipating Stockholder A of  (1) an offering of 1,950,000 shares (10% of the outstanding shares) at $12.00 per share after offering expenses and commissions (a 10% discount from net asset value), (2) an offering of 4,875,000 shares (25% of the outstanding shares) at $11.33 per share after offering expenses and commissions (a 15% discount from net asset value) and (3) an offering of 4,875,000 shares (25% of the outstanding shares) at $0.00 per share after offering expenses and commissions (a 100% discount from net asset value).

		Example 1 – 10%		Example 2 – 25%		Example 3 – 25%
		Offering at 10%		Offering at 15%		Offering at 100%
	Prior to Sale	Discount		Discount		Discount
	Below NAV	Following	Percent	Following	Percent		Percent
	Per Share	Sale	Change	Sale	Change		Change
Offering Price
Price per Share to Public	—	12.63	—	11.93	—	0.00	—
Net Proceeds per Share to Issuer	—	12.00	—	11.33	—	0.00	—
Increase in Shares and Decrease to NAV Per Share
Total Shares Outstanding	19,500,000	21,450,000	10%	24,375,000	25%	24,375,000	25%
NAV per Share	$12.82	$12.75	‑0.55%	$12.52	‑2.34%	$10.26	‑19.97%
Dilution to Nonparticipating Stockholder A
Share Dilution
Shares Held by Stockholder A	195,000	195,000	—	195,000	—	195,000	—
Percentage of Shares Held by Stockholder A	1%	0.91%	9.0%	0.80%	20.0%	0.80%	20.0%
NAV Dilution
Total NAV Held by Stockholder A	$2,500,000	$2,485,455	‑0.58%	$2,441,870	‑2.33%	$2,000,000	‑20.00%

		Example 1 – 10%			Example 2 – 25%			Example 3 – 25%
		Offering at 10%			Offering at 15%			Offering at 100%
	Prior to Sale	Discount			Discount			Discount
	Below NAV		Following	Percent		Following	Percent			Percent
	Per Share	Sale		Change	Sale		Change			Change
Total Investment by Stockholder A (Assumed to Be $14.44 per Share)	$2,500,000		$2,500,000	—		$2,500,000	—		$2,500,000	—
Total Dilution to Stockholder A (Change in Total NAV Held By Stockholder)	—	$	‑14,545	—	$	‑58,130	—	$	‑500,000	—
NAV Dilution Per Share
NAV per Share Held by Stockholder A	—		$12.75	—		$12.52	—		$10.26	—
Investment per Share Held by Stockholder A	12.82		$12.82	—		$12.82	—		$12.82	—
NAV Dilution per Share Experienced by Stockholder A (NAV per Share Less Investment per Share)	—		$—	‑0.7		$—	‑0.30		$—	‑2.56
Percentage NAV Dilution Experienced by Stockholder A (NAV Dilution per Share Divided by Investment per Share)	—		—	‑0.58%		—	‑233%		—	‑20.00%
(1)	Assumes a 5% selling compensation and expenses paid by us.

Impact on Existing Stockholders who do Participate in the Offering

Our existing stockholders who participate in an offering below net asset value per share or who buy additional shares in the secondary market at the same or lower price as we obtain in the offering (after expenses and commissions) will experience the same types of net asset value dilution as the nonparticipating stockholders, albeit at a lower level, to the extent they purchase less than the same percentage of the discounted offering as their interest in our shares immediately prior to the offering. The level of net asset value dilution to such stockholders will decrease as the number of shares such stockholders purchase increases. Existing stockholders who buy more than their proportionate percentage will experience net asset value dilution but will, in contrast to existing stockholders who purchase less than their proportionate share of the offering, experience an increase (often called accretion) in net asset value per share over their investment per share and will also experience a disproportionately greater increase in their participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests due to the offering. The level of accretion will increase as the excess number of shares purchased by such stockholder increases. Even a stockholder who over-participates will, however, be subject to the risk that we may make additional discounted offerings in which such stockholder does not participate, in which case such a stockholder will experience net asset value dilution as described above in such subsequent offerings. These stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential decreases in net asset value per share. This decrease could be more pronounced as the size of the offering and the level of discount to net asset value increases.

The following chart illustrates the level of dilution and accretion in the hypothetical 25% offering at a 15% discount from the prior chart (Example 2) for a stockholder that acquires shares equal to (1) 50% of its proportionate share of the offering (i.e., 20,000 shares, which is 0.5% of an offering of 4,000,000 shares rather than its 1.0% proportionate share) and (2) 150% of such percentage (i.e., 60,000 shares, which is 1.5% of an offering of 4,000,000 shares rather than its 1.0% proportionate share). It is not possible to predict the level of market price decline that may occur.

		50% Participation		150% Participation
	Prior to Sale	Following	Percent	Following	Percent
	Below NAV	Sale	Change	Sale	Change
Offering Price
Price per Share to Public		$11.93	—	$11.93	—
Net Proceeds per Share to Issuer		$11.33	—	$11.33	—
Increase in Shares and Decrease to NAV
Total Shares Outstanding	19,500,000	24,375,000	25%	24,375,000	25%
NAV per Share	$12.82	$12.52	‑2.33%	$12.52	‑2.33%
Dilution/Accretion to Participating Stockholder A
Share Dilution/Accretion
Shares Held by Stockholder A	195,000	219,375	—	268,125	—
Percentage of Shares Held by Stockholder A	1%	0.90%	—	1.10%	—
NAV Dilution/Accretion
Total NAV Held by Stockholder A	$2,500,000	$2,747,104	9.88%	$3,357,571	34.30%
Total Investment by Stockholder A (Assumed to be $13.75 per Share on Shares Held Prior to Sale)	$2,500,000	$2,790,793	—	$3,372,381	—
Total Dilution/Accretion to Stockholder A (Total NAV Less Total Investment)	—	$-43,690	—	$-14,810	—
NAV Dilution/Accretion per Share
NAV per Share Held by Stockholder A	—	12.52	—	12.52	—
Investment per Share Held by Stockholder A (Assumed to be $14.44 per Share on Shares Held Prior to Sale)	$12.82	$12.72	—	$12.58	—
NAV Dilution/Accretion per Share Experienced by Stockholder A (NAV per Share Less Investment per Share)	—	‑0.20	—	‑0.06	—
Percentage NAV Dilution/Accretion Experienced by Stockholder A (NAV Dilution/Accretion per Share Divided by Investment per Share)	—	—	‑1.57%	—	‑0.44%

Impact on New Investors

Investors who are not currently stockholders, but who participate in an offering below net asset value and whose investment per share is greater than the resulting net asset value per share due to selling compensation and expenses paid by us will experience an immediate decrease, albeit small, in the net asset value of their shares and their net asset value per share compared to the price they pay for their shares (Example 1 below). On the other hand, investors who are not currently stockholders, but who participate in an offering below net asset value per share and whose investment per share is also less than the resulting net asset value per share will experience an immediate increase in the net asset value of their shares and their net asset value per share compared to the price they pay for their shares (Examples 2, 3 and 4 below). These latter investors will experience a disproportionately greater participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests. These investors will, however, be subject to the risk that we may make additional discounted offerings in which such new stockholder does not participate, in which case such new stockholder will experience dilution as described above in such subsequent offerings. These investors may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential decreases in net asset value per share. This decrease could be more pronounced as the size of the offering and level of discount to net asset value increases.

The following chart illustrates the level of dilution or accretion for new investors that would be experienced by a new investor in the same hypothetical discounted offerings as described in the first chart above. The illustration is for a new investor who purchases the same percentage (1.00%) of the shares in the offering as Stockholder A in the prior examples held immediately prior to the offering. The prospectus supplement pursuant to which any discounted offering is made will include a chart for these examples based on the actual number of shares in such offering and the actual discount from the most recently determined net asset value per share.

	Prior to	10% Offering at		25% Offering at		25% Offering at
	Sale	10% Discount		15% Discount		100% Discount
	Below	Following	%	Following	%	Following	%
	NAV	Sales	Change	Sales	Change	Sales	Change
Offering Price
Price per Share to Public (1)	—	$13.57	—	$12.81	—	—	—
Net Proceeds per Share to Issuer	—	$12.89	—	$12.17	—	—	—
Increase in Shares and Decrease to NAV
Total shares outstanding	19,550,000	21,505,000	10.00%	24,437,500	25.00%	24,437,500	25.00%
NAV per share	$14.32	$14.19	‑0.91%	$13.89	‑3.00%	$11.46	‑20.00%
Dilution to Nonparticipating Stockholder A
Share Dilution
Shares held by Stockholder A	125,000	125,000	125,000	125,000
Percentage Outstanding Held by Stockholder A	0.64%	0.58%	‑9.09%	0.51%	‑20.00%	0.51%	‑20.00%

NAV Dilution
Total NAV held by Stockholder A	$1,790,000	$1,773,750	‑0.91%	$1,736,250	‑3.00%	$1,432,000	‑20.0%
Total Investment by Stockholder A (Assumed to be $14.80 per Share)	$1,790,000	$1,790,000	—	$1,790,000	—	$1,790,000	—
Total Dilution to Stockholder A (Total NAV less Total Investment)	—	$(16,250)	—	$(53,750)	—	$(358,000)	—

NAV Dilution per Share
NAV per Share Held by Stockholder A	—	$14.19	—	$13.89	—	$11.46	—
Investment per Share Held by Stockholder A (Assumed to be the $___(NAV) per share on shares held prior to Sale)	$14.32	$14.32	—	$14.32	—	$14.32	—
NAV Dilution per Share Experienced by Stockholder A (NAV per Share less Investment per Share)	—	$(0.13)	—	$(0.43)	—	$(2.86)	—
Percentage NAV Dilution Experienced by Stockholder A (NAV Dilution per Share divided by Investment per Share)	—	—	‑0.91%	—	‑3.00%	—	‑20.00%
(1)	Assumes 5% in selling compensation and expenses paid by us.

DIVIDEND REINVESTMENT PLAN

We have adopted a dividend reinvestment plan that provides for reinvestment of our stockholder distributions, unless a stockholder elects to receive cash as provided below. As a result, if our Board authorizes, and we declare, a cash distribution, then our stockholders who have not “opted out” of such dividend reinvestment plan will have their cash distribution automatically reinvested in additional shares of our common stock, rather than receiving the cash distribution.

No action is required on the part of a registered stockholder to have its cash distribution reinvested in shares of our common stock. A registered stockholder may elect to receive an entire distribution in cash by notifying Broadridge Corporate Issuer Solutions, Inc., the plan administrator and our transfer agent, registrar and distribution disbursing agent, in writing so that such notice is received by the plan administrator no later than five (5) days prior to the record date for distributions to stockholders. The plan administrator will set up an account for shares acquired through the plan for each stockholder and hold such shares in non- certificated form. Upon request by a stockholder participating in the plan, received in writing not less than five (5) days prior to the record date, the plan administrator will, instead of crediting shares to the participant’s account, issue a certificate registered in the participant’s name for the number of whole shares of our common stock and a check for any fractional share. The plan administrator is authorized to deduct a $15.00 transaction fee plus a brokerage commission from the proceeds of the sale of any fractional share.

Those stockholders whose shares are held by a broker or other financial intermediary may receive distributions in cash by notifying their broker or nominee of their election.

We expect to use primarily newly issued shares to implement the plan, whether our shares are trading at a premium or at a discount to net asset value. Under such circumstances, the number of shares to be issued to a stockholder is determined by dividing the total dollar amount of the distribution payable to such stockholder by 95% of the market price per share of our common stock at the close of trading on the payment date fixed by our Board. Market price per share on that date will be the closing price for such shares on the NYSE or, if no sale is reported for such day, at the average of their reported bid and asked prices. We reserve the right to purchase shares in the open market in connection with our implementation of the plan. Shares purchased in open market transactions by the plan administrator will be allocated to a stockholder based on the average purchase price, excluding any brokerage charges or other charges, of all shares of common stock purchased in the open market.

There are no brokerage charges or other charges to stockholders who participate in the plan. The plan administrator’s fees are paid by us. If a participant elects by written notice to the plan administrator prior to termination of his or her account to have the plan administrator sell part or all of the shares held by the plan administrator in the participant’s account and remit the proceeds to the participant, the plan administrator is authorized to deduct a $15.00 transaction fee plus a brokerage commission from the proceeds.

Stockholders who receive distributions in the form of stock are generally subject to the same U.S. federal, state and local tax consequences as are stockholders who elect to receive their distributions in cash. However, since a participating stockholder’s cash distributions will be reinvested, such stockholder will not receive cash with which to pay any applicable taxes on reinvested distributions. A stockholder’s basis for determining gain or loss upon the sale of stock received in a distribution from us will generally be equal to the total dollar amount of the distribution payable to the stockholder. Any stock received in a distribution will have a new holding period for tax purposes commencing on the day following the day on which the shares are credited to the U.S. stockholder’s account.

Participants may terminate their accounts under the plan by notifying the plan administrator by filling out the transaction request form located at the bottom of the participant’s statement and sending it to the plan administrator at the address below.

Those stockholders whose shares are held by a broker or other nominee who wish to terminate his or her account under the plan may do so by notifying his or her broker or nominee.

The plan may be terminated by us upon notice in writing mailed to each participant at least 30 days prior to any record date for the payment of any stockholder distribution by us. All correspondence concerning the plan should be directed to the plan administrator by mail at Broadridge Corporate Issuer Solutions,  Inc., P.O. Box 1342, Brentwood, NY 11717.

If you withdraw or the plan is terminated, you will receive the number of whole shares in your account under the plan and a cash payment for any fraction of a share in your account.

If you hold your common stock with a brokerage firm that does not participate in the plan, you will not be able to participate in the plan and any distribution reinvestment may be effected on different terms than those described above. Consult your financial advisor for more information.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a general summary of certain U.S. federal income tax considerations applicable to us and to an investment in our common stock. This discussion does not purport to be a complete description of the U.S. federal income tax considerations applicable to such an investment. For example, this discussion does not describe tax consequences that we have assumed to be generally known by investors or certain considerations that may be relevant to certain types of holders subject to special treatment under U.S. federal income tax laws, including persons who hold our common stock as part of a straddle or a hedging, integrated or constructive sale transaction, persons subject to the alternative minimum tax, tax-exempt organizations, insurance companies, brokers or dealers in securities, pension plans and trusts, persons whose functional currency is not the U.S. dollar, U.S. expatriates, regulated investment companies, real estate investment trusts, personal holding companies, persons who acquire an interest in the Company in connection with the performance of services, and financial institutions. Such persons should consult with their own tax advisers as to the U.S. federal income tax consequences of an investment in our common stock, which may differ substantially from those described herein. This discussion assumes that shareholders hold our common stock as capital assets (within the meaning of the Code).

The discussion is based upon the Code, Treasury regulations, and administrative and judicial interpretations, each as of the date of this Registration Statement and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. We have not sought and will not seek any ruling from the Internal Revenue Service (“IRS”) regarding any matter discussed herein. Prospective investors should be aware that, although we intend to adopt positions we believe are in accord with current interpretations of the U.S. federal income tax laws, the IRS may not agree with the tax positions taken by us and that, if challenged by the IRS, our tax positions might not be sustained by the courts. This summary does not discuss any aspects of U.S. estate, alternative minimum, or gift tax or foreign, state or local tax. It also does not discuss the special treatment under U.S. federal income tax laws that could result if we invested in tax-exempt securities or certain other investment assets.

A “U.S. stockholder” is a beneficial owner of shares of our common stock that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;
●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
●	a trust (i) if a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable U.S. Treasury regulations to be treated as a “United States Person” (within the meaning of the Code).

A “non-U.S. stockholder” means a beneficial owner of shares of our common stock that is neither a U.S. stockholder nor a partnership or entity treated as a partnership for U.S. federal income tax purposes:

If a partnership or other entity classified as a partnership, for U.S. federal income tax purposes, holds our shares, the U.S. tax treatment of the partnership and each partner generally will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. A partnership considering an investment in our common stock should consult its own tax advisers regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition of shares by the partnership.

Taxation of the Company

We have elected to be treated as a RIC under Subchapter M of the Code, beginning with our 2010 taxable year and we intend to qualify for treatment as a RIC annually thereafter. As a RIC, we generally will not be subject to U.S. federal income taxes on any ordinary income or capital gains that we timely distribute to our stockholders as dividends.

To qualify as a RIC, we must, among other things:

●	derive in each taxable year at least 90% of our gross income from dividends, interest, payments with respect to certain securities loans, gains from the sale or other disposition of stock, securities or foreign currencies, other income derived with respect to our business of investing in stock, securities or currencies, or net income derived from an interest in a “qualified publicly traded partnership,” or “QPTP,” hereinafter the “90% Gross Income Test;” and
●	diversify our holdings so that, at the end of each quarter of each taxable year:
●	at least 50% of the value of our total assets is represented by cash and cash items, U.S. Government securities, the securities of other RICs and other securities, with other securities limited, in respect of any one issuer, to an amount not greater than 5% of the value of our total assets and not more than 10% of the outstanding voting securities of such issuer, and
●	not more than 25% of the value of our total assets is invested in (i) the securities of any issuer (other than U.S. Government securities and the securities of other RICs), (ii) the securities of any two or more issuers (other than the securities of other RICs) that we control and that are determined to be engaged in the same business or similar or related trades or businesses, or (iii) the securities of one or more QPTPs, or the “Diversification Tests.”

In the case of a RIC that furnishes capital to development corporations, there is an exception relating to the Diversification Tests described above. This exception is available only to RICs which have received SEC Certification. We have not sought SEC Certification, but it is possible that we may seek SEC Certification in future years. If we receive SEC Certification, we generally will be entitled to include, in the computation of the 50% value of our assets (described above), the value of any securities of an issuer, whether or not we own more than 10% of the outstanding voting securities of the issuer, if the basis of the securities, when added to our basis of any other securities of the issuer that we own, does not exceed 5% of the value of our total assets.

As a RIC, we (but not our stockholders) are generally not subject to U.S. federal income tax on investment company taxable income and net capital gains net income that we timely distribute to our stockholders in any taxable year with respect to which we distribute an amount equal to at least the sum of (i) 90% of the sum of our investment company taxable income (which includes, among other items, dividends, interest and the excess of any net realized short-term capital gains over net realized long-term capital losses and other taxable income (other than any net capital gain net income), reduced by deductible expenses) determined without regard to the deduction for dividends and distributions paid and (ii) 90% of our net tax-exempt interest income (which is the excess of our gross tax-exempt interest income over certain disallowed deductions), or the “Annual Distribution Requirement.” We intend to distribute annually all or substantially all of such income. Generally, if we fail to meet this Annual Distribution Requirement for any taxable year, we will fail to qualify as a RIC for such taxable year. To the extent we meet the Annual Distribution Requirement for a taxable year, but retain our net capital gains net income for investment or any investment company taxable income, we will be subject to U.S. federal income tax at corporate rates on such retained capital gains and investment company taxable income. In addition, is such instance, we may be subject to nondeductible 4% U.S. federal excise tax described below, if applicable.

We are subject to a nondeductible 4% U.S. federal excise tax on certain of our undistributed income, unless we timely distribute (or are deemed to have timely distributed) an amount equal to the sum of:

●	at least 98% of our ordinary income (not taking into account any capital gains or losses) for the calendar year;
●	at least 98.2% of our capital gain net income for a one-year period generally ending on October 31 of the calendar year (unless an election is made by us to use our taxable year); and
●	any net ordinary income and capital gain net income that we recognized for preceding years, but were not distributed during such years, and on which we paid no corporate-level U.S. federal income tax.

While we intend to distribute any income and capital gains in order to avoid imposition of this nondeductible 4% U.S. federal excise tax, we may not be successful in avoiding entirely the imposition of this tax. In that case, we will be liable for the tax only on the amount by which we do not meet the foregoing distribution requirement.

We are authorized to borrow funds and to sell assets in order to satisfy distribution requirements. However, under the 1940 Act, we are not permitted to make distributions to our stockholders while any senior securities are outstanding unless we meet the applicable asset coverage ratios. See “Regulation.” Moreover, our ability to dispose of assets to meet our distribution requirements may be limited by (1) the illiquid nature of our portfolio and/or (2) other requirements relating to our status as a RIC, including the Diversification Tests. If we dispose of assets in order to meet the Annual Distribution Requirement or to avoid the 4% U.S. federal excise tax, we may make such dispositions at times that, from an investment standpoint, are not advantageous.

A RIC is limited in its ability to deduct expenses in excess of its “investment company taxable income” (which is, generally, ordinary income plus the excess of net short-term capital gains over net long-term capital losses). If our expenses in a given year exceed investment company taxable income, we would experience a net operating loss for that year. However, a RIC is not permitted to carry forward net operating losses to subsequent years. In addition, expenses can be used only to offset investment company taxable income, not net capital gain. Due to these limits on the deductibility of expenses, we may, for tax purposes, have aggregate U.S. federal taxable income for several years that we are required to distribute and that is taxable to our stockholders even if such income is greater than the aggregate net income we actually earned during those years. Such required distributions may be made from our cash assets or by liquidation of investments, if necessary. We may realize gains or losses from such liquidations. In the event we realize net capital gains from such transactions, stockholders may receive a larger capital gain distribution than they would have received in the absence of such transactions.

Failure to Qualify as a RIC

While we have elected to be treated as a RIC and intend to qualify to be treated as a RIC annually, no assurance can be provided that we will qualify as a RIC for any taxable year. While we generally will not lose our status as a RIC as long as we do not acquire any non-qualifying securities or other property, under certain circumstances we may be deemed to have made an acquisition of non-qualifying securities or other property. If we have previously qualified as a RIC, but were subsequently unable to qualify for treatment as a RIC, and certain amelioration provisions are not applicable, we would be subject to U.S. federal income tax on all of our taxable income (including our net capital gains) at regular corporate rates. We would not be able to deduct distributions to stockholders, nor would they be required to be made. Distributions, including distributions of net long-term capital gain, would generally be taxable to our stockholders as ordinary dividend income to the extent of our current and accumulated earnings and profits. Subject to certain limitations under the Code, corporate stockholders would be eligible to claim a dividend received deduction with respect to such dividend; non-corporate stockholders would generally be able to treat such dividends as “qualified dividend income,” which is subject to reduced rates of U.S. federal income tax. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the stockholder’s adjusted tax basis, and any remaining distributions would be treated as a capital gain. In order to requalify as a RIC, in addition to the other requirements discussed above, we would be required to distribute all of our previously undistributed earnings attributable to the period we failed to qualify as a RIC by the end of the first year that we intend to requalify as a RIC. If we fail to requalify as a RIC for a period greater than two taxable years, we may be subject to U.S. federal income tax at corporate rates on any net built-in gains with respect to certain of our assets (i.e., the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if we had been liquidated) that we elect to recognize on requalification or when recognized over the next five years.

The remainder of this discussion assumes that we qualify as a RIC for each taxable year.

Company Investments

Certain of our investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things, (a) treat dividends that would otherwise constitute qualified dividend income as non-qualified dividend income, (b) treat dividends that would otherwise be eligible for the corporate dividends received deduction as ineligible for such treatment, (c) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (d) convert lower-taxed long term capital gain into higher-taxed short-term capital gain or ordinary income, (e) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (f) cause us to recognize income or gain without a corresponding receipt of cash, (g) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (h) adversely alter the characterization of certain complex financial transactions and (i) produce income that will not be qualifying income for purposes of the 90% Income Test. We intend to monitor our transactions and may make certain tax elections to mitigate the effect of these provisions and prevent our disqualification as a RIC.

Debt Instruments. In certain circumstances, we may be required to recognize taxable income prior to the time at which we receive cash. For example, if we hold debt instruments that are treated under applicable tax rules as having OID (such as debt instruments with an end-of-term payment and/or PIK interest payment or, in certain cases, increasing interest rates or issued with warrants), we must include in taxable income each year a portion of the OID that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. Because any OID accrued will be included in our investment company taxable income for the year of accrual, we may be required to make a distribution to our stockholders in order to satisfy the Annual Distribution Requirement and to avoid the 4% U.S. federal excise tax, even though we will not have received any corresponding cash amount.

Warrants. Gain or loss realized by us from the sale or exchange of warrants acquired by us as well as any loss attributable to the lapse of such warrants generally are treated as capital gain or loss. The treatment of such gain or loss as long-term or short-term generally depends on how long we held a particular warrant and on the nature of the disposition transaction.

Foreign Investments. In the event we invest in foreign securities, we may be subject to withholding and other foreign taxes with respect to those securities. We do not expect to satisfy the requirement to pass through to our stockholders their share of the foreign taxes paid by us.

Passive Foreign Investment Companies. We may invest in the stock of a foreign corporation which is classified as a “passive foreign investment company” (within the meaning of Section 1297 of the Code), or “PFIC.” In general, unless a special tax election has been made, we are required to pay U.S. federal income tax at ordinary income rates on any gains and “excess distributions” with respect to PFIC stock as if such items had been realized ratably over the period during which we held the PFIC stock, plus an interest charge. If we invest in a PFIC and elect to treat the PFIC as a “qualified electing fund” under the Code (a “QEF”), in lieu of the foregoing requirements, we will be required to include in income each year a portion of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed to us. Alternatively, we can elect to mark-to-market at the end of each taxable year our shares in a PFIC; in this case, we will recognize as ordinary income any increase in the value of such shares, and as ordinary loss any decrease in such value to the extent it does not exceed prior increases included in income. Under either election, we may be required to recognize in a year income in excess of our distributions from PFICs and our proceeds from dispositions of PFIC stock during that year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of the 4% U.S. federal excise tax. No assurances can be given that any such election will be available or that, if available, we will make such an election. Income inclusions from a QEF will be “good income” for purposes of the 90% Gross Income Test provided that they are derived in connection with our business of investing in stocks and securities or the QEF distributes such income to us in the same taxable year to which the income is included in our income.

Foreign Currency Transactions. Under the Code, gains or losses attributable to fluctuations in exchange rates which occur between the time we accrue income or other receivables or accrue expenses or other liabilities denominated in a foreign currency and the time we actually collect such receivables or pay such liabilities generally are treated as ordinary income or loss. Similarly, on disposition of debt instruments and certain other instruments denominated in a foreign currency, gains or losses attributable to fluctuations if the value of the foreign currency between the date of acquisition of the instrument and the date of disposition also are treated as ordinary gain or loss. These currency fluctuations related gains and losses may increase or decrease the amount of our investment company taxable income to be distributed to our stockholders as ordinary income.

Taxation of U.S. Stockholders

Distributions by us generally are taxable to U.S. stockholders as ordinary income or capital gains. Distributions of our “investment company taxable income” (which is, generally, our net ordinary income plus realized net short-term capital gains in excess of realized net long-term capital losses) will be taxable as ordinary income to U.S. stockholders to the extent of our current or accumulated earnings and profits, whether paid in cash or reinvested in additional shares of our common stock. To the extent such distributions paid by us to non-corporate U.S. stockholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations and such distributions are timely designated (“Qualifying Dividends”), they may be eligible for a maximum U.S. federal tax rate of 20%. In this regard, it is anticipated that distributions paid by us generally will not be attributable to dividends and, therefore, generally will not qualify for the 20% maximum rate applicable to Qualifying Dividends.

Distributions of our capital gain net income (which is generally our realized net long-term capital gains in excess of realized net short-term capital losses) properly reported by us as “capital gain dividends” will be taxable to a U.S. stockholder as long-term capital gains, which are currently taxable at a maximum rate of 20% in the case of individuals or estates, regardless of the U.S. stockholder’s holding period for his, her or its common stock and regardless of whether paid in cash or reinvested in additional common stock. Distributions in excess of our current and accumulated earnings and profits first will reduce a U.S. stockholder’s adjusted tax basis in such U.S. stockholder’s common stock and, after the adjusted basis is reduced to zero, will constitute capital gains to such U.S. stockholder.

U.S. stockholders receiving dividends or distributions in the form of additional shares of our common stock purchased in the market should be treated for U.S. federal income tax purposes as receiving a distribution in an amount equal to the amount of money that the stockholders receiving cash dividends or distributions will receive, and should have a cost basis in the shares received equal to such amount. Stockholders receiving dividends in newly issued shares of our common stock will be treated as receiving a distribution equal to the value of the shares received, and should have a cost basis of such amount.

Although we currently intend to distribute any net long-term capital gains at least annually, we may in the future decide to retain some or all of our net long-term capital gains but designate the retained amount as a “deemed distribution.” In that case, among other consequences, we will pay U.S. federal income tax on the retained amount, each U.S. stockholder will be required to include their share of the deemed distribution in income as if it had been distributed to the U.S. stockholder, and the U.S. stockholder will be entitled to claim a credit equal to their allocable share of the U.S. federal income tax paid on the deemed distribution by us. The amount of the deemed distribution net of such tax will be added to the U.S. stockholder’s adjusted tax basis for their common stock. Since we expect to pay U.S. federal income tax on any retained capital gains at corporate rates, and since that rate is in excess of the maximum rate currently payable by individuals on long-term capital gains, the amount of U.S. federal income tax that individual U.S. stockholders will be treated as having paid and for which they will receive a credit will exceed the U.S. federal income tax they owe on the retained net capital gain. Such excess generally may be claimed as a credit against the U.S. stockholder’s other U.S. federal income tax obligations or may be refunded to the extent it exceeds a U.S. stockholder’s liability for U.S. federal income tax. A U.S. stockholder that is not subject to U.S. federal income tax or otherwise required to file a U.S. federal income tax return would be required to file a U.S. federal income tax return on the appropriate form in order to claim a refund for the taxes we paid. In order to utilize the deemed distribution approach, we must provide written notice to our U.S. stockholders prior to the expiration of 60 days after the close of the relevant taxable year. We cannot treat any of our investment company taxable income as a “deemed distribution.”

We or the applicable withholding agent will provide you with a notice reporting the amount of any ordinary income dividends (including the amount of such dividend, if any, eligible to be treated as qualified dividend income) and capital gain dividends by January 31. For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any year and (2) the amount of capital gain dividends paid for that year, we may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, the U.S. stockholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, if we pay you a dividend in January which was declared in the previous October, November or December to U.S. stockholders of record on a specified date in one of these months, then the dividend will be treated for U.S. federal income tax purposes as being paid by us and received by you on December 31 of the year in which the dividend was declared. If a U.S. stockholder purchases shares of our stock shortly before the record date of a distribution, the price of the shares will include the value of the distribution and the U.S. stockholder will be subject to U.S. federal income tax on the distribution even though it represents a return of its investment.

Dividend Reinvestment Plan. Under the dividend reinvestment plan, if a U.S. stockholder owns shares of common stock registered in its own name, the U.S. stockholder will have all cash distributions automatically reinvested in additional shares of common stock unless the U.S. stockholder opts out of our dividend reinvestment plan by delivering a written notice to Stellus Capital Management or our dividend paying agent, as applicable, prior to the record date of the next dividend or distribution. See “Dividend Reinvestment Plan.” Any distributions reinvested under the plan will nevertheless remain taxable to the U.S. stockholder. The U.S. stockholder will have an adjusted basis in the additional common shares purchased through the plan equal to the amount of the reinvested distribution. The additional shares will have a new holding period commencing on the day following the day on which the shares are credited to the U.S. stockholder’s account.

Dispositions. A U.S. stockholder generally will recognize gain or loss on the sale, exchange or other taxable disposition of shares of our common stock in an amount equal to the difference between the U.S. stockholder’s adjusted basis in the shares disposed of and the amount realized on their disposition. Generally, gain recognized by a U.S. stockholder on the disposition of shares of our common stock will result in capital gain or loss to a U.S. stockholder, and will be a long-term capital gain or loss if the shares have been held for more than one year at the time of sale. Any loss recognized by a U.S. stockholder upon the disposition of shares of our common stock held for six months or less will be treated as a long-term capital loss to the extent of any capital gain dividends received (including amounts credited as an undistributed capital gain dividend) by the U.S. stockholder. A loss recognized by a U.S.

stockholder on a disposition of shares of our common stock will be disallowed as a deduction if the U.S. stockholder acquires additional shares of our common stock (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after the date that the shares are disposed. In this case, the basis of the shares acquired will be adjusted to reflect the disallowed loss.

Tax Shelter Reporting Regulations. Under applicable Treasury regulations, if a U.S. stockholder recognizes a loss with respect to shares of $2 million or more for a non-corporate U.S. stockholder or $10 million or more for a corporate U.S. stockholder in any single taxable year (or a greater loss over a combination of years), the U.S. stockholder must file with the IRS a disclosure statement on Form 8886. Direct U.S. stockholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, U.S. stockholders of a RIC are not excepted. Future guidance may extend the current exception from this reporting requirement to U.S. stockholders of most or all RICs. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. U.S. stockholders should consult their own tax advisers to determine the applicability of these regulations in light of their individual circumstances.

Limitation on Deduction for Certain Expenses. For any period that we do not qualify as a “publicly offered regulated investment company,” as defined in the Code, U.S. stockholders will be taxed as though they received a distribution of some of our expenses. A “publicly offered regulated investment company” is a RIC whose shares are either (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market or (iii) held by at least 500 persons at all times during the taxable year. We anticipate that we will not qualify as a publicly offered RIC immediately after this offering; we may qualify as a publicly offered RIC for future taxable years. If we are not a publicly offered RIC for any period, a non-corporate U.S. stockholder’s allocable portion of our affected expenses, including our management fees, will be treated as an additional distribution to the U.S. stockholder and will be deductible by such U.S. stockholder only to the extent permitted under the limitations described below. For non-corporate U.S. stockholders, including individuals, trusts, and estates, significant limitations generally apply to the deductibility of certain expenses of a non-publicly offered RIC, including advisory fees. In particular, these expenses, referred to as “miscellaneous itemized deductions,” are currently not deductible to an individual or other non-corporate U.S. stockholder (and beginning in 2026, will be deductible only to the extent they exceed 2% of such a U.S. stockholder’s adjusted gross income), and are not deductible for alternative minimum tax purposes.

U.S. Taxation of Tax-Exempt U.S. Stockholders. A U.S. stockholder that is a tax-exempt organization for U.S. federal income tax purposes and therefore generally exempt from U.S. federal income taxation may nevertheless be subject to taxation to the extent that it is considered to derive unrelated business taxable income (“UBTI”). The direct conduct by a tax-exempt U.S. stockholder of the activities we propose to conduct could give rise to UBTI. However, a BDC is a corporation for U.S. federal income tax purposes and its business activities generally will not be attributed to its stockholders for purposes of determining their treatment under current law. Therefore, a tax-exempt U.S. stockholder generally should not be subject to U.S. taxation solely as a result of the U.S. stockholder’s ownership of shares of common stock and receipt of dividends with respect to such shares. Moreover, under current law, if we incur indebtedness, such indebtedness will not be attributed to a tax-exempt U.S. stockholder. Therefore, a tax-exempt U.S. stockholder should not be treated as earning income from “debt-financed property” and dividends we pay should not be treated as “unrelated debt-financed income” solely as a result of indebtedness that we incur. Proposals periodically are made to change the treatment of “blocker” investment vehicles interposed between tax-exempt investors and non-qualifying investments. In the event that any such proposals were to be adopted and applied to BDCs, the treatment of dividends payable to tax- exempt investors could be adversely affected. In addition, special rules would apply if we were to invest in certain real estate investment trusts or other taxable mortgage pools, which we do not currently plan to do, that could result in a tax-exempt U.S. stockholder recognizing income that would be treated as UBTI.

Taxation of Non-U.S. Stockholders

The following discussion only applies to certain non-U.S. stockholders. Whether an investment in shares of our common stock is appropriate for a non-U.S. stockholder will depend upon that person’s particular circumstances. An investment in shares of our common stock by a non-U.S. stockholder may have adverse tax consequences. non-U.S. stockholders should consult their own tax advisers before investing in shares of our common stock.

Subject to the discussions below concerning backup withholding and FATCA (defined below), distributions of our investment company taxable income to non-U.S. stockholders (including interest income and realized net short-term capital gains in excess of realized long-term capital losses) will be subject to U.S. federal withholding tax at a 30% rate (or lower rate provided by an applicable treaty) to the extent of our current and accumulated earnings and profits unless an applicable exception applies. If the distributions are effectively connected with a U.S. trade or business of the non-U.S. stockholder, and, if an income tax treaty applies, attributable to a permanent establishment in the United States, we will not be required to withhold U.S. federal income tax if the non-U.S. stockholder complies with applicable certification and disclosure requirements, although the distributions will be subject to U.S. federal income tax at the rates applicable to U.S. persons. Special certification requirements apply to a non-U.S. stockholder that holds its investment in our common stock through a foreign partnership or a foreign trust, and such non-U.S. stockholders are urged to consult their own tax advisers.

For distributions made to non-U.S. stockholders, no withholding is required and the distributions generally are not subject to U.S. federal income tax if (i) the distributions are properly reported to the our stockholders as “interest-related dividends” or “short-term capital gain dividends,” (ii) the distributions were derived from sources specified in the Code for such dividends and (iii) certain other requirements were satisfied.

Subject to the discussion below concerning backup withholding and FATCA (defined below), actual or deemed distributions of the our net capital gains to a non-U.S. stockholder, and gains realized by a non-U.S. stockholder upon the sale of the our common stock, will not be subject to U.S. federal withholding tax and generally will not be subject to U.S. federal income tax unless (i) the distributions or gains, as the case may be, are effectively connected with a U.S. trade or business of the non-U.S. stockholder and, if an income tax treaty applies, are attributable to a permanent establishment maintained by the non-U.S. stockholder in the United States or (ii) such non-U.S. stockholder is an individual present in the United States for 183 days or more during the year of the distribution or gain.

If we distribute our net capital gains in the form of deemed rather than actual distributions, a non-U.S. stockholder will be entitled to a U.S. federal income tax credit or tax refund equal to the stockholder’s allocable share of the tax we pay on the capital gains deemed to have been distributed. In order to obtain the refund, the non-U.S. stockholder may be required to obtain a U.S. taxpayer identification number and file a U.S. federal income tax return even if the non-U.S. stockholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return. For a corporate non-U.S. stockholder, distributions (both actual and deemed) and gains realized upon the sale of our common stock that are effectively connected to a U.S. trade or business may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or at a lower rate if provided for by an applicable treaty).

Under the dividend reinvestment plan, our non-U.S. stockholders who have not “opted out” of our dividend reinvestment plan will have their cash distributions automatically reinvested in additional shares of our common stock, rather than receiving the cash distributions. If the distribution is a distribution of our investment company taxable income and is not properly reported by us as a short-term capital gains dividend or interest-related dividend (assuming an extension of the exemption discussed above), the amount distributed (to the extent of our current and accumulated earnings and profits) will be subject to U.S. federal withholding tax as described above and only the net after-tax amount will be reinvested in our common stock. If the distribution is effectively connected with a U.S. trade or business of the non-U.S. stockholder (and, if a treaty applies, is attributable to a U.S. permanent establishment), generally the full amount of the distribution will be reinvested in the plan and will nevertheless be subject to U.S. federal income tax at the ordinary income rates applicable to U.S. persons. The non-U.S. stockholder will have an adjusted basis in the additional common stock purchased through the plan equal to the amount reinvested. The additional shares will have a new holding period commencing on the day following the day on which the shares are credited to the non-U.S. stockholder’s account.

Non-U.S. persons should consult their own tax advisers with respect to the U.S. federal income tax and withholding tax, and state, local and foreign tax consequences of an investment in the shares.

If we were unable to qualify for treatment as a RIC, any distributions by us would be treated as dividends to the extent of our current and accumulated earnings and profits. We would not be eligible to report any such dividends as interest-related dividends, short-term capital gain dividends, or capital gain dividends. As a result, any such dividend paid to a non-U.S. stockholder that is not effectively connected with a U.S. trade or business of the non-U.S. stockholder (and, if an income tax treaty applies, attributable to a permanent establishment maintained by the non-U.S. stockholder in the United States) would be subject to the 30% (or reduced applicable treaty rate) U.S. withholding tax discussed above regardless of the source of the income giving rise to such distribution. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the non-U.S. stockholder’s tax basis, and any remaining distributions would be treated as a gain from the sale of the non-U.S. stockholder’s shares subject to taxation as discussed above. For the consequences to the Company for failing to qualify as a RIC, see “— Failure to Qualify as a RIC” above.

Backup Withholding and Information Reporting

U.S. stockholders. We may be required to withhold U.S. federal income tax, or backup withholding from all distributions to any non-corporate U.S. stockholder (i) who fails to furnish us with its valid taxpayer identification number or a certificate that such stockholder is exempt from backup withholding or (ii) with respect to whom the IRS notifies us that such stockholder has failed to properly report certain interest and dividend income to the IRS and to respond to notices to that effect. An individual’s taxpayer identification number generally is the stockholder’s social security number.

Non-U.S. stockholders. Information returns are required to be filed with the IRS in connection with payment of dividends on the common stock to non-U.S. stockholders. A non-U.S. stockholder who is a nonresident alien individual may also be subject to backup-withholding of U.S. federal income tax on dividends unless the non-U.S. stockholder provides us or the dividend paying agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or an acceptable substitute form) establishing that it is a non-U.S. stockholder or otherwise establishes an exemption from backup withholding.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against a U.S. stockholder’s or non-U.S. stockholder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Foreign Account Tax Compliance Act

Legislation commonly referred to as the “Foreign Account Tax Compliance Act,” or “FATCA,” generally imposes a 30% withholding tax on payments of certain types of income to foreign financial institutions (“FFIs”) unless such FFIs either: (i) enter into an agreement with the U.S. Treasury to report certain required information with respect to accounts held by certain specified U.S. persons (or held by foreign entities that have certain specified U.S. persons as substantial owners) or (ii) reside in a jurisdiction that has entered into an intergovernmental agreement (“IGA”) with the United States to collect and share such information and are in compliance with the terms of such IGA and any enabling legislation or regulations. The types of income subject to the tax include U.S. source interest and dividends. While the Code also require withholding on payments of the gross proceeds from the sale of any property that could produce U.S. source interest or dividends, the U.S. Treasury Department has indicated its intent to eliminate this requirement in subsequent proposed regulations, which state that taxpayers may rely on the proposed regulations until final regulations are issued. The information required to be reported includes the identity and taxpayer identification number of each account holder that is a specified U.S. person and transaction activity within the holder’s account. In addition, subject to certain exceptions, FATCA also imposes a 30% withholding on certain payments to certain foreign entities that are not FFIs unless such foreign entities certify that they do not have a greater than 10% owner that is specified U.S. person or provide the withholding agent with identifying information on each greater than 10% owner that is specified U.S. person. Depending on the status of a beneficial owner and the status of the intermediaries through which they hold their shares, beneficial owners of our common stock could be subject to this 30% withholding tax with respect to distributions on their shares of our common stock. Under certain circumstances, a beneficial owner might be eligible for refunds or credits of such taxes.

DESCRIPTION OF OUR SECURITIES

This prospectus contains a summary of our common stock, preferred stock, subscription rights, debt securities and warrants. These summaries are not meant to be a complete description of each security. However, this prospectus and the accompanying prospectus supplement will describe the material terms and conditions for each security.

DESCRIPTION OF OUR CAPITAL STOCK

The following description is based on relevant portions of the Maryland General Corporation Law (the “MGCL”) and on our certificate of incorporation and bylaws. This summary is not necessarily complete, and we refer you to the MGCL and our charter and bylaws for a more detailed description of the provisions summarized below.

General

Our authorized stock consists of 100,000,000 shares of stock, par value $0.001 per share, all of which are initially designated as common stock. Our common stock is listed on the New York Stock Exchange under the ticker symbol “SCM.” There are no outstanding options or warrants to purchase our stock. No stock has been authorized for issuance under any equity compensation plans. Our fiscal year-end is December 31st. Under Maryland law, our stockholders generally are not personally liable for our debts or obligations.

The following presents our outstanding classes of securities as of August 18, 2022.

(4)
Amount
		(3)	Outstanding
	(2)	Amount Held by	Exclusive of
(1)	Amount	Us or for Our	Amounts Shown
Title of Class	Authorized	Account	Under Column 3
Common Stock	100,000,000	—	19,545,935

Under our charter, our Board is authorized to classify and reclassify any unissued shares of stock into other classes or series of stock without obtaining stockholder approval. As permitted by the Maryland General Corporation Law, our charter provides that the Board without any action by our stockholders, may amend the charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.

All shares of our common stock have equal rights as to earnings, assets, voting, and distributions and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our Board and declared by us out of assets legally available therefor. Shares of our common stock have no preemptive, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws or by contract. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Each share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock possess exclusive voting power. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of our directors, and holders of less than a majority of such shares will be unable to elect any director.

Common Stock

We are not generally able to issue and sell our common stock at a price below net asset value per share. We may, however, sell our common stock at a price below the current net asset value of the common stock if our Board determines that such sale is in our best interests and that of our stockholders, and our stockholders approve such sale. In any such case, the price at which our securities are to be issued and sold may not be less than a price which, in the determination of our Board, closely approximates the market value of such securities (less any distributing commission or discount). We would need approval from our stockholders to issue shares below the then current net asset value per share any time after the expiration of the current approval. We may also make rights offerings to our stockholders at prices per share less than the net asset value per share, subject to applicable requirements of the 1940 Act.

Preferred Stock

Under the terms of our charter, the Board may authorize us to issue shares of preferred stock in one or more classes or series, without shareholder approval, to the extent permitted by the 1940 Act. The Board has the power to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class or series of preferred stock. We do not currently anticipate issuing preferred stock in the near future. In the event we issue preferred stock, we will make any required disclosure to shareholders. We will not offer preferred stock to the Adviser or our affiliates except on the same terms as offered to all other shareholders.

Preferred stock could be issued with terms that would adversely affect our shareholders. Preferred stock could also be used as an anti-takeover device through the issuance of shares of a class or series of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control. Every issuance of preferred stock will be required to comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that: (1) immediately after issuance and before any dividend or other distribution is made with respect to common stock and before any purchase of common stock is made, such preferred stock together with all other senior securities must not exceed an amount equal to 50% of our total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class voting separately to elect two directors at all times and to elect a majority of the directors if distributions on such preferred stock are in arrears by two full years or more. Certain matters under the 1940 Act require the affirmative vote of the holders of at least a majority of the outstanding shares of preferred stock (as determined in accordance with the 1940 Act) voting together as a separate class. For example, the vote of such holders of preferred stock would be required to approve a proposal involving a plan of reorganization adversely affecting such securities.

The issuance of any preferred stock must be approved by a majority of the independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.

Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law, subject to the requirements of the 1940 Act.

Our charter authorizes us, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to indemnify any present or former director or officer or any individual who, while serving as our director or officer and at our request, serves or has served another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, trustee, member or manager from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in any such capacity and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our bylaws obligate us, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to indemnify any present or former director or officer or any individual who, while serving as our director or officer and at our request, serves or has served another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner, trustee, member or manager and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. The charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of us in any of the capacities described above and any of our employees or agents or any employees or agents of our predecessor. In accordance with the 1940 Act, we will not indemnify any person for any liability to which such person would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received unless, in either case a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer in advance of final disposition of a proceeding upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good-faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Our insurance policy does not currently provide coverage for claims, liabilities and expenses that may arise out of activities that our present or former directors or officers have performed for another entity at our request. There is no assurance that such entities will in fact carry such insurance. However, we note that we do not expect to request our present or former directors or officers to serve another entity as a director, officer, partner or trustee unless we can obtain insurance providing coverage for such persons for any claims, liabilities or expenses that may arise out of their activities while serving in such capacities.

Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws

The MGCL and our charter and bylaws contain provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise, the material ones of which are discussed below. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our Board. We expect the benefits of these provisions to outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

Classified Board of Directors

Our Board is divided into three classes of directors serving staggered three-year terms. Upon expiration of their terms, directors of each class will be elected to serve for three-year terms and until their successors are duly elected and qualify, and each year one class of directors will be elected by the stockholders. A classified Board may render a change in control of us or removal of our incumbent management more difficult. We believe, however, that the longer time required to elect a majority of a classified Board will help to ensure the continuity and stability of our management and policies.

Election of Directors

Our bylaws, as authorized by our charter, provide that the affirmative vote of the holders of a plurality of the outstanding shares of stock entitled to vote in the election of directors cast at a meeting of stockholders duly called, and at which a quorum is present, will be required to elect a director. Pursuant to our charter our Board may amend the bylaws to alter the vote required to elect directors.

Number of Directors; Vacancies; Removal

Our charter provides that the number of directors will be set only by the Board in accordance with our bylaws. Our bylaws provide that a majority of our entire Board may at any time increase or decrease the number of directors. However, unless our bylaws are amended, the number of directors may never be less than one nor more than nine. Our charter provides that, at such time as we have at least three independent directors and our common stock is registered under the Exchange Act, as amended, we elect to be subject to the provision of Subtitle 8 of Title 3 of the MGCL regarding the filling of vacancies on the Board. Accordingly, at such time, except as may be provided by the Board in setting the terms of any class or series of preferred stock, any and all vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies, subject to any applicable requirements of the 1940 Act.

Our charter provides that a director may be removed only for cause, as defined in our charter, and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors.

Action by Stockholders

Under the MGCL, stockholder action can be taken only at an annual or special meeting of stockholders or (unless the charter provides for stockholder action by less than unanimous written consent, which our charter does not) by unanimous written consent in lieu of a meeting. These provisions, combined with the requirements of our bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the Board and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of the Board or (3) by a stockholder of the Company who is a stockholder of record both at the time of giving of notice provided for in our bylaws and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board at a special meeting may be made only (1) by or at the direction of the Board or (2) provided that the Board has determined that directors will be elected at the meeting, by a stockholder of the Company who is a stockholder of record both at the time of giving of notice provided for in our bylaws and at the time of the special meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our Board a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our Board, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our Board any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Calling of Special Meetings of Stockholders

Our bylaws provide that special meetings of stockholders may be called by our Board and certain of our officers. Additionally, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders will be called by the secretary of the corporation upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter generally provides for approval of charter amendments and extraordinary transactions by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. Our charter also provides that certain charter amendments, any proposal for our conversion, whether by charter amendment, merger or otherwise, from a closed-end company to an open- end company and any proposal for our liquidation or dissolution requires the approval of the stockholders entitled to cast at least 80% of the votes entitled to be cast on such matter. However, if such amendment or proposal is approved by a majority of our continuing directors (in addition to approval by our Board), such amendment or proposal may be approved by a majority of the votes entitled to be cast on such a matter. The “continuing directors” are defined in our charter as (1) our current directors, (2) those directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of our current directors then on the Board or (3) any successor directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of continuing directors or the successor continuing directors then in office.

Our charter and bylaws provide that the Board will have the exclusive power to make, alter, amend or repeal any provision of our bylaws.

No Appraisal Rights

Except with respect to appraisal rights arising in connection with the Control Share Act discussed below, as permitted by the MGCL, our charter provides that stockholders will not be entitled to exercise appraisal rights unless a majority of the Board shall determine such rights apply.

Control Share Acquisitions

The MGCL Control Share Act provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquirer, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:

●	one-tenth or more but less than one-third;
●	one-third or more but less than a majority; or
●	a majority or more of all voting power.

The requisite stockholder approval must be obtained each time an acquirer crosses one of the thresholds of voting power set forth above. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition may compel the Board of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations, including, as provided in our bylaws compliance with the 1940 Act. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The Control Share Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting from the Control Share Act any and all acquisitions by any person of our shares of stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future. However, we will amend our bylaws to be subject to the Control Share Act only if the Board determines that it would be in our best interests to do so.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder (the “Business Combination Act”). These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

●	any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or
●	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under this statute if the Board approved in advance the transaction by which the stockholder otherwise would have become an interested stockholder. However, in approving a transaction, the Board may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the Board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the Board of the corporation and approved by the affirmative vote of at least:

●	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and
●	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the Board before the time that the interested stockholder becomes an interested stockholder. Our Board has adopted a resolution that any business combination between us and any other person is exempted from the provisions of the Business Combination Act, provided that the business combination is first approved by the Board, including a majority of the directors who are not “interested persons” as defined in the 1940 Act. This resolution may be altered or repealed in whole or in part at any time; however, our Board will adopt resolutions so as to make us subject to the provisions of the Business Combination Act only if the Board determines that it would be in our best interests and if the SEC staff does not object to our determination that our being subject to the Business Combination Act does not conflict with the 1940 Act. If this resolution is repealed, or the Board does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Conflict with 1940 Act

Our bylaws provide that, if and to the extent that any provision of the MGCL, including the Control Share Act (if we amend our bylaws to be subject to such Act) and the Business Combination Act, or any provision of our charter or bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.

DESCRIPTION OF OUR PREFERRED STOCK

Our articles of incorporation authorize our Board to classify and reclassify any unissued shares of stock into other classes or series of stock, including preferred stock. Prior to issuance of shares of each class or series, the Board is required by Maryland law and by our articles of incorporation to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the Board could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our securities or otherwise be in their best interest. You should note, however, that any issuance of preferred stock must comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that (a) immediately after issuance and before any dividend or other distribution is made with respect to our securities and before any purchase of securities is made, such preferred stock together with all other senior securities must not exceed an amount equal to 50.0% of our total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (b)the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if distributions on such preferred stock are in arrears by two years or more. Certain matters under the 1940 Act require the separate vote of the holders of any issued and outstanding preferred stock. For example, holders of preferred stock would vote separately from the holders of common stock on a proposal to cease operations as a BDC. Further, the 1940 Act requires that any distributions we make on preferred stock be cumulative. We believe that the availability for issuance of preferred stock will provide us with increased flexibility in structuring future financings and acquisitions.

For any series of preferred stock that we may issue, our Board will determine and the prospectus supplement relating to such series will describe:

●	the designation and number of shares of such series;
●	the rate and time at which, and the preferences and conditions under which, any dividends will be paid on shares of such series, as well as whether such dividends are participating or non-participating;
●	any provisions relating to convertibility or exchangeability of the shares of such series;
●	the rights and preferences, if any, of holders of shares of such series upon our liquidation, dissolution or winding up of our affairs;
●	the voting powers, if any, of the holders of shares of such series;
●	any provisions relating to the redemption of the shares of such series;
●	any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such series are outstanding;
●	any conditions or restrictions on our ability to issue additional shares of such series or other securities;
●	if applicable, a discussion of certain U.S. federal income tax considerations; and
●	any other relative power, preferences and participating, optional or special rights of shares of such series, and the qualifications, limitations or restrictions thereof.

All shares of preferred stock that we may issue will be identical and of equal rank except as to the particular terms thereof that may be fixed by our Board and all shares of each series of preferred stock will be identical and of equal rank except as to the dates from which cumulative dividends, if any, thereon will be cumulative.

DESCRIPTION OF OUR SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase common stock. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any subscription rights offering to our stockholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such subscription rights offering. We will not offer transferable subscription rights to our stockholders at a price equivalent to less than the then current net asset value per share of common stock, excluding underwriting commissions, unless we first file a post-effective amendment that is declared effective by the SEC with respect to such issuance and the common stock to be purchased in connection with the rights represents no more than one-third of our outstanding common stock at the time such rights are issued. In connection with a subscription rights offering to our stockholders, we would distribute certificates evidencing the subscription rights and a prospectus supplement to our stockholders on the record date that we set for receiving subscription rights in such subscription rights offering. Our common stockholders will indirectly bear the expenses of such subscription rights offerings, regardless of whether our common stockholders exercise any subscription rights.

The applicable prospectus supplement would describe the following terms of subscription rights in respect of which this prospectus is being delivered:

●	the title of such subscription rights;
●	the exercise price or a formula for the determination of the exercise price for such subscription rights;
●	the number or a formula for the determination of the number of such subscription rights issued to each stockholder;
●	the extent to which such subscription rights are transferable;
●	if applicable, a discussion of the material U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;
●	the date on which the right to exercise such subscription rights would commence, and the date on which such rights shall expire (subject to any extension);
●	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;
●	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and
●	any other terms of such subscription rights, including terms, procedures and limitations relating to the exchange and exercise of such subscription rights.

Exercise of Subscription Rights

Each subscription right would entitle the holder of the subscription right to purchase for cash such amount of shares of common stock or other securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby or another report filed with the SEC. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights would become void. We have not previously completed such an offering of subscription rights. Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of common stock or other securities purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to stockholders, persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting or other arrangements, as set forth in the applicable prospectus supplement.

Dilutive Effects

Any shareholder who chooses not to participate in a rights offering should expect to own a smaller interest in us upon completion of such rights offering. Any rights offering will dilute the ownership interest and voting power of shareholders who do not fully exercise their subscription rights. Further, because the net proceeds per share from any rights offering may be lower than our then current net asset value per share, the rights offering may reduce our net asset value per share. The amount of dilution that a shareholder will experience could be substantial, particularly to the extent we engage in multiple rights offerings within a limited time period. In addition, the market price of our common stock could be adversely affected while a rights offering is ongoing as a result of the possibility that a significant number of additional shares may be issued upon completion of such rights offering. All of our shareholders will also indirectly bear the expenses associated with any rights offering we may conduct, regardless of whether they elect to exercise any rights.

DESCRIPTION OF OUR WARRANTS

The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants.

We may issue warrants to purchase shares of our common stock, preferred stock or debt securities. Such warrants may be issued independently or together with common stock, preferred stock or debt securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:

●	the title of such warrants;
●	the aggregate number of such warrants;
●	the price or prices at which such warrants will be issued;
●	the currency or currencies, including composite currencies, in which the price of such warrants may be payable;
●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which this principal amount of debt securities may be purchased upon such exercise;
●	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which these shares may be purchased upon such exercise;
●	the date on which the right to exercise such warrants shall commence and the date on which such right will expire;
●	whether such warrants will be issued in registered form or bearer form;
●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
●	information with respect to book-entry procedures, if any;
●	the terms of the securities issuable upon exercise of the warrants;
●	if applicable, a discussion of certain U.S. federal income tax considerations; and
●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

Under the 1940 Act, we may generally only offer warrants provided that (1) the warrants expire by their terms within ten years; (2) the exercise or conversion price is not less than the current market value at the date of issuance; (3) our shareholders authorize the proposal to issue such warrants, and our Board approves such issuance on the basis that the issuance is in the best interests of us and our shareholders; and (4) if the warrants are accompanied by other securities, the warrants are not separately transferable unless no class of such warrants and the securities accompanying them has been publicly distributed. The 1940 Act also provides that the amount of our voting securities that would result from the exercise of all outstanding warrants, as well as options and rights, at the time of issuance may not exceed 25% of our outstanding voting securities. In particular, the amount of capital stock that would result from the conversion or exercise of all outstanding warrants, options or rights to purchase capital stock cannot exceed 25% of the BDC’s total outstanding shares of capital stock.

DESCRIPTION OF OUR DEBT SECURITIES

We may issue debt securities in one or more series. The specific terms of each series of debt securities will be described in the particular prospectus supplement relating to that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read both this prospectus and the prospectus supplement relating to that particular series.

As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an “indenture.” An indenture is a contract between us and a financial institution acting as trustee on your behalf, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under “— Events of Default — Remedies If an Event of Default Occurs.” Second, the trustee performs certain administrative duties for us.

Because this section is a summary, it does not describe every aspect of the debt securities and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. For example, in this section, we use capitalized words to signify terms that are specifically defined in the indenture. Some of the definitions are repeated in this prospectus, but for the rest you will need to read the indenture. A copy of the form of indenture is attached as an exhibit to the registration statement of which this prospectus is a part. We will file a supplemental indenture with the SEC in connection with any debt offering, at which time the supplemental indenture would be publicly available. See “Available Information” for information on how to obtain a copy of the applicable indenture.

The prospectus supplement, which will accompany this prospectus, will describe the particular series of debt securities being offered, including, among other things:

●	the designation or title of the series of debt securities;
●	the total principal amount of the series of debt securities;
●	the percentage of the principal amount at which the series of debt securities will be offered;
●	the date or dates on which principal will be payable;
●	the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;
●	the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;
●	whether any interest may be paid by issuing additional securities of the same series in lieu of cash (and the terms upon which any such interest may be paid by issuing additional securities);
●	the terms for redemption, extension or early repayment, if any;
●	the currencies in which the series of debt securities are issued and payable;
●	whether the amount of payments of principal, premium or interest, if any, on a series of debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;
●	the place or places, if any, other than or in addition to the Borough of Manhattan in the City of New York, of payment, transfer, conversion and/or exchange of the debt securities;
●	the denominations in which the offered debt securities will be issued (if other than $1,000 and any integral multiple thereof);

●	the provision for any sinking fund;
●	any restrictive covenants;
●	any Events of Default;
●	whether the series of debt securities is issuable in certificated form;
●	any provisions for defeasance or covenant defeasance;
●	any special federal income tax implications, including, if applicable, U.S. federal income tax considerations relating to original issue discount;
●	whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);
●	any provisions for convertibility or exchangeability of the debt securities into or for any other securities;
●	whether the debt securities are subject to subordination and the terms of such subordination;
●	whether the debt securities are secured and the terms of any security interest;
●	the listing, if any, on a securities exchange; and
●	any other terms.

The debt securities may be secured or unsecured obligations. Unless the prospectus supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by us in immediately available funds.

Generally, pursuant to the 1940 Act, our total borrowings are limited so that we cannot incur additional borrowings if immediately after such borrowing or issuance, the ratio of our total assets (less total liabilities other than indebtedness represented by senior securities) to our total indebtedness represented by senior securities plus preferred stock, if any, is at least 200%. However, legislation enacted in March 2018 has modified the 1940 Act by allowing a BDC to increase the maximum amount of leverage it may incur from an asset coverage ratio of 200% to an asset coverage ratio of 150%, if certain requirements are met. This means that generally, a BDC can borrow up to $1 for every $1 of investor equity or, if certain requirements are met and it reduces its asset coverage ratio, it can borrow up to $2 for every $1 of investor equity. The reduced asset coverage requirement would permit a BDC to double the amount of leverage it could incur. On April 4, 2018, the Board, including a “required majority” (as such term is defined in Section 57(o) of the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Board, approved the application of the modified asset coverage requirements set forth in Section 61(a)(2) of the 1940 Act. At our 2018 annual meeting of stockholders our stockholders also approved the application of the modified asset coverage requirements set forth in Section 61(a)(2) of the 1940 Act. As a result, the asset coverage ratio applicable to us was decreased from 200% to 150%, effective June 29, 2018, which effectively increased the amount of leverage we may incur. As of June 30, 2022, our asset coverage ratio was 192%. The amount of leverage that we employ at any time depends on our assessment of the market and other factors at the time of any proposed borrowing, see “Item 1A. Risk Factors — Risks Relating to our Business and Structure — Regulations governing our operation as a BDC affect our ability to, and the way in which we, raise additional capital. As a BDC, the necessity of raising additional capital may expose us to risks, including the typical risks associated with leverage” in our most recent Annual Report on Form 10-K.

General

The indenture provides that any debt securities proposed to be sold under this prospectus and the accompanying prospectus supplement (“offered debt securities”) and any debt securities issuable upon the exercise of warrants or upon conversion or exchange of other offered securities (“underlying debt securities”), may be issued under the indenture in one or more series.

For purposes of this prospectus, any reference to the payment of principal of, or premium or interest, if any, on, debt securities will include additional amounts if required by the terms of the debt securities.

The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. The indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See “— Resignation of Trustee” below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

Except as described under “— Events of Default” and “— Merger, Consolidation or Sale of Assets” below, the indenture does not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.

We refer you to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

Conversion and Exchange

If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

Issuance of Securities in Registered Form

We may issue the debt securities in registered form, in which case we may issue them either in book- entry form only or in “certificated” form. Debt securities issued in book-entry form will be represented by global securities. We expect that we will usually issue debt securities in book-entry only form represented by global securities.

Book-Entry Holders

We will issue registered debt securities in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means debt securities will be represented by one or more global securities registered in the name of a depositary that will hold them on behalf of financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the debt securities held by the depositary or its nominee. These institutions may hold these interests on behalf of themselves or customers.

Under the indenture, only the person in whose name a debt security is registered is recognized as the holder of that debt security. Consequently, for debt securities issued in book-entry form, we will recognize only the depositary as the holder of the debt securities and we will make all payments on the debt securities to the depositary. The depositary will then pass along the payments it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the debt securities.

As a result, investors will not own debt securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book- entry system or holds an interest through a participant. As long as the debt securities are represented by one or more global securities, investors will be indirect holders, and not holders, of the debt securities.

Street Name Holders

In the future, we may issue debt securities in certificated form or terminate a global security. In these cases, investors may choose to hold their debt securities in their own names or in “street name.” Debt securities held in street name are registered in the name of a bank, broker or other financial institution chosen by the investor, and the investor would hold a beneficial interest in those debt securities through the account he or she maintains at that institution.

For debt securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the debt securities are registered as the holders of those debt securities and we will make all payments on those debt securities to them. These institutions will pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold debt securities in street name will be indirect holders, and not holders, of the debt securities.

Legal Holders

Our obligations, as well as the obligations of the applicable trustee and those of any third parties employed by us or the applicable trustee, run only to the legal holders of the debt securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a debt security or has no choice because we are issuing the debt securities only in book-entry form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose (for example, to amend an indenture or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture), we would seek the approval only from the holders, and not the indirect holders, of the debt securities. Whether and how the holders contact the indirect holders is up to the holders.

When we refer to you, we mean those who invest in the debt securities being offered by this prospectus, whether they are the holders or only indirect holders of those debt securities. When we refer to your debt securities, we mean the debt securities in which you hold a direct or indirect interest.

Special Considerations for Indirect Holders

If you hold debt securities through a bank, broker or other financial institution, either in book-entry form or in street name, we urge you to check with that institution to find out:

●	how it handles securities payments and notices,
●	whether it imposes fees or charges,
●	how it would handle a request for the holders’ consent, if ever required,
●	whether and how you can instruct it to send you debt securities registered in your own name so you can be a holder, if that is permitted in the future for a particular series of debt securities,
●	how it would exercise rights under the debt securities if there were a default or other event triggering the need for holders to act to protect their interests, and
●	if the debt securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

As noted above, we usually will issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. Generally, all debt securities represented by the same global securities will have the same terms.

Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Special Considerations for Global Securities”. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that has an account with the depositary. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. The depositary that holds the global security will be considered the holder of the debt securities represented by the global security.

If debt securities are issued only in the form of a global security, an investor should be aware of the following:

●	An investor cannot cause the debt securities to be registered in his or her name, and cannot obtain certificates for his or her interest in the debt securities, except in the special situations we describe below.
●	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities, as we describe under “— Issuance of Securities in Registered Form” above.
●	An investor may not be able to sell interests in the debt securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.
●	An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.
●	The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way.
●	If we redeem less than all the debt securities of a particular series being redeemed, DTC’s practice is to determine by lot the amount to be redeemed from each of its participants holding that series.
●	An investor is required to give notice of exercise of any option to elect repayment of its debt securities, through its participant, to the applicable trustee and to deliver the related debt securities by causing its participant to transfer its interest in those debt securities, on DTC’s records, to the applicable trustee.

●	DTC requires that those who purchase and sell interests in a global security deposited in its book- entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security.
●	Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Termination of a Global Security

If a global security is terminated, interests in it will be exchanged for certificates in non-book-entry form (certificated securities). After that exchange, the choice of whether to hold the certificated debt securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of legal holders and street name investors under “— Issuance of Securities in Registered Form” above.

The prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depositary, and not we or the applicable trustee, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities.

Payment and Paying Agents

We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”

Payments on Global Securities

We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder’s right to those payments will be governed by the rules and practices of the depositary and its participants.

Payments on Certificated Securities

We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date to the holder of debt securities as shown on the trustee’s records as of the close of business on the regular record date at our office in New York, NY and/or at other offices that may be specified in the prospectus supplement. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee in New York, NY and/or at other offices that may be specified in the prospectus supplement or in a notice to holders against surrender of the debt security.

Alternatively, at our option, we may pay any interest that becomes due on the debt security by mailing a check to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date or by transfer to an account at a bank in the United States, in either case, on the due date.

Payment When Offices Are Closed

Except as otherwise indicated in the applicable prospectus supplement, if any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date, except as otherwise indicated in the applicable prospectus supplement. Such payment will not result in a default under any debt security or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.

Events of Default

You will have rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.

The term “Event of Default” in respect of the debt securities of your series means any of the following (unless the prospectus supplement relating to such debt securities states otherwise):

●	we do not pay the principal of, or any premium on, a debt security of the series within five days of its due date;
●	we do not pay interest on a debt security of the series within 30 days of its due date;
●	we do not deposit any sinking fund payment in respect of debt securities of the series within five days of its due date;
●	we remain in breach of a covenant in respect of debt securities of the series for 60 days after we receive a written notice of default stating we are in breach (the notice must be sent by either the trustee or holders of at least 25% of the principal amount of the outstanding debt securities of the series);
●	we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur and remain undischarged or unstayed for a period of 90 days;
●	the series of debt securities has an asset coverage, as such term is defined in the 1940 Act, of less than 100 per centum on the last business day of each of twenty-four consecutive calendar months, giving effect to any exemptive relief granted to the Company by the SEC; or
●	any other Event of Default in respect of debt securities of the series described in the prospectus supplement occurs.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium or interest, if it in good faith considers the withholding of notice to be in the interests of the holders.

Remedies If an Event of Default Occurs

If an Event of Default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the outstanding debt securities of the affected series if (1) we have deposited with the trustee all amounts due and owing with respect to the securities (other than principal that has become due solely by reason of such acceleration) and certain other amounts, and (2) any other Events of Default have been cured or waived.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). If indemnity satisfactory to the trustee is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

●	You must give your trustee written notice that an Event of Default with respect to the relevant series of debt securities has occurred and remains uncured.
●	The holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer to the trustee security or indemnity satisfactory to it against the cost, expenses, and other liabilities of taking that action.
●	The trustee must not have taken action for 60 days after receipt of the above notice and offer of security or indemnity.
●	The holders of a majority in principal amount of the debt securities of that series must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.

Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than a default

●	in the payment of principal, any premium, or interest or
●	in respect of a covenant that cannot be modified or amended without the consent of each holder.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.

Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities or else specifying any default.

Merger, Consolidation or Sale of Assets

Under the terms of the indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, we may not take any of these actions unless all the following conditions are met:

●	where we merge out of existence or sell substantially all our assets, the resulting entity or transferee must agree to be legally responsible for our obligations under the debt securities;
●	the merger or sale of assets must not cause a default on the debt securities and we must not already be in default (unless the merger or sale would cure the default). For purposes of this no-default test, a default would include an Event of Default that has occurred and has not been cured, as described under “Events of Default” above. A default for this purpose would also include any event that would be an Event of Default if the requirements for giving us a notice of default or our default having to exist for a specific period of time were disregarded;
●	we must deliver certain certificates and documents to the trustee; and
●	we must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

Modification or Waiver

There are three types of changes we can make to the indenture and the debt securities issued thereunder.

Changes Requiring Your Approval

First, there are changes that we cannot make to your debt securities without your specific approval. The following is a list of those types of changes:

●	change the stated maturity of the principal of or interest on the debt securities;
●	reduce any amounts due on the debt securities;
●	reduce the amount of principal payable upon acceleration of the maturity of a security following a default;
●	adversely affect any right of repayment at the holder’s option;
●	change the place (except as otherwise described in the prospectus or prospectus supplement) or currency of payment on a debt security;
●	impair your right to sue for payment;
●	adversely affect any right to convert or exchange a debt security in accordance with its terms;
●	modify the subordination provisions in the indenture in a manner that is adverse to outstanding holders of the debt securities;
●	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;
●	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;
●	modify certain of the provisions of the indenture dealing with supplemental indentures, modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and
●	change any obligation we have to pay additional amounts.

Changes Not Requiring Approval

The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications, establishment of the form or terms of new securities of any series as permitted by the indenture, and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect, including adding additional covenants or events of default. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.

Changes Requiring Majority Approval

Any other change to the indenture and the debt securities would require the following approval:

●	If the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series.
●	If the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

In each case, the required approval must be given by written consent.

The holders of a majority in principal amount of a series of debt securities issued under an indenture, or all series, voting together as one class for this purpose, may waive our compliance with some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “— Changes Requiring Your Approval.”

Further Details Concerning Voting

When taking a vote, we will use the following rules to decide how much principal to attribute to a debt security:

●	For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default.
●	For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the prospectus supplement.
●	For debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “— Defeasance — Legal Defeasance.”

We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within eleven months following the record date.

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

Defeasance

The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.

Covenant Defeasance

If certain conditions are satisfied, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. If applicable, you also would be released from the subordination provisions described under “— Indenture Provisions — Subordination” below. In order to achieve covenant defeasance, we must do the following:

●	we must deposit in trust for the benefit of all holders of a series of debt securities a combination of cash (in such currency in which such securities are then specified as payable at stated maturity) or government obligations applicable to such securities (determined on the basis of the currency in which such securities are then specified as payable at stated maturity) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates and any mandatory sinking fund payments or analogous payments;
●	we must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit;

●	we must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act, as amended, and a legal opinion and officers’ certificate stating that all conditions precedent to covenant defeasance have been complied with;
●	defeasance must not result in a breach or violation of, or result in a default under, of the indenture or any of our other material agreements or instruments;
●	no default or event of default with respect to such debt securities shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days; and
●	satisfy the conditions for covenant defeasance contained in any supplemental indentures.

If we accomplished covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. For example, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Legal Defeasance

If there is a change in U.S. federal tax law or we obtain an IRS ruling, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “defeasance” or “legal defeasance”) if we put in place the following other arrangements for you to be repaid:

●	we must deposit in trust for the benefit of all holders of a series of debt securities a combination of cash (in such currency in which such securities are then specified as payable at stated maturity) or government obligations applicable to such securities (determined on the basis of the currency in which such securities are then specified as payable at stated maturity) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates and any mandatory sinking fund payments or analogous payments;
●	we must deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or an IRS ruling that allows us to make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit. Under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit;
●	we must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the 1940 Act, as amended, and a legal opinion and officers’ certificate stating that all conditions precedent to defeasance have been complied with;
●	defeasance must not result in a breach or violation of, or constitute a default under, of the indenture or any of our other material agreements or instruments;
●	no default or event of default with respect to such debt securities shall have occurred and be continuing and no defaults or events of default related to bankruptcy, insolvency or reorganization shall occur during the next 90 days; and
●	satisfy the conditions for full defeasance contained in any supplemental indentures.

If we ever accomplished legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of your debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If your debt securities were subordinated as described later under “— Indenture Provisions — Subordination”, such subordination would not prevent the trustee under the indenture from applying the funds available to it from the deposit referred to in the first bullet of the preceding paragraph to the payment of amounts due in respect of such debt securities for the benefit of the subordinated debt holders.

Form, Exchange and Transfer of Certificated Registered Securities

If registered debt securities cease to be issued in book-entry form, they will be issued:

●	only in fully registered certificated form,
●	without interest coupons, and
●	unless we indicate otherwise in the prospectus supplement, in denominations of $1,000 and amounts that are multiples of $1,000.

Holders may exchange their certificated securities, if any, for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed and as long as the denomination is greater than the minimum denomination for such securities.

Holders may exchange or transfer their certificated securities, if any, at the office of their trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their certificated securities, if any, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership.

If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

If a registered debt security is issued in book-entry form, only the depositary will be entitled to transfer and exchange the debt security as described in this subsection, since it will be the sole holder of the debt security.

Resignation of Trustee

Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series and has accepted such appointment. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Indenture Provisions — Subordination

Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest, if any, on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness (as defined below), but our obligation to you to make payment of the principal of (and premium, if any) and interest, if any, on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), sinking fund or interest, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), sinking fund and interest on Senior Indebtedness has been made or duly provided for in money or money’s worth.

In the event that, notwithstanding the foregoing, any payment by us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities before all Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon this distribution by us, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.

By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities. The indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.

“Senior Indebtedness” is defined in the indenture as the principal of (and premium, if any) and unpaid interest on:

●	our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed (other than indenture securities issued under the indenture and denominated as subordinated debt securities), unless in the instrument creating or evidencing the same or under which the same is outstanding it is provided that this indebtedness is not senior or prior in right of payment to the subordinated debt securities, and
●	renewals, extensions, modifications and refinancings of any of this indebtedness.

If this prospectus is being delivered in connection with the offering of a series of indenture securities denominated as subordinated debt securities, the accompanying prospectus supplement will set forth the approximate amount of our Senior Indebtedness outstanding as of a recent date.

Secured Indebtedness and Ranking

We may issue two types of unsecured indebtedness obligations: senior and subordinated. Senior unsecured indebtedness obligations refer to those that rank senior in right of payment to all of our future indebtedness that is expressly subordinated in right of payment to such indebtedness. Subordinated unsecured indebtedness obligations refer to those that are expressly subordinated in right of payment to other unsecured obligations.

Certain of our indebtedness, including certain series of indenture securities, may be secured. The prospectus supplement for each series of indenture securities will describe the terms of any security interest for such series and will indicate the approximate amount of our secured indebtedness as of a recent date. Any unsecured indenture securities will effectively rank junior to any secured indebtedness, including any secured indenture securities, that we incur in the future to the extent of the value of the assets securing such future secured indebtedness. Our debt securities, whether secured or unsecured, will rank structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities, with respect to claims on the assets of any such subsidiaries, financing vehicles, or similar facilities.

In the event of our bankruptcy, liquidation, reorganization or other winding up, any of our assets that secure secured debt will be available to pay obligations on unsecured debt securities only after all indebtedness under such secured debt has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all unsecured debt securities then outstanding after fulfillment of this obligation. As a result, the holders of unsecured indenture securities may recover less, ratably, than holders of any of our secured indebtedness.

The Trustee under the Indenture

U.S. Bank National Association serves as the trustee under the indenture.

Certain Considerations Relating To Foreign Currencies

Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

Book-Entry Debt Securities

Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued in book-entry form, and the Depository Trust Company, or DTC, will act as securities depository for the debt securities. Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered certificate will be issued for the debt securities, in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.

DTC has advised us that it is:

●	a limited purpose trust company organized under the laws of the State of New York;
●	a “banking organization” within the meaning of the New York State Banking Law;
●	a member of the Federal Reserve System;
●	a “clearing corporation” within the meaning of the Uniform Commercial Code; and
●	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants, or Direct Participants, include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, or Indirect Participants. The DTC Rules applicable to its Participants are on file with the SEC.

Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each security, or Beneficial Owner, is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices shall be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a Direct Participant in accordance with DTC’s Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

Redemption proceeds, distributions, and interest payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee on the payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC or its nominee, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the trustee, but disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

DTC may discontinue providing its services as depository with respect to the debt securities at any time by giving reasonable notice to us or to the trustee. Under such circumstances, in the event that a successor depository is not obtained, certificates are required to be printed and delivered. We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

REGULATION

The information contained in “Part I, Item 1. Business — Regulation as a Business Development Company” of our most recent Annual Report on Form 10-K is incorporated herein by reference.

PLAN OF DISTRIBUTION

We may offer, from time to time, in one or more offerings or series, up to $300,000,000 of our common stock, preferred stock, debt securities, subscription rights to purchase shares of our common stock or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, in one or more underwritten public offerings, at-the-market offerings, negotiated transactions, block trades, best efforts offerings or a combination of these methods.

We may sell the securities through underwriters or dealers, directly to one or more purchasers, including existing stockholders in a rights offering, through agents designated from time to time by us or through a combination of any such methods of sale. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. A prospectus supplement or supplements will also describe the terms of the offering of the securities, including: the purchase price of the securities and the proceeds we will receive from the sale; any options under which underwriters may purchase additional securities from us; any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation; the public offering price; any discounts or concessions allowed or re-allowed or paid to dealers; any securities exchange or market on which the securities may be listed; and, in the case of a rights offering, the number of shares of our common stock issuable upon the exercise of each right. Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

The distribution of our securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, or at negotiated prices, provided, however, that the offering price per share of our securities less any underwriting commissions or discounts must equal or exceed the net asset value per share of our securities except that we may sell shares of our securities at a price below net asset value per share if holders of a majority of the number of shares of our stock have approved such a sale or if the following conditions are met: (i) holders of a majority of our stock and a majority of our stock not held by affiliated persons have approved issuance at less than net asset value per share during the one year period prior to such sale; (ii) a majority of our directors who have no financial interest in the sale and a majority of such directors who are not interested persons of us have determined that such sale would be in our best interest and in the best interests of our stockholders; and (iii) a majority of our directors who have no financial interest in the sale and a majority of such directors who are not interested persons of us, in consultation with the underwriter or underwriters of the offering if it is to be underwritten, have determined in good faith, and as of a time immediately prior to the first solicitation by or on behalf of us of firm commitments to purchase such securities or immediately prior to the issuance of such securities, that the price at which such securities are to be sold is not less than a price which closely approximates the market value of those securities, less any distributing commission or discount.

In connection with the sale of the securities, underwriters or agents may receive compensation from us, or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions they receive from us and any profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified and any such compensation received from us will be described in the applicable prospectus supplement.

Any of our common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, or another exchange on which our common stock is traded.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of our securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business. If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase our securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of our securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In order to comply with the securities laws of certain states, if applicable, our securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states, our securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority, Inc. will not be greater than 10.0% for the sale of any securities being registered.

We will pay customary costs and expenses of the registration of the shares of common stock pursuant to the registration rights agreement, including SEC filing fees and expenses of compliance with state securities or “blue sky” laws.

CUSTODIAN, TRANSFER AND DIVIDEND PAYING AGENT AND REGISTRAR

Our securities are held by ZB, N.A., dba Amegy Bank, pursuant to a custody agreement. Broadridge Corporate Issuer Solutions, Inc. will also serve as our transfer agent, distribution paying agent and registrar. The principal business address of Broadridge Corporate Issuer Solutions, Inc. is 1155 Long Island Avenue Edgewood, NY 11717. The principal address of Amegy Bank is 1717 West Loop South, 23rd Floor, Houston, Texas 77027.

BROKERAGE ALLOCATION AND OTHER PRACTICES

Since we will acquire and dispose of many of our investments in privately negotiated transactions, many of the transactions that we engage in will not require the use of brokers or the payment of brokerage commissions. Subject to policies established by our Board, the Adviser will be primarily responsible for selecting brokers and dealers to execute transactions with respect to the publicly traded securities portion of our portfolio transactions and the allocation of brokerage commissions. The Adviser does not expect to execute transactions through any particular broker or dealer but will seek to obtain the best net results for us under the circumstances, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. The Adviser generally will seek reasonably competitive trade execution costs but will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements and consistent with Section 28(e) of the 1934 Act, the Adviser may select a broker based upon brokerage or research services provided to the Adviser and us and any other clients. In return for such services, we may pay a higher commission than other brokers would charge if the Adviser determines in good faith that such commission is reasonable in relation to the services provided.

LEGAL MATTERS

The validity of the common stock offered hereby and certain legal matters for us in connection with the offering will be passed upon for us by Eversheds Sutherland (US) LLP. Eversheds Sutherland (US) LLP also represents the Adviser.

Certain legal matters in connection with the offering will be passed upon for the underwriters, if any, by the counsel named in the prospectus supplement.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audited financial statements, financial highlights and senior securities table of Stellus Capital Investment Corporation included in this prospectus and elsewhere in the registration statement have been incorporated by reference herein and in the registration statement in reliance upon the reports of Grant Thornton LLP, our independent registered public accounting firm, incorporated by reference herein, upon the authority of said firm as experts in accounting and auditing.

The address of Grant Thornton LLP, is 171 N. Clark Street, Chicago, Illinois 60601

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form N-2, together with all amendments and related exhibits, under the Securities Act, with respect to the securities offered by this prospectus. The registration statement contains additional information about us and the securities being offered by this prospectus.

We also file with or submit to the SEC periodic and current reports, proxy statements and other information meeting the informational requirements of the 1934 Act.

We furnish our stockholders with annual reports containing audited financial statements, quarterly reports, and such other periodic reports as we determine to be appropriate or as may be required by law.

We make available on our website (www.stelluscapital.com) our annual reports on Form 10-K, quarterly reports on Form 10-Q and our current reports on Form 8-K. The SEC also maintains a website (www.sec.gov) that contains such information. The reference to our website is an inactive textual reference only and the information contained on our website or the SEC’s website is not incorporated as a part of this prospectus. You may also obtain such information free of charge by contacting us in writing at 4400 Post Oak Parkway, Suite 2200, Houston, TX 77027, Attention: Investor Relations.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus is part of a registration statement that we have filed with the SEC. We are allowed to “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to such information incorporated by reference. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file any such document. Any reports filed by us with the SEC subsequent to the date of this prospectus and before the date that any offering of any securities by means of this prospectus and any accompanying prospectus supplement, if any, is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus our filings listed below and any future filings that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus until all of the securities offered by this prospectus and any accompanying prospectus supplement, if any, have been sold or we otherwise terminate the offering of those securities; provided, however, that information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC which is not deemed filed is not incorporated by reference in this prospectus and any accompanying prospectus supplement, if any. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and may supersede information in this prospectus, any accompanying prospectus supplement, if any, and other information previously filed with the SEC.

The prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 1, 2022;
●	our Definitive Proxy Statement filed pursuant to Section 14(a) of the Securities Exchange Act of 1934, filed with the SEC on April 22, 2022;
●	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2022, filed with the SEC on May 11, 2022;
●	our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2022, filed with the SEC on August 3, 2022;
●	our Current Report on Form 8-K filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, files with the SEC on May 19, 2022;
●	our Current Report on Form 8-K filed pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, files with the SEC on June 24, 2022.

See “Available Information” for information on how to obtain a copy of these filings

Stellus Capital Investment Corporation

$

% Notes due 20

PRELIMINARY PROSPECTUS SUPPLEMENT

Raymond James
Goldman Sachs & Co. LLC	Keefe, Bruyette & Woods
A Stifel Company

March    , 2025